UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Letter to Shareholders

Letter to Shareholders

March 7, 2025

Dear Shareholder:

The Board of Directors invites you to attend the Edison International (“EIX” or the “Company”) 2025 Annual Meeting of Shareholders, which will be held virtually on April 24, 2025 at 8:30 a.m. Pacific Time. The Proxy Statement explains how to participate and contains important information about the business to be conducted at the meeting. We encourage you to read the Proxy Statement and vote your shares promptly.

Responding to an Extreme Weather-Related Disaster

On January 7, 2025, the confluence of high winds, low humidity and dry vegetation fueled the rapid growth of several wildfires in Southern California Edison’s (“SCE”) service area. The deadly and destructive fires impacted a large portion of SCE’s service area and more than half a million SCE customers lost power during the crisis. We are heartbroken over these devastating tragedies, and our thoughts and support are with the communities and people affected. We are also immensely thankful to the firefighters and other first responders who worked tirelessly and heroically to save lives and property.

In response to these events, EIX and SCE immediately began work to help rebuild and restore the impacted communities. SCE promptly deployed 1,900 field crew members among more than 3,500 personnel to support the restoration effort, including engineers, planners, safety advisors and more. Through mid-February, crews replaced approximately 645,000 feet of electrical wire (the equivalent of about 122 miles), more than 1,500 power poles and more than 530 transformers. EIX committed $1,000,000 through direct giving and its foundation to support relief and recovery efforts and assist those affected by the wildfires. Team members have also donated more than $200,000 to local charities and to colleagues who lost their homes.

The cause of the Eaton Fire remains undetermined. We have seen videos shared by external parties of the fire’s early stages, which suggest a possible link to SCE’s equipment. We continue to examine available and relevant information to determine the possible causes of ignition, including the possible involvement of SCE’s equipment. We also pledge transparency and cooperation as the Company and fire authorities continue our separate investigations.

It is important to note that if SCE’s equipment is found to be involved in the Eaton Fire’s ignition, SCE will benefit from the protections of California’s AB 1054 (enacted in 2019), including the liability cap. The law recognizes the importance of financially healthy investor-owned utilities.

We are determined to help the communities impacted by the recent fires rebuild stronger, and remain committed to creating a safer, more affordable future with cleaner air and reduced risk of climate-related disasters.

Delivering Reliable, Affordable and Practical Clean Energy Solutions

EIX continues to lead the electric industry’s clean energy transition by safely delivering reliable and affordable power to customers through our regulated utility subsidiary, SCE. We also provide clean energy and sustainability solutions to commercial, institutional and industrial companies through our global energy advisory subsidiary, Trio, a combination of three affiliated companies, Edison Energy, Alfa Energy and Altenex Energy.

For example, in 2024, SCE delivered approximately 46% of its power from carbon-free resources, contracted for approximately 1,600 megawatts of new energy storage and continued to expand its nation-leading suite of transportation electrification programs, while advancing the possibilities of vehicle-to-grid integration. In addition, EIX reaffirmed its net-zero commitment and SCE’s plan to deliver 100% carbon-free power to customers by 2045 through our groundbreaking Reaching Net Zero analysis, demonstrating how to meet California’s ambitious climate goals through accelerated investment in clean firm generation technologies and the retention of natural gas capabilities for reliability during periods of extreme weather and peak demand. Trio continued its work helping global Fortune 500 companies advance decarbonization through transportation electrification, supply chain and energy procurement programs.

SCE plans to invest $38-$43 billion in the grid between 2023-28. If California’s clean energy goals are met, the average SCE household is projected to save approximately 40% on their total energy bill by 2045. As in the past, the Company will continue to work constructively with the federal administration and state officials on important issues such as energy independence, reliability, affordability and climate mitigation.

www.edison.com/investors	2025 Proxy Statement i

Letter to Shareholders

Commitment to Safety and Operational Excellence

The Company’s longstanding commitment to safety is integral to our values, business strategy and success. The safety of our workforce and the public remains our most important value and top priority. Executing our safety strategy continued to be a challenge in 2024, with five SCE contractor fatalities and too many injuries. Going forward, we are intensifying efforts to implement programs, tools and training to eliminate serious injuries, reduce safety risks, and promote safety ownership and accountability throughout our workforce.

In addition to safety, our focus on operational excellence continues to yield efficient, cost-effective results for our stakeholders – benefiting SCE customers with the lowest system average rate among California investor-owned utilities. SCE continues to prioritize reliability through operational response process improvements, outage diagnostics, infrastructure upgrades, installation of covered conductor and enhanced fault detection. In 2024, SCE continued to improve customer service by reducing call wait times and delayed bills, exceeding its corporate customer satisfaction targets across all customer segments.

SCE continues to demonstrate its ability to navigate the regulatory landscape, reaching a settlement agreement in a $1.6 billion legacy wildfire cost recovery application, while awaiting a proposed decision in its 2025 General Rate Case, which will solidify our financial outlook through 2028. We are proud to have developed an inclusive workforce with team members, leadership and a Board who represent the Company’s values, enable our clean energy strategy and embrace operational excellence.

Financial Performance

We reported 2024 core earnings per share (“EPS”) of $4.93, compared to $4.76 in 2023. The increase in our 2024 core EPS was primarily due to higher revenue approved in SCE’s 2021 General Rate Case and an increase in the authorized rate of return from a cost of capital adjustment, partially offset by higher interest expense. In December 2024, the Board approved an increase in the annual dividend for the 21st consecutive year. The 2025 annual dividend rate of $3.31 per share, an increase of 6.1% from the 2024 dividend, reflects the Board and management’s continued confidence in the Company’s financial future and commitment to achieving our 5 to 7% core EPS growth target for 2025-2028.

Board Composition, Oversight and Accountability

As discussed in the Proxy Statement, the Board provides effective oversight of the Company’s strategy, risk management, operations, and related environmental, social and governance (“ESG”) issues. The Board remains committed to providing long-term, sustainable value to the Company and its stakeholders. In 2024, the Board continued to provide oversight and guidance on our clean energy strategy, the safe operation of our core utility business, and our wildfire mitigation efforts, while addressing emerging issues related to our investment in the grid, competitive transmission opportunities, use of disruptive technologies, and cyber and physical security.

Vanessa Chang, who has reached the mandatory retirement age in our Corporate Governance Guidelines, will retire from the Board immediately prior to the Annual Meeting. We congratulate Vanessa on her retirement and are thankful for her 18 years of dedicated service and leadership on the Board. We are also pleased to welcome Jennifer Granholm, who was elected in February to join the Board effective April 1, 2025. Ms. Granholm, a first-time nominee for election by the shareholders at the Annual Meeting, brings extensive experience advancing clean energy solutions and deploying zero-carbon technologies from her prior service as U.S. Secretary of Energy and Governor of Michigan.

At the Annual Meeting, shareholders will vote on whether to re-elect each of our 11 director nominees. Our nominees have the appropriate experience, skills and backgrounds, as described in the Proxy Statement, to oversee the Company’s strategy, risks and operations. We appreciate your confidence in the Board to represent the interests of the Company and its shareholders while considering the interests of all stakeholders critical to the Company’s success.

Thank you for your continued investment in Edison International.

Pedro J. Pizarro President and Chief Executive Officer	Peter J. Taylor Chair of the Board

ii 2025 Proxy Statement	www.edison.com/investors

www.edison.com/investors	2025 Proxy Statement iii

Notice of 2025 Annual Meeting

Notice of 2025 Annual Meeting

Meeting Information

DATE AND TIME	RECORD DATE	LOCATION
April 24, 2025 8:30 a.m. Pacific Time	February 28, 2025	Virtual-Only Meeting www.virtutalshareholdermeeting.com/EIX2025

Items of Business		BOARD RECOMMENDS

ELECTION OF DIRECTORS				FOR
Jeanne Beliveau-Dunn	James T. Morris	Marcy L. Reed	Peter J. Taylor
Michael C. Camuñez	Timothy T. O’Toole	Carey A. Smith	Keith Trent
Jennifer M. Granholm	Pedro J. Pizarro	Linda G. Stuntz

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM				FOR

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION				FOR

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EIX 2007 PERFORMANCE INCENTIVE PLAN				FOR

SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER APPROVAL OF CERTAIN SEVERANCE PAY ARRANGEMENTS				AGAINST

Shareholders may also vote on any other matters properly brought before the meeting.

Your Vote is Important

Please vote by Internet, telephone or mail as soon as possible to ensure your vote is recorded.

TELEPHONE	MAIL	INTERNET
Follow instructions on proxy card or voting instruction form	Sign, date and return the proxy card or voting instruction form	Visit www.proxyvote.com to vote your shares using the 16-digit control number provided

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 24, 2025
This Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) are available at www.edison.com/annualmeeting. This Proxy Statement and the proxy card or voting instruction form are being provided to shareholders beginning on or about March 14, 2025.

For the Board of Directors,

Adam S. Umanoff

Executive Vice President, General Counsel and Corporate Secretary
Edison International
2244 Walnut Grove Avenue

Rosemead, CA 91770

March 14, 2025

www.edison.com/investors	2025 Proxy Statement 1

Meeting and Voting Information

Meeting and Voting Information

Attendance and Participation in the Annual Meeting

The Annual Meeting will be conducted online via live audiovisual webcast on April 24, 2025 beginning at 8:30 a.m., Pacific Time. There will be no in-person physical location for the Annual Meeting. We believe holding the Annual Meeting virtually provides an opportunity for more shareholders to attend and participate in the meeting from any location. Please be assured that shareholders will have the same rights and opportunities to participate in the virtual meeting as they would at an in-person meeting, including the right to attend, vote and submit questions during the Annual Meeting.

You are entitled to attend and participate in the Annual Meeting if you were a shareholder as of the close of business on February 28, 2025, the record date, or hold a valid proxy for the meeting. To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/EIX2025 on April 24, 2025 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Online access to the webcast will begin approximately 30 minutes prior to the start of the Annual Meeting. If you have difficulty accessing the Annual Meeting after online access is open, please call the technical support number that will be posted on the webcast log in page.

Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance online, or if you requested printed copies of the proxy materials, by phone or by mail, to ensure that your vote will be represented at the Annual Meeting.

Internet Availability of Proxy Materials

On March 14, 2025, we mailed a Notice of Internet Availability of Proxy Materials to most shareholders with instructions about how to access our proxy materials at www.edison.com/annualmeeting and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions in the Notice. If you previously chose to receive an email or paper copy of our proxy materials, you will continue to receive them in that manner unless you elect otherwise.

Proxy Solicitation

The Board is soliciting proxies from shareholders to be voted during the Annual Meeting for the purposes set forth in the Notice of Annual Meeting. Proxies allow designated individuals to vote on your behalf at the Annual Meeting. Information on how to vote your proxy is included in the Proxy Statement. The Company has retained Alliance Advisors, LLC to assist with the solicitation of proxies and will pay them an aggregate fee of $26,000 plus expenses. This fee does not include the costs of printing and mailing the proxy materials. The Company will also reimburse brokers and other nominees for their reasonable expenses for forwarding proxy materials to beneficial owners and obtaining voting instructions.

Voting Your Shares

Shareholders of record at the close of business on February 28, 2025, the record date, will be entitled to vote at the Annual Meeting. You are encouraged to vote prior to the meeting (i) via the Internet, (ii) by telephone, or (iii) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form by the applicable deadlines below.

401(K) PLAN SHAREHOLDERS

Your proxy must be received by 8:59 p.m., Pacific Time, on April 22, 2025 for the 401(k) Plan trustee to vote your shares. If you do not vote your proxy, the 401(k) Plan trustee will vote your shares in the same proportion to the 401(k) Plan shares voted by other 401(k) Plan Shareholders, unless contrary to ERISA. You may not vote shares held in the 401(k) Plan during the Annual Meeting.

ALL OTHER SHAREHOLDERS

Vote your proxy by telephone or via the Internet until 8:59 p.m., Pacific Time, on April 23, 2025, and by mail if it is received by the inspector of election before the polls close at the Annual Meeting. You can also vote during the Annual Meeting at www.virtualshareholdermeeting.com/EIX2025 by entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form.

You may revoke a proxy by delivering a signed statement to the Corporate Secretary or Assistant Corporate Secretary prior to the Annual Meeting or by timely executing and delivering another proxy by Internet, telephone or mail prior to the applicable deadline above.

2 2025 Proxy Statement	www.edison.com/investors

Meeting and Voting Information

Quorum and Vote Required

A quorum is required for the Company to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes that all shareholders may cast constitutes a quorum. All shares represented by a properly signed proxy will be considered as present and part of the quorum, even if you or your broker or other nominee does not vote or abstains on any or all matters. As of the record date, the Company had 385,023,526 shares of Common Stock outstanding, 385,016,382 of which may cast one vote each after excluding fractional shares. Therefore, the quorum for the Annual Meeting is 192,508,192 shares.

For each proposal submitted to the shareholders for a vote, approval requires both (i) a vote of a majority of the votes cast and (ii) a majority of the votes required to constitute a quorum. A majority of votes cast means the number of shares cast “for” a proposal exceeds the number of votes cast “against” that proposal. Abstentions will not be counted as votes cast except with respect to Item 4, for which abstentions will be treated as votes cast and have the effect of votes cast against the proposal. Uninstructed shares will not be counted as votes cast except with respect to Item 2, for which brokers and other nominees have discretion to vote.

Tabulation of Votes

Broadridge Financial Solutions, Inc. will tabulate the votes. To protect the confidentiality of votes cast under the 401(k) Plan, 401(k) Plan Shareholders’ voting instructions are given directly to Broadridge. Broadridge will tabulate those votes and provide aggregate voting results directly to the 401(k) Plan trustee. EIX will not have access to any of the 401(k) Plan Shareholders’ voting instructions, and 401(k) Plan voting results are only reported to EIX in the aggregate.

Other Business at the Annual Meeting

The Board does not intend to present any business to be acted upon at the Annual Meeting other than the Items described in this Proxy Statement. If you submit a proxy and any other matters properly come before the Annual Meeting, the persons named as proxy holders will have discretionary authority to vote your shares in their best judgment. If any nominees for election to the Board become unavailable to stand for election as a director, the proxies will have authority to vote for substitute nominees chosen by the Board.

Shareholder Proposals and Other Business for the 2026 Annual Meeting

Shareholders who intend to bring any business before the 2026 Annual Meeting, including shareholder proposals and director nominations, must provide written notice to the Corporate Secretary within the periods, and with the information and documents, specified in our Bylaws. The deadline to submit shareholder proposals or other business for the 2026 Annual Meeting is November 14, 2025.

www.edison.com/investors	2025 Proxy Statement 3

Election of Directors

Item	The Board recommends you vote “FOR” each director nominee in Item 1
Election of Directors

Our Director Nominees

The Board, acting on the recommendation of the Nominating and Governance Committee, has nominated 11 persons for election to the Board. All nominees are current directors of the Company, except Jennifer M. Granholm who has been elected to the Board effective April 1, 2025. Vanessa C.L. Chang, a current director, has reached the mandatory retirement age of 72 and will retire from the Board immediately prior to the Annual Meeting.

NAME	AGE	DIRECTOR SINCE	INDUSTRY EXPERIENCE	REPRESENTATION	COMMITTEE MEMBERSHIP	OTHER PUBLIC BOARDS	MANDATORY RETIREMENT
Jeanne Beliveau-Dunn Independent	65	2019	Technology	White/ Female	● Nominating and Governance ● Safety and Operations	2	2032
Michael C. Camuñez Independent	56	2017	Law/ Government	Hispanic/ Male/LGBTQ	● Audit and Finance ● Nominating and Governance	1*	2042
Jennifer M. Granholm Independent	66	2025	Law/ Government	White/ Female	● Audit and Finance** ● Nominating and Governance**	0	2031
James T. Morris Independent	65	2016	Insurance	White/ Male	● Audit and Finance ● Compensation and Executive Personnel ● Pricing	1	2032
Timothy T. O’Toole Independent	69	2017	Transportation	White/ Male	● Audit and Finance ● Safety and Operations	0	2028
Pedro J. Pizarro CEO	59	2016	Electric Utilities	Hispanic/ Male	● Pricing	1	N/A
Marcy L. Reed Independent	62	2022	Electric/ Gas Utilities	White/ Female	● Audit and Finance ● Safety and Operations	1	2035
Carey A. Smith Independent	61	2019	Technology/ Engineering	White/ Female	● Compensation and Executive Personnel ● Safety and Operations	1	2036
Linda G. Stuntz Independent	70	2014	Law/Utility Regulation	White/ Female	● Compensation and Executive Personnel ● Nominating and Governance	0	2027
Peter J. Taylor Independent	66	2011	Finance	African American/Male	● Compensation and Executive Personnel ● Nominating and Governance	1*	2031
Keith Trent Independent	65	2018	Electric Utilities	White/ Male	● Audit and Finance ● Safety and Operations	1	2032

* **	Includes the board of a fund complex registered as an investment company under Securities and Exchange Commission (“SEC”) rules. Effective April 1, 2025.
	Financial Expert	Committee Chair

4 2025 Proxy Statement	www.edison.com/investors

Election of Directors

Director Skills Matrix

The Board believes our director nominees have the appropriate mix of experience, skills and attributes to effectively oversee our operations, risks and long-term strategy. All of our director nominees have strong leadership experience, a reputation for integrity, honesty and adherence to high ethical standards, and have demonstrated business acumen, experience and ability to exercise sound judgment as a director of the Company. The matrix below identifies specific areas of experience, skills and attributes important to the Company and reflected on the Board and each director nominee who brings these to the Company.

	BELIVEAU-DUNN	CAMUÑEZ	GRANHOLM	MORRIS	O’TOOLE	PIZARRO	REED	SMITH	STUNTZ	TAYLOR	TRENT
CORE SKILLS
Leadership
Risk Management
Strategic Planning
Regulatory
Workforce/Talent Management

INDIVIDUAL SKILLS
Safety
Operations
Capital Markets
Utility Industry
Legal/Public Policy
Cybersecurity
Technology & Innovation
Financial Expertise*
Environmental & Sustainability
Engineering & Science
Corporate Governance
Public Company CEO
SCE/CA Utility Customer

*  Meets the criteria for an “audit committee financial expert” under SEC rules.

www.edison.com/investors	2025 Proxy Statement 5

Election of Directors

Board Characteristics

Our director nominees are diverse in representation, with gender parity among independent directors, and have skills, experiences and tenures to bring a variety of perspectives to strategic, financial and operational deliberations.

Director Biographies

The biographies below describe each director nominee’s business and public company board experience for at least the past five years, the qualifications and attributes that caused the Board to determine that each nominee should serve as a director, and other relevant information such as age and Board committee service. The age provided for each nominee is as of March 14, 2025. While each nominee’s entire range of experience and skills is important, particular experience that contributes to the effectiveness of the Board is identified below.

	JEANNE BELIVEAU-DUNN	AGE: 65

REASON FOR NOMINATION

Ms. Beliveau-Dunn has more than 30 years of experience as a technology executive and a transformational leader with experience in building and managing large scale infrastructure, cybersecurity, compute, cloud, networking, services and marketing operations, personnel management, and employee and leadership development. Her experience managing a large workforce, building network operations and security teams, and building infrastructure and efficiency through technology and process is valuable to the Board’s and Safety and Operations Committee’s oversight of cybersecurity issues facing the Company. She is also experienced in ESG matters, compensation, financial review, acquisitions, and risk and resiliency management. As a California resident, Ms. Beliveau-Dunn also provides the perspective of a utility customer impacted by California’s wildfires and regulatory environment.

PROFESSIONAL HIGHLIGHTS

●
CEO and President, Claridad LLC, a software and services company focused on security, automation, and the internet of things (“IoT”) (2018-present)
●
Held a variety of management positions during 22-year career at Cisco Systems, a global security, networking and technology company (1996-2018), including Vice President and General Manager services and products, operations and strategy lead for services, Senior Director of product marketing and founder/leader of its internet business solutions group; also built and operated centers of excellence and created learning and knowledge practices for millions of users, and innovation practices for scale
●
President, IoT Talent Consortium, a membership-driven, non-profit organization (2016-2018)
●
Fellow, National Association of Corporate Directors

OTHER BOARD SERVICE

●
Director, Columbus McKinnon (2020-present)
●
Director, Xylem, Inc. (2017-present)
●
Director, Crewdle (2022-present)
●
Director, Sykes Enterprises (2021)

DIRECTOR SINCE: 2019 BOARD COMMITTEES: Nominating and Governance Safety and Operations EDUCATION: B.S., University of Massachusetts Executive M.B.A., Massachusetts Institute of Technology (“MIT”)

6 2025 Proxy Statement	www.edison.com/investors

Election of Directors

	MICHAEL C. CAMUÑEZ	AGE: 56

REASON FOR NOMINATION

Mr. Camuñez brings a broad government, legal, public policy and public affairs background relevant to the Company’s business and strategy. He has extensive experience advising boards and companies in regulated industries on corporate strategy, compliance, safety and operational risks, government relations and business development. A nationally recognized Latino civic and business leader in California, Mr. Camuñez is deeply connected to the diverse communities served by SCE. His service on the California Resources Agency’s Pathways to 30x30 Advisory Committee and philanthropic work with organizations like the Packard Foundation have enabled him to focus on strategies related to climate change and conservation in California and globally, which complement the Company’s strategic mission. As a California resident, Mr. Camuñez also provides the perspective of a utility customer impacted by California’s wildfires and regulatory environment.

PROFESSIONAL HIGHLIGHTS

●
President and CEO, Monarch Global Strategies, a binational strategic advisory firm to companies doing business in emerging economies, with an emphasis on Mexico (2013-present)
●
U.S. Assistant Secretary of Commerce, International Trade Administration of the U.S. Department of Commerce (2010-2013)
●
Special Counsel to the President and Special Assistant to the President (2009-2010); managed senior appointments to President Obama’s cabinet
●
Former Partner of O’Melveny & Myers LLP and Manatt, Phelps & Phillips LLP in Southern California
●
Member, California Natural Resources Agency’s Pathways to 30x30 Advisory Committee convened to help inform the state’s strategies to conserve 30% of California’s land and coastal waters by 2030 (2021-2022)

OTHER BOARD SERVICE

●
Director of five mutual funds in the American Funds family advised by the Capital Group (2019-present)
●
Trustee, Stanford University; audit, compliance and risk committee chair
●
Director, Amplify Education, Inc. (2020-present); compensation and talent committee chair
●
Trustee, The David and Lucile Packard Foundation (2018-present)
●
Director, Pacific Council on International Policy (2014-present)

DIRECTOR SINCE: 2017 BOARD COMMITTEES: Audit and Finance Nominating and Governance EDUCATION: B.A., Harvard University J.D., Stanford Law School

	JENNIFER M. GRANHOLM	AGE: 66

REASON FOR NOMINATION

Ms. Granholm brings extensive experience advancing clean energy solutions and deploying zero-carbon technologies from her prior service as U.S. Secretary of Energy and Governor of Michigan. As Secretary of Energy, she led a workforce of approximately 110,000 employees and oversaw $200 billion of U.S. investments into companies and projects to accelerate the clean energy transition. She also brings a strong background in cybersecurity and protection of the power grid and electric utilities. Under her leadership, the Department of Energy invested heavily in cybersecurity tools and technologies to strengthen the resilience of U.S. energy infrastructure. In her two terms as Governor, Ms. Granholm spearheaded Michigan’s economic recovery after the Great Recession by diversifying the state’s economy to focus on clean energy and revitalizing the auto industry to build electric vehicles. Ms. Granholm also brings the perspective of a California resident and utility customer in light of California’s carbon neutrality goals and regulatory environment.

PROFESSIONAL HIGHLIGHTS

●
U.S. Secretary of Energy, Department of Energy (2021-January 2025); restructured the DOE to focus on research and development of cutting-edge clean energy technologies to help achieve federal net-zero goals
●
Distinguished Professor of Practice at the Goldman School of Public Policy, School of Law, at University of California, Berkeley (2011-2021); focused on the intersection of law, clean energy, manufacturing, policy, and industry
●
Held a variety of government and legal positions during 22-year career with the State of Michigan, including Governor (2003-2011) and Attorney General (1999-2003)

OTHER BOARD SERVICE

●
Previously served as a director of Dow Chemical, Talmer Bank, Proterra, Techtonic and Fincantieri Marinette Marine

DIRECTOR EFFECTIVE: April 1, 2025 BOARD COMMITTEES:* Audit and Finance Nominating and Governance EDUCATION: B.A., University of California, Berkeley J.D., Harvard University

*Effective April 1, 2025.

www.edison.com/investors	2025 Proxy Statement 7

Election of Directors

	JAMES T. MORRIS	AGE: 65

REASON FOR NOMINATION

Mr. Morris has significant business and chief executive leadership experience in a highly regulated industry and provides expertise on insurance issues that impact the Company. He brings strategic planning, risk management, workforce management and financial analysis experience from 40 years of service at Pacific Life, which is particularly valuable to our Audit and Finance and Compensation and Executive Personnel Committees. Mr. Morris also provides the perspective of a Southern California resident impacted by California’s wildfires and regulatory environment, and an executive of a Fortune 500 business headquartered and doing business in the local markets served by SCE.

PROFESSIONAL HIGHLIGHTS

●
Chairman, President and CEO, Pacific Life Insurance Company (2007-2022)
●
Held a variety of management positions during 40-year career at Pacific Life, including Chief Operating Officer, Executive Vice President and Chief Insurance Officer, and Senior Vice President, Individual Insurance

OTHER BOARD SERVICE

●
Director, Lincoln National Corporation (March 2025-present)
●
Director, Rady Children’s Hospital (2017-present)
●
Chairman and a trustee of the Pacific Select Fund and the Pacific Funds Series Trust, which are part of the Pacific Life Mutual Fund Complex (2007-2022)
●
Director, Pacific Mutual Holding Company (2007-2023)
●
Director and chair of the American Council of Life Insurers, the nation’s principal life insurance company trade association (2012-2013)

DIRECTOR SINCE: 2016 BOARD COMMITTEES: Audit and Finance (Chair) Compensation and Executive Personnel Pricing EDUCATION: B.A., University of California, Los Angeles

	TIMOTHY T. O’TOOLE	AGE: 69

REASON FOR NOMINATION

Mr. O’Toole provides public company chief executive leadership experience in a regulated, capital-intensive industry. His operational experience in safety, risk management and crisis management are particularly relevant to the oversight of our business and strategy and his leadership role as Chair of the Safety and Operations Committee. Mr. O’Toole brings extensive safety expertise through his work experience and as a director of the National Safety Council, and has been recognized as a safety leader in both the United States and internationally. He has decades of direct management experience of a large workforce in industries where worker and public safety are critical.

PROFESSIONAL HIGHLIGHTS

●
CEO, First Group plc, a transportation company that provides rail and bus services in the United Kingdom and North America (2010-2018)
●
Managing Director, London Underground (2003-2009); led the response to the 2005 terrorist bombing attacks for which he was awarded the honor of a Commander of the Most Excellent Order of the British Empire (CBE) from Queen Elizabeth II
●
Served in various senior management roles during 20-year career at Consolidated Rail Corporation, including as President and CEO

OTHER BOARD SERVICE

●
Director, First Group plc (2009-2018) and CSX Corporation (2008-2017)
●
Director, National Safety Council (2017-2023)

DIRECTOR SINCE: 2017 BOARD COMMITTEES: Audit and Finance Safety and Operations (Chair) EDUCATION: B.A., LaSalle University J.D., University of Pittsburgh School of Law

8 2025 Proxy Statement	www.edison.com/investors

Election of Directors

	PEDRO J. PIZARRO	AGE: 59

REASON FOR NOMINATION

Mr. Pizarro provides in-depth knowledge of the Company’s business, experienced industry leadership, safety and operations, workforce management, cybersecurity and technology, business resiliency and strategic planning experience and background. His leadership and experience dealing with difficult challenges at EIX, SCE and Edison Mission Energy (“EME”) add value to the Board. Mr. Pizarro also brings the experience and perspective of a director of several industry-related associations.

PROFESSIONAL HIGHLIGHTS

●
President and CEO, EIX (2016-present)
●
President, SCE (2014-2016)
●
President, EME, an indirect subsidiary of EIX until the sale of its principal assets in 2014 (2011-2014)
●
Held a variety of management positions during 25-year career at EIX, SCE and EME, including Executive Vice President responsible for SCE's transmission and distribution system, power procurement and generation, Vice President and Senior Vice President of Power Procurement, and Vice President of Strategy and Business Development
●
Senior Engagement Manager at McKinsey & Company prior to joining the Company

OTHER BOARD SERVICE

●
Director, 3M Company (2023-present)
●
Director, Edison Electric Institute (2016-present; chair from 2023-2024)
●
Co-chair, Electricity Subsector Coordinating Council (2023-present; member since 2016); coordinates with U.S. government and electric power sector to prepare for, and respond to, national-level disasters or threats to critical infrastructure
●
Trustee, California Institute of Technology (2018-present)
●
Advisory Board, U.S. Secretary of Energy (2019-2021)

DIRECTOR SINCE: 2016 BOARD COMMITTEES: Pricing (Chair) EDUCATION: A.B., Harvard University Ph.D., California Institute of Technology

	MARCY L. REED	AGE: 62

REASON FOR NOMINATION

Ms. Reed brings extensive utility operations, safety, energy policy and ESG experience from her leadership at National Grid, where she was responsible for ensuring safe and reliable electricity and gas distribution services were provided to over six million people throughout Massachusetts. She also directed strategic energy policy development at National Grid supporting broad energy network investment and climate change mitigation initiatives, which is particularly relevant to our strategy and operations in California’s regulatory environment. Ms. Reed also provides financial expertise as a Certified Public Accountant with experience in public accounting and corporate finance. This experience provides additional value to our Audit and Finance and Safety and Operations Committees.

PROFESSIONAL HIGHLIGHTS

●
President, National Grid plc's Massachusetts business and Executive Vice President of U.S. Policy and Social Impact (2011-2021); responsible for the gas and electricity business in Massachusetts, including operational, customer service, financial and reputational outcomes; led energy policy development for the U.S. business and the effective implementation of National Grid's social mobility platform
●
Held a variety of management positions during 32-year career at National Grid, including in finance, merger integration, corporate affairs, business operations, and investor relations
●
Senior Auditor at Coopers & Lybrand LLP prior to joining National Grid

OTHER BOARD SERVICE

●
Director, Clean Harbors, Inc. (2021-present), audit committee chair
●
Director, Qualus Power Services (2021-present), audit committee chair
●
Trustee, Northeastern University (2017-present)
●
Director, Blue Cross Blue Shield of Massachusetts (2016-present)

DIRECTOR SINCE: 2022 BOARD COMMITTEES: Audit and Finance Safety and Operations EDUCATION: A.B., Dartmouth College M.S., Northeastern University Certified Public Accountant

www.edison.com/investors	2025 Proxy Statement 9

Election of Directors

CAREY A. SMITH	AGE: 61

REASON FOR NOMINATION

Ms. Smith brings the perspective of a public company chief executive officer at Parsons, which was headquartered in Southern California until 2019 and continues to have key programs throughout the state. Her understanding of the impact of California’s regulatory landscape on SCE’s business customers contributes to the Board’s effective oversight of key issues confronting the electric utility industry. Ms. Smith brings strategic planning experience related to the acquisition and integration of technology businesses. Her operational experience in safety-intensive environments provides an important perspective to the Board and its Safety and Operations Committee. Ms. Smith also brings a strong background in cybersecurity through her aerospace and defense industry experience and is a certified cybersecurity governance professional by the National Association of Corporate Directors (“NACD”). She is certified as a cybersecurity governance professional.

PROFESSIONAL HIGHLIGHTS

●
Chair, President and CEO, Parsons Corporation, a disruptive technology provider for global defense, intelligence and critical infrastructure markets; served as President since 2019, CEO since 2021, and Chair since April 2022
●
Chief Operating Officer, Parsons (2018-2021) and President of Parsons' Federal Solutions business (2016-2018)
●
Held progressive leadership roles at Honeywell International Inc. (2011-2016), including President of the Defense and Space business unit, Vice President of Honeywell Aerospace Customer and Product Support, and President of Honeywell Technology Solutions, Inc.
●
Held several leadership roles at Lockheed Martin Corporation (1985-2011)

OTHER BOARD SERVICE

●
Director, Parsons Corporation (2020-present) and NN, Inc. (2017-2019)
●
Director, Professional Services Council (2020-present)

DIRECTOR SINCE:
2019

BOARD COMMITTEES:

Compensation and Executive Personnel

Safety and Operations

EDUCATION:

B.S., Ohio Northern University

M.S., Syracuse University

Honorary doctorate, Ohio Northern University

	LINDA G. STUNTZ	AGE: 70

REASON FOR NOMINATION

Ms. Stuntz’s utility, environmental law and public policy experience is particularly relevant to the Company’s business. During her time at the U.S. Department of Energy, she held positions that focused on issues related to global climate change and energy-related measures to minimize GHG emissions, key issues that impact the Company. Ms. Stuntz’s corporate governance experience from her prior service on other public company boards and as a member of our Nominating and Governance Committee since 2014 informs her leadership as Committee Chair. She brings ESG and safety experience from her private industry work with utilities and energy companies, as a director of public companies in industries with environmental and safety concerns, and from serving as Chair of our Nominating and Governance Committee and previously serving on our Safety and Operations Committee from 2014 to 2021.

PROFESSIONAL HIGHLIGHTS

●
Partner, Stuntz, Davis & Staffier, P.C. (1995-2018); specialized in energy and environmental regulation
●
Deputy Secretary and other senior policy positions, U.S. Department of Energy (1989-1993); principal role in the development and enactment of the Energy Policy Act of 1992
●
Associate Minority Counsel and Minority Counsel, Energy and Commerce Committee of the U.S. House of Representatives (1981-1987)

OTHER BOARD SERVICE

●
Senior Advisor, Center for Strategic and International Studies (2019-present)
●
Advisory Board, Boston Consulting Group Center for Energy Impact (2024-present)
●
Director, Land Trust of Virginia (January 2025-present)
●
Senior Fellow, Mission Possible Partnership, an alliance of climate leaders (2023-2024)
●
Chair, External Advisory Committee of MIT’s Future of Storage (2018-2022); study reported on key storage technologies for electricity systems that rely on variable renewable energy resources
●
Director, Royal Dutch Shell plc (2011-2020), Raytheon Company (2005-2016), Schlumberger, Ltd. (1993-2010) and American Electric Power Company (1993-2004)

DIRECTOR SINCE: 2014 BOARD COMMITTEES: Compensation and Executive Personnel Nominating and Governance (Chair) EDUCATION: B.A., Wittenberg University J.D., Harvard University

10 2025 Proxy Statement	www.edison.com/investors

Election of Directors

	PETER J. TAYLOR	AGE: 66

REASON FOR NOMINATION

Mr. Taylor provides finance and public policy experience, which is particularly relevant to the Company’s infrastructure investment strategy and highly regulated business. He also brings capital markets experience from his investment banking career. At the University of California, Mr. Taylor had direct responsibility for risk management, accounting and financial reporting. He also brings safety experience from his years as a senior executive of the University of California, which launched the “Be Smart About Safety” campaign across all campuses during his tenure, and in his oversight role as a member of the Board of Trustees of the California State University. As a California resident with extensive professional experience in the state, Mr. Taylor also understands the perspective of utility customers impacted by California’s wildfires and regulatory environment. Mr. Taylor’s leadership qualities, capital markets experience, public policy insights and understanding of the Company’s strategy, business and regulatory landscape provide value as independent Chair of the Board.

PROFESSIONAL HIGHLIGHTS

●
President, ECMC Foundation, a nonprofit corporation dedicated to improving educational outcomes for students from underserved backgrounds (2014-2023)
●
Executive Vice President and Chief Financial Officer, University of California system (2009-2014); oversaw all aspects of financial management at the ten campuses and the five academic medical centers
●
15 years in municipal finance banking for Lehman Brothers and Barclays Capital prior to joining the University of California

OTHER BOARD SERVICE

●
Trustee, Western Asset Fund Complex (2019-present)
●
Director, 23andMe Holding Co. (2021-2024)
●
Director, Pacific Mutual Holding Company (2016-present)
●
Director, The Ralph M. Parsons Foundation (2015-present)
●
Member, Board of Governors, The Huntington (2024-present)
●
Member, Board of Trustees of the California State University system (2015-2021); chaired educational policy committee and finance committee
●
Previously served as chair of UCLA Foundation and chair of UCLA task force on African American Admissions

DIRECTOR SINCE: 2011 BOARD COMMITTEES: Compensation and Executive Personnel Nominating and Governance EDUCATION: B.A., University of California, Los Angeles M.A., Claremont Graduate University

	KEITH TRENT	AGE: 65

REASON FOR NOMINATION

Mr. Trent provides extensive utility operations, strategic planning, legal and safety experience as an executive of one of the largest electric power companies in the U.S., where he had direct management responsibility for the internal audit function, Sarbanes-Oxley processes, financial operations of four electric utilities, and the health and safety of a large workforce. His utility operational experience in, and perspective on, regulation, risk management, safety and cybersecurity are particularly relevant to our business and the regulatory framework in which SCE operates. This experience is particularly valuable to our Audit and Finance and Safety and Operations Committees, and supports his role as the Board’s liaison to the Company’s cybersecurity oversight group (see page 22).

PROFESSIONAL HIGHLIGHTS

●
Held a variety of senior management positions at Duke Energy Corporation (2005-2015), including as Executive Vice President of Grid Solutions and Regulated Utilities and as General Counsel, with responsibility for long-term grid strategy, four regulated utilities, electric transmission, regulated fossil-fuel and hydro generation, health, safety and environment, fuel and system optimization, central engineering and services, corporate strategy, government relations, corporate communications, technology initiatives, legal, internal audit and compliance, and commercial businesses operating in domestic and international retail and wholesale competitive markets
●
Held positions with Duke Energy (2002-2005) as lead litigator with responsibility for major litigation and government investigations
●
Practiced law for 15 years before joining Duke Energy

OTHER BOARD SERVICE

●
Director, Capital Power Corporation (2017-present); chair of health, safety and environment committee
●
Director, TRC Companies, Inc. (2016-present)

DIRECTOR SINCE: 2018 BOARD COMMITTEES: Audit and Finance Safety and Operations EDUCATION: B.S., Southern Methodist University J.D., University of Texas School of Law

www.edison.com/investors	2025 Proxy Statement 11

Corporate Governance

Corporate Governance

Governance Highlights

We have established corporate governance standards and practices that we believe create long-term value for our shareholders and other stakeholders. As discussed in this Proxy Statement, the key corporate governance policies and practices reflected in our corporate governance documents include the following:

Key Governance Policies and Practices

Board Independence, Oversight and Refreshment	Director Participation and Accountability	Shareholder Rights
●
Independent Board Chair
●
Independent Board Committees, other than Pricing Committee
●
Director Retirement at Age 72
●
Annual Board and Committee Evaluations
●
Annual Succession and Talent Planning
●
Oversight of Strategy, Risk and ESG

●
Regular Independent Director Executive Sessions
●
Director Orientation and Continuing Education Programs
●
Director Stock Ownership Guidelines
●
Majority Voting for Directors in Uncontested Elections
●
Annual Engagement with Major Shareholders
● Annual Election of Directors ● Annual Advisory Vote on Executive Compensation ● 10% of Shareholders May Call Special Meetings ● Shareholders May Act By Written Consent ● Proxy Access Bylaws with Market Terms

Corporate Governance Documents
● Articles of Incorporation ● Bylaws ● Corporate Governance Guidelines ● Board Committee Composition	● Board Committee Charters ● Procedures for Communicating with the Board ● Ethics and Compliance Code for Directors ● Employee Code of Conduct	● Supplier Code of Conduct ● Incentive Compensation Recoupment Policy ● Sustainability Report ● Political Engagement Policy and Reports

Shareholders and other interested parties may find these documents on our website at www.edison.com/corpgov.

Shareholder Engagement

Who We Engaged	Topics Discussed	Engagement Themes

We engage with our major institutional holders regarding strategy and financial and operational performance throughout the year. We also engage with these shareholders on corporate governance, executive compensation and ESG issues at least annually.

During the past year, we reached out to the investor stewardship teams of our top 25 shareholders representing approximately 60% of our shares and met with holders of more than 50% of our shares. Several shareholders respectfully declined our request, noting they did not feel engagement was needed.

●
Progress on our clean energy strategy and wildfire risk mitigation
●
Board composition, skills, refreshment and oversight priorities
●
Executive compensation goals, incentives and metrics
●
Executive severance policies and related shareholder proposal
●
ESG goals, reporting and disclosure

●
Renewed interest in our wildfire risk mitigation and partnership with regulators in wildfire recovery efforts
●
Emphasis on the importance of Board refreshment while deferring to the Board to set specific policies
●
Widespread support for our executive compensation structure and new cash severance policy
●
Continued support for our governance and sustainability disclosures

Our Response

The shareholders we engaged with offered constructive feedback on our governance, executive compensation and severance policies, and sustainability initiatives, which was subsequently shared with the Board and its Nominating and Governance Committee. In February 2025, the Nominating and Governance Committee received an update on the topics, themes and feedback from our most recent shareholder engagement meetings.

12 2025 Proxy Statement	www.edison.com/investors

Corporate Governance

Governance Structure and Processes

Board Leadership Structure

PETER J. TAYLOR	INDEPENDENT CHAIR OF THE BOARD

Mr. Taylor has served as the independent Chair of the Board since April 2022 and brings valuable leadership qualities, capital markets experience, public policy insights and understanding of the Company’s strategy, business and regulatory landscape to the position. Our Corporate Governance Guidelines require an independent director to serve as our Chair of the Board. The Board believes having an independent Chair is the most appropriate leadership structure for EIX, allowing the CEO to focus on the day-to-day management of the business and on executing our strategic priorities while the independent Chair focuses on leading the Board, facilitating the Board’s independent oversight of management, and providing advice and counsel to the CEO.

The Duties of our Independent Chair Include:
●
Chair the Board meetings and Annual Meetings
●
Be the principal liaison in synthesizing and communicating to the CEO key issues from the executive sessions of the independent directors
●
Create the agenda for the Board meetings with the CEO
●
Conduct the annual CEO performance review with the Compensation and Executive Personnel Committee and input from other independent directors
●
Oversee the annual Board evaluations with the Nominating and Governance Committee
●
Attend and participate in all committee meetings as desired

Director Independence

Our Corporate Governance Guidelines require that the Board be comprised of at least a majority of independent directors and that the Audit and Finance, Compensation and Executive Personnel, and Nominating and Governance Committees be comprised entirely of independent directors. The Company uses the New York Stock Exchange, LLC (“NYSE”) listing standards to determine independence. Directors serving on the Audit and Finance Committee or the Compensation and Executive Personnel Committee must meet additional independence criteria prescribed by the NYSE listing standards and the charters of those Committees.

The Board has determined that the relationships described in Section B of Exhibit A-1 to our Corporate Governance Guidelines, which are on our website at www.edison.com/corpgov, are not material for purposes of determining directors’ independence to serve on the Board. The Board does not consider such relationships in making independence determinations.

For relationships not prohibited by NYSE rules and not covered under the categories of immaterial relationships in our Guidelines, the determination of whether a relationship is material or not, and therefore whether a director is independent or not, would be made in good faith by the directors. A director whose relationship is under consideration would abstain from the vote regarding his or her independence. No such relationships were considered by the Board in 2024.

The Board reviews the independence of our directors at least annually, and periodically as needed. On a monthly basis, the Company also monitors director relationships and transactions that might disqualify them as independent. In February 2025, prior to recommending director nominees for election, the Board confirmed that the independent directors had no relationships or transactions that disqualified them as independent.

The Board has determined that all directors other than Mr. Pizarro are independent under NYSE rules and our Corporate Governance Guidelines.

www.edison.com/investors	2025 Proxy Statement 13

Corporate Governance

Certain Relationships and Related Party Transactions

The Nominating and Governance Committee is required by its charter to conduct a prior review of, and reviews at least annually, any transactions between the EIX companies and a related person in which the amount involved exceeds $120,000 and the related person has a material interest. A related person is a director, a director nominee, an executive officer, or a greater than 5% beneficial owner of any class of voting securities of EIX, and their immediate family members.

At least annually, the Committee obtains from directors and management a list of the transactions with related persons described above, to the extent applicable, and reviews these transactions at a meeting held before recommending director nominations to the Board. The list is based on information from questionnaires completed by our directors, director nominees and executive officers, together with information obtained from our accounts payable and receivable records, and is reviewed by legal counsel. The Committee’s procedure is reflected in the minutes and records for the Committee meeting at which the review occurred.

There are no transactions between the Company and any related person required to be reported under applicable SEC rules.

Director Nomination Process

The Nominating and Governance Committee is responsible for identifying director candidates and making recommendations to the Board. The Committee will consider candidates recommended by shareholders if they are submitted in writing to the Corporate Secretary and include all of the information required by Article II, Section 4 of our Bylaws plus a written description with any supporting materials of:

●	Any direct or indirect business relationships or transactions within the last three years between EIX and its subsidiaries and senior management and the candidate and his or her affiliates and immediate family members; and
●	The qualifications, qualities, and skills of the candidate that the shareholder deems appropriate to submit to the Committee to assist in its consideration of the candidate.

The Committee typically retains a director search firm to help identify director candidates, coordinate the interview process and conduct reference and background checks. The Committee uses the same process to evaluate a candidate regardless of the source of the candidate recommendation. If, based on an evaluation of the candidate’s qualifications, qualities and skills, the Committee determines to continue its consideration of a candidate, the Committee interviews the candidate and determines whether to recommend that the candidate be nominated as a director. The Board considers the Committee’s recommendation and determines whether to nominate the candidate for election. Ms. Granholm, a first-time nominee for election by the shareholders at the Annual Meeting, was recommended by management.

Identify and evaluate director candidates	Conduct interviews and research	Recommend candidates to the Board	Elect director to the Board

14 2025 Proxy Statement	www.edison.com/investors

Corporate Governance

Board Qualifications

Minimum Qualifications	Other Factors Considered

All director candidates must at a minimum possess the qualifications, qualities and skills in our Corporate Governance Guidelines, including:

●
A reputation for integrity, honesty and adherence to high ethical standards;
●
Experience in a generally recognized position of leadership; and
●
The demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company.

The Nominating and Governance Committee considers a variety of other factors when reviewing director candidates for election or annual re-election, including:

●
The Board’s size, composition and skills;
●
The skills and experience relevant to our business and strategy;
●
The candidate’s potential for enhancing the Board’s diverse skills, experiences and perspectives;
●
The candidate’s independence and potential relationships with the Company;
●
The nature and time invested in the candidate’s service on other boards; and
●
The Board, committee and Annual Meeting attendance record of current directors.

Diversity Policy	Public Company Board Service Policy and Review Process	Mandatory Retirement Age Policy
●
The Board has a policy that director candidates and nominees should have a diversity of, skills, experiences and perspectives, which is reflected in our Corporate Governance Guidelines.
●
The Nominating and Governance Committee charter requires that the initial pool of candidates for every director search include candidates that reflect a diversity of skills, experiences and perspectives.
●
The Committee annually evaluates its effectiveness in achieving diversity on the Board when reviewing Board composition and skills prior to recommending directors for election at the Annual Meeting.

●
Our Corporate Governance Guidelines limit a director’s service to four public company boards, including the EIX Board; however, a director who is an executive officer of a public company is limited to two public company boards, including the EIX Board and his or her employer’s board.
●
Directors are required to notify the Corporate Secretary before accepting any public or private company board position.
●
The Nominating and Governance Committee annually reviews each director’s outside board commitments before nominating the slate of directors for election at the Annual Meeting.

●
Our Corporate Governance Guidelines provide that directors should not be nominated for re-election to the Board after reaching age 72 unless there is good cause to extend a director’s Board service after reaching age 72.

Director Orientation and Continuing Education

New directors receive information about our business, strategy and management team to familiarize them with the Company before their first Board meeting. We also arrange a series of orientation meetings and site visits involving senior leaders throughout the organization to help new directors understand the operations of each organizational unit as it relates to their specific Board and committee duties.

We typically provide continuing education to directors annually on specific topics that relate to our strategic priorities. These sessions are typically led by management and include presentations by external experts and site visits to our facilities. In 2024, outside experts met with the Board to provide external perspectives on accelerating the clean energy transition, the regulatory and legislative landscape, and the impact of generative artificial intelligence (“AI”) across industries and within the utility sector. Directors may also attend external education programs and are reimbursed by EIX for the cost of those programs.

www.edison.com/investors	2025 Proxy Statement 15

Corporate Governance

Board and Committee Evaluation Process

The Nominating and Governance Committee together with the independent Board Chair oversee the annual evaluation of the Board and Board committees, and periodically review the effectiveness of the process. The Committee typically retains a third-party facilitator to conduct the Board’s evaluation every three to four years. In years where a facilitator is not used, the Committee instructs directors to complete Board and committee questionnaires with the findings subsequently reviewed by the Board and applicable committees. In 2022, the Committee retained a third-party facilitator to conduct the Board’s evaluation by interviewing each director and reported the findings to the Board in executive session. In both 2023 and 2024, the Committee asked each director to complete Board and committee questionnaires designed to measure progress and capture feedback related to: (i) Board composition, scope and practices; (ii) governance and oversight of key issues; and (iii) Board and management relations and leadership effectiveness. The Board and each committee then met in executive sessions to discuss areas of strength and opportunities for improvement based on the questionnaire results.

The key takeaways from the 2024 Board and committee evaluations include:

●
The Board and its committees have the appropriate composition, scope and practices to effectively oversee the Company, with opportunities to enhance the Board refreshment and evaluation processes;
●
The Board and its committees provide effective oversight of the Company’s strategy, risks and operations, with opportunities to continue to enhance safety performance and reporting on affordability; and
●
The Board and management maintain a high degree of trust, transparency and respect, with a desire to continue to participate in field tours and hear from external experts on relevant topics.

Succession and Talent Planning

The Board believes CEO succession planning is one of its most important responsibilities. In accordance with our Corporate Governance Guidelines, the Board annually reviews and evaluates succession planning and management development for our senior officers, including the CEO.

At least annually, the Board meets in executive session with the CEO and the Senior Vice President of Human Resources to discuss talent and succession planning. The discussion includes CEO succession in the ordinary course, CEO succession if an emergency occurs, and succession for other key senior management positions. The frequency of the Board’s CEO succession planning discussions depends in part on the period of time until the CEO’s expected retirement.

In the succession planning process, internal candidates for CEO and other senior leadership roles are identified and evaluated based on criteria considered predictive of success given our business strategy. The Board uses a common talent assessment format for each individual. The assessment includes a development plan for each potential candidate that is reviewed by the Compensation and Executive Personnel Committee at least annually. The Board also considers external succession candidates from time to time and may retain an executive search firm to help identify and assess potential candidates.

We also provide the Board with opportunities to become acquainted with the senior officers and others who may have the potential to handle significant management positions. This occurs through presentations to the Board and Board committees, director education sessions, other business interactions, and social events intended for this purpose. At least annually, the Compensation and Executive Personnel Committee assesses senior leadership talent and their potential successors, our development plans for these individuals, and the diverse skills and perspectives of the succession pipeline.

Policy on Shareholder Rights Plans

The Board has a policy to seek prior shareholder approval of the adoption of any shareholder rights plan unless, due to time constraints or other reasons consistent with the Board’s fiduciary duties, a committee consisting solely of independent directors determines that it would be in the best interests of shareholders to adopt the plan prior to shareholder approval. Any rights plan adopted by the Board without prior shareholder approval will automatically terminate one year after adoption of the plan unless the plan is approved by shareholders prior to such termination.

16 2025 Proxy Statement	www.edison.com/investors

Corporate Governance

Proxy Access for Director Elections

In 2015, the Board adopted proxy access for director elections at annual meetings. Our Bylaws provide that EIX will include in its Proxy Statement up to two nominees (or nominees for up to 20% of the EIX Board, whichever is greater) submitted by a shareholder or group of up to 20 shareholders owning at least 3% of EIX Common Stock continuously for at least three years, if the shareholder group and nominee satisfy the requirements in Article II, Section 13 of our Bylaws. The Board made this decision after careful consideration of feedback received from our engagement with shareholders regarding proxy access. These have become standard terms adopted by over 90% of public companies that have proxy access.

A shareholder or group of up to 20 shareholders	Owning at least 3% of EIX shares	Continuously for at least 3 years	May nominate the greater of 2 nominees or 20% of the Board

Director Stock Ownership Guidelines

Within five years from their initial election to the Board, directors must own an aggregate number of shares of EIX Common Stock or derivative securities convertible into EIX Common Stock, excluding stock options, having a value equivalent to five times the annual Board retainer, which is currently $127,500. Until a director satisfies this ownership requirement, the director should elect dividend reinvestment for any EIX Common Stock beneficially owned by the director. All deferred stock units held by a director count toward this ownership requirement. All directors met this stock ownership requirement as of the end of 2024.

EIX ownership requirement 5x annual board retainer	5 years to achieve requirement	100% of Directors comply

Insider Trading Policies and Procedures

The Company has adopted an insider trading policy that governs the purchase, sale and other dispositions of all securities of EIX and its subsidiaries by EIX and SCE directors, officers, employees and certain third parties. This policy is designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. The policy also restricts trading and other transactions for a limited group of covered persons who include EIX and SCE directors, executive officers and certain employees whose duties involve access to material non-public information, to defined window periods that follow EIX’s quarterly earnings releases. A copy of the Company’s insider trading policy is filed as Exhibit 19.1 to our 2024 Annual Report.

Board and Shareholder Meeting Attendance

Directors are expected to make every effort to attend Board, committee and annual shareholder meetings. The Board met seven times in 2024 and held executive sessions of the independent directors at six of these meetings. Our directors are highly engaged and committed to their responsibilities, as demonstrated by their attendance, on average, at 98% of our Board and committee meetings held in 2024. Each director attended at least 90% of the total meetings he or she was eligible to attend in 2024. All directors attended the 2024 Annual Meeting.

98% average Board and committee meeting attendance	Each Director attended at least 90% of eligible meetings	100% Annual Meeting attendance

www.edison.com/investors	2025 Proxy Statement 17

Corporate Governance

Board Committees

The current membership and key responsibilities of the Board’s standing committees are described below. The duties and powers of the Committees are further described in their charters. The Board occasionally creates special Board committees to focus on certain topics.

AUDIT AND FINANCE COMMITTEE			Meetings Held in 2024: 7
CURRENT MEMBERS:

James T. Morris* (Chair)	Michael C. Camuñez	Marcy L. Reed*	Timothy T. O’Toole*	Keith Trent*
* Financial Expert

The Audit and Finance Committee is composed of five independent directors and will increase to six independent directors when Jennifer M. Granholm joins the Board on April 1, 2025. The Committee’s key responsibilities include:

●
Appoint, determine compensation for and oversee the Company’s independent registered public accounting firm (the “Independent Auditor”), taking into consideration:
●
the qualifications, performance and independence of the Independent Auditor;
●
the scope and plans for the annual audit; and
●
the scope and extent of all audit and non-audit services to be performed by the Independent Auditor.
●
Review the financial statements and financial reporting processes, including internal controls over financial reporting.
●
Oversee the internal audit function, including the General Auditor’s performance, the internal audit plan, budget, resources and staffing.
●
Oversee the ethics and compliance program, including the Chief Ethics and Compliance Officer’s performance, helpline calls and investigations, and the employee code of conduct.

●
Discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken, and the steps taken to monitor and control enterprise level risks.
●
Discuss major financial risk exposures and the steps taken to monitor and control these exposures.
●
Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.
●
Review political contribution policies and expenditures and approve individual contributions that exceed $1 million.
●
Review the charitable contributions budget and approve individual contributions by the Company or Edison International Foundation that exceed $1 million.
●
Review and monitor capital spending and investments in subsidiaries compared to the annual budget approved by the Board, and review post-completion reports from management on major capital projects.
●
Annually review the financing plans, capital spending and trust investments.
●
Authorize debt financing, redemption and repurchase transactions.

18 2025 Proxy Statement	www.edison.com/investors

Corporate Governance

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE			Meetings Held in 2024: 4
CURRENT MEMBERS:

Vanessa C.L. Chang (Chair)	James T. Morris	Carey A. Smith	Linda G. Stuntz	Peter J. Taylor

The Compensation and Executive Personnel Committee is composed of five independent directors. The Committee’s key responsibilities include the following:

●
Review the performance and set the compensation of designated elected officers, including the executive officers.
●
Review director compensation for consideration and action by the Board.
●
Consider the results of shareholders' advisory votes on the Company's executive compensation, and approve the design of executive compensation programs, plans and arrangements.

●
Approve stock ownership guidelines for officers and recommend director stock ownership guidelines to the Board.
●
Assess whether any risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on the Company.
●
At least annually, assess senior leadership talent and their potential successors, the Company's development plans for these individuals, and the diverse skills and perspectives of the succession pipeline.

NOMINATING AND GOVERNANCE COMMITTEE			Meetings Held in 2024: 6
CURRENT MEMBERS:

Linda G. Stuntz (Chair)	Jeanne Beliveau-Dunn	Michael C. Camuñez	Vanessa C.L. Chang	Peter J. Taylor

The Nominating and Governance Committee is composed of five independent directors and will increase to six independent directors when Jennifer M. Granholm joins the Board on April 1, 2025. The Committee’s key responsibilities include:

●
Review the appropriate experience, skills and characteristics required of the Board and make recommendations to the Board regarding Board size and composition.
●
Seek out, identify and review a pool of potential candidates for membership on the Board that reflects a diversity of skills, experiences and perspectives.
●
Review the background and qualifications of potential director candidates and make recommendations to the Board regarding candidates to fill Board vacancies and the slate of directors for submission to the Company's shareholders at each Annual Meeting.

●
Make recommendations to the Board regarding Board committee and committee chair assignments and the EIX independent Board Chair appointment.
●
Review director independence and related party transactions.
●
Periodically review and recommend updates to our Corporate Governance Guidelines and Board committee charters.
●
Review ESG trends and ensure oversight of relevant ESG issues by the Board and Board committees.
●
Advise the Board with respect to corporate governance matters.
●
Oversee the annual evaluation of the Board and Board committees.

www.edison.com/investors	2025 Proxy Statement 19

Corporate Governance

SAFETY AND OPERATIONS COMMITTEE			Meetings Held in 2024: 4
CURRENT MEMBERS:

Timothy T. O’Toole (Chair)	Jeanne Beliveau-Dunn	Marcy L. Reed	Carey A. Smith	Keith Trent

The Safety and Operations Committee is composed of five independent directors with relevant safety experience. The Committee’s key responsibilities include:

●
Review, monitor and make recommendations to management regarding the Company's safety programs, policies and practices related to:
●
The Company's safety culture, goals and risks;
●
Significant safety-related incidents involving employees, contractors or members of the public; and
●
The measures and resources to prevent, mitigate or respond to safety-related incidents.
●
Monitor the Company's safety, wildfire and operational and service excellence performance metrics.

●
Review, monitor and make recommendations to management regarding the Company's operations, significant developments, resources, risks and risk mitigation plans related to;
●
Reliability, affordability and customer service;
●
Wildfires;
●
Cyber and physical security;
●
Business resiliency and emergency response;
●
Information and operational technology;
●
Climate adaptation; and
●
Decommissioning of the San Onofre Nuclear Generating Station.

PRICING COMMITTEE		Meetings Held in 2024: 0
CURRENT MEMBERS:

The Pricing Committee is composed of two directors. The Committee is responsible for determining the final terms of any offering, issuance, or sale of EIX Common Stock or EIX preferred stock (each, a “Stock Transaction”). The Committee has authority to act on behalf, and with full power, of the Board to determine whether and when to initiate any Stock Transaction, determine the number of shares offered, reserve shares of EIX Common Stock for conversion, and determine the form and terms of any Stock Transaction.

Pedro J. Pizarro (Chair)	James T. Morris

20 2025 Proxy Statement	www.edison.com/investors

Board Oversight of Strategy, Risk and ESG

Board Oversight of Strategy, Risk and ESG

Strategy Oversight

One of the Board’s primary functions is to provide management with strategic direction on the Company’s vision and strategy to lead the transformation of the electric power industry toward a clean energy future. The Board reviews and evaluates the Company’s strategic growth, goals and objectives through annual in-depth strategy meetings, education sessions on strategic topics with external experts, regular business and strategy updates at Board meetings, and discussion of emerging issues affecting strategy. Directors with particular expertise in a strategic area also advise management on strategy outside of Board meetings. At least annually, the Board also reviews corporate goals and approves capital budgets to ensure they are aligned with our strategy.

The Board regularly collaborates with management to ensure the Company’s clean energy strategy continues to advance California state policies and goals to combat climate change. In 2024, the Board also met with outside experts to gain external perspectives on actions needed to accelerate the clean energy transition to meet state and Company goals.

Risk Oversight

The Board has broad responsibility for the oversight of significant strategic, operational, financial and reputational risks. The Board periodically reviews the alignment of its risk oversight responsibilities under applicable laws, SEC rules, and NYSE listing standards with the Company’s Bylaws, Corporate Governance Guidelines and Board committee charters. The Board actively reviews our enterprise risk management (“ERM”) process and monitors strategic and emerging short-, medium- and long-term risks through direct engagement with management and through its committees, which regularly report back to the Board. This includes the Board’s review of key risks presented by our Vice President of ERM at least annually and the integration of significant risks into management reports and discussions at Board meetings throughout the year. In addition, the Board conducts periodic strategic reviews that focus on specific risks, such as climate change, reliability and resiliency.

The Board believes its leadership and governance structure supports the Board’s risk oversight function. Independent directors chair the Board committees responsible for risk oversight, and the independent Chair of the Board and committee chairs facilitate communication between management and directors.

www.edison.com/investors	2025 Proxy Statement 21

Board Oversight of Strategy, Risk and ESG

The Audit and Finance Committee oversees ERM’s overall process and risk assessment report, which is an annual review of significant risks, classified into three tiers: key, secondary and emerging, as well as reporting risk. The Safety and Operations Committee oversees emergent operational risks and operational risk mitigation. The Compensation and Executive Personnel Committee reviews executive compensation risks with analysis provided by independent consultants. The Nominating and Governance Committee identifies director candidates with skills and experience to oversee the ERM process. The Board has assigned committees specific areas of responsibility for risk oversight as follows:

Audit Committee
●
Guidelines and policies related to the Company’s risk assessment and risk management processes, and the steps taken to monitor and control enterprise level risks
●
Major financial risk exposures and the steps taken to monitor and control these exposures
●
Litigation, internal audits and ethics and compliance, as well as “deep dives” on specific risk topics
● The annual internal audit plan ● Political contribution policies and expenditures ● Charitable contributions budgets ● Capital investments, allocation and spending

Compensation and Executive Personnel Committee
● Executive compensation program risks, as discussed under How We Make Compensation Decisions - Risk Considerations in the Compensation Discussion and Analysis section	● The talent and development of the pipeline for senior leadership

Nominating and Governance Committee
●
Identification of director candidates with skills and experience to oversee the Company’s key enterprise risks
●
Corporate governance practices, such as Board and committee composition, leadership and self-evaluations
● ESG trends that impact the Company to ensure appropriate oversight of relevant ESG issues by the Board and Board committees ● Appropriate allocation of Board committee charter responsibilities

Safety and Operations Committee
●
Worker and public safety programs, policies and practices related to the Company’s safety culture, goals, risks and significant incidents
●
Safety, wildfire and operational and service excellence
performance metrics and controls
●
Cyber and physical security risks to operations
● Reliability, affordability and customer service ● Operational developments, resources, risks and risk mitigation plans related to the Committee’s responsibilities described above

Cyber and Physical Security

The Company has identified cyber and physical security as key enterprise risks. Cyber and physical security risks are included in the key risk reports to the Audit and Finance Committee discussed above. In addition, the Board has assigned primary responsibility for cyber and physical security operations oversight to the Safety and Operations Committee, which receives semi-annual cybersecurity updates from SCE’s Senior Vice President and Chief Information Officer and SCE’s Vice President and Chief Security Officer on specific topics, including the dynamic cybersecurity landscape and the Company’s defense and risk mitigation strategies. The Committee receives updates on physical security at least annually. The Board also receives periodic cybersecurity reports from external consultants that include assessments of our program and organization. In December 2024, the Board received a report from management and external consultants on cybersecurity threats and readiness.

Management has established a cybersecurity oversight group comprised of a multidisciplinary senior management team to provide governance and strategic direction for the identification of and response to cybersecurity risks. Keith Trent serves as the Board liaison to the oversight group where he regularly attends meetings during the year and provides reports to the Safety and Operations Committee. Other Board members are invited to attend meetings and typically attend at least one meeting annually.

22 2025 Proxy Statement	www.edison.com/investors

Board Oversight of Strategy, Risk and ESG

ESG Oversight

Sustainability is integral to our strategy, which is aligned with California’s economy-wide goals to combat climate change and reach carbon neutrality by 2045. Our commitment to sustainability is reflected in our ESG priorities, goals and practices described in our annual Sustainability Report.

Our Sustainability Report is prepared in accordance with the Global Reporting Initiative Standards core option and includes disclosures in accordance with other third-party frameworks, including the Sustainability Accounting Standards Board, the Task Force on Climate-related Financial Disclosures, and the United Nations Sustainable Development Goals. Our Sustainability Report along with additional sustainability information and reports are available at www.edison.com/sustainability. These reports and any other information on our website are not part of, nor incorporated by reference into, this Proxy Statement.

ESG issues are incorporated into topics reviewed at Board meetings and the Board’s annual in-depth strategy meeting. The Board regularly reviews and monitors safety, climate change, environmental compliance, workforce development and other ESG risks and opportunities, including those arising from climate-related events that impact our business, such as wildfires, and provides direction and guidance to management on the mitigation of these risks. The Board and its committees have responsibility for risk and operational oversight of the following ESG-related issues:

Board of Directors
●
Our clean energy strategy and climate-related legislation and regulation
●
Wildfire risk reduction and other impacts of climate change
●
Key objectives related to climate change, renewable energy transportation and building electrification, and energy storage

●
Corporate culture, talent planning and workforce development initiatives
●
Corporate goals related to safety, reliability, cybersecurity, grid modernization, capital spending and workforce development
●
Cybersecurity trends, incidents and programs
●
Generative AI trends, uses and capabilities related to customer service, grid operations and employee productivity

Audit and Finance Committee
● Key risks related to safety, wildfire, climate change and reliability ● Political and charitable contributions	● Ethics and Compliance programs, including employee helpline data and ethics survey results ● Capital budgets and spending

Compensation and Executive Personnel Committee
● Incentive compensation goals related to wildfires and safety, clean energy, electrification, workforce development and other ESG issues	● Talent and development of the pipeline for senior leadership

Nominating and Governance Committee
● Board composition ● Significant ESG trends and Board and committee oversight of relevant ESG issues	● Shareholder outreach efforts on ESG issues

Safety and Operations Committee
● Safety performance and culture, operational goals and risks ● Employee, contractor and public safety ● Electric system reliability, affordability and customer service	● Cyber and physical security ● Wildfire safety ● Climate adaptation

www.edison.com/investors	2025 Proxy Statement 23

Board Oversight of Strategy, Risk and ESG

Safety

The safety of employees, contractors, customers and the public is the first of the Company’s values and essential to its success. As part of its oversight function, the Board engages directly with management on worker and public safety topics, including wildfire safety. The Board’s Safety and Operations Committee maintains joint responsibility with the Board for safety oversight. As discussed above, the Safety and Operations Committee is responsible for oversight of the Company’s safety performance, culture, operational goals and risks, and significant safety-related incidents involving employees, contractors or members of the public, as well as wildfire safety. The Committee reviews, monitors and makes recommendations to management regarding the Company’s safety programs, including measures and resources to prevent, mitigate or respond to safety-related incidents. The Committee also receives regular safety reports from management that include performance metrics, reporting on serious incidents, and actions to improve employee, contractor and public safety. The Chair of the Committee then reports to the Board at its next meeting.

As discussed in the Compensation Discussion and Analysis section, the Compensation and Executive Personnel Committee has made safety a foundational goal that can result in the reduction or elimination of annual incentive compensation for our executives and other employees.

Diversity, Equity and Inclusion

Consistent with our values, the Company’s strength comes from a merit-based work environment that includes people with diverse skills, experiences and perspectives. Attracting a workforce that reflects the customers we serve and communities in which we operate enables us to earn public trust and drive better business outcomes. The Board reviews the Company’s culture, workforce development and diversity, equity and inclusion efforts at least annually.

Board members are invited to participate in leadership and employee-led business resource group (“BRG”) programs throughout the year. BRG programs are open to all employees to support our corporate culture, workforce development and diversity, equity and inclusion efforts. In 2024, many of our independent directors participated in BRG and leadership programs, which allowed them to share their diverse experiences and perspectives directly with leaders and other employees.

Political Engagement and Disclosure

Political developments can have a significant impact on the Company and our stakeholders. Therefore, the Company participates in the political process through regular engagement with public officials and policy makers, and by making contributions to candidates, parties and political action committees from across the political spectrum that support policies that help advance our business strategy, including clean energy and electrification.

The Company will only make political contributions that comply with the law, adhere to our Employee Code of Conduct, and meet the criteria set forth in our Political Engagement Policy, which includes alignment with our values, business strategy and key policy areas related to healthy democracy, pro-business approach, energy and sustainability.

All contributions are approved by the most senior officer responsible for Corporate Affairs or the President and CEO, and any contribution that exceeds $1 million must be approved by the Audit and Finance Committee. The Audit and Finance Committee annually reviews the Company’s Political Engagement Policy and compliance program and receives semi-annual reports on the Company’s political expenditures to ensure alignment with our values, business strategy and key policy areas.

The Company is a member of certain trade associations that engage in lobbying activity and seeks to ensure these associations are aligned with our clean energy strategy through engagement with their leadership and policy committees. We review the public energy and climate positions of the trade associations where we make payments of at least $50,000 annually to ensure that these associations are generally aligned with the Company on climate policy. These trade associations are required to report the nondeductible portion of our annual payments used for lobbying activity, which are disclosed in our semi-annual political contribution reports. We prohibit our trade associations and 501(c)(4) organizations from using Company payments for electoral or political purposes, and prohibit 501(c)(4) organizations from using Company payments for lobbying purposes without the Company’s consent.

Our Political Engagement Policy and semi-annual political engagement reports are available at www.edison.com/corpgov. The Company’s Policy and related disclosure are annually reviewed and assessed by the Center for Political Accountability, which has designated the Company as a “Trendsetter” (its highest rating) on the annual CPA-Zicklin Index for nine consecutive years, awarding the Company a perfect score (100%) in each of the last three years.

24 2025 Proxy Statement	www.edison.com/investors

Director Compensation

Director Compensation

The following table presents information regarding the compensation paid for 2024 for our non-employee directors who served on our Board at any time during 2024. The compensation of Mr. Pizarro, who is also an employee of EIX, is presented in the Summary Compensation Table and the related explanatory tables. Mr. Pizarro is not paid any additional compensation for his service as a director.

Director Compensation Table – Fiscal Year 2024

			Change in
			Pension
			Value and
	Fees		Non-Qualified
	Earned		Deferred
	or Paid	Stock	Compensation	All Other
	in Cash	Awards(1)(2)	Earnings(3)	Compensation(4)	Total
Name	($)	($)	($)	($)	($)
Jeanne Beliveau-Dunn	127,500	177,540	—	209	305,249
Michael C. Camuñez	127,500	177,540	—	10,000	315,040
Vanessa C.L. Chang	147,500	177,540	—	10,000	335,040
James T. Morris	152,500	177,540	—	10,000	340,040
Timothy T. O’Toole	147,500	177,540	—	5,000	330,040
Marcy L. Reed	127,500	177,540	—	10,000	315,040
Carey A. Smith	127,500	177,540	—	2,500	307,540
Linda G. Stuntz	147,500	177,540	—	5,000	330,040
Peter J. Taylor	220,000	270,009	—	10,000	500,009
Keith Trent	127,500	177,540	—	10,000	315,040

(1)	The amounts reported for stock awards reflect the aggregate grant date fair value of those awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts reported, see Note 9 (Compensation and Benefit Plans) to the Consolidated Financial Statements included as part of the EIX and SCE combined Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”). The assumptions and methodologies used to calculate the grant date fair value of deferred stock units were the same as those discussed in such Note 9 for calculating the grant date fair value of restricted stock units.
(2)	Each non-employee director, other than Mr. Taylor, was granted a total of 2,496 shares of EIX Common Stock or fully vested deferred stock units on April 25, 2024. Mr. Taylor was granted 2,496 shares of EIX Common Stock in connection with his re-election to the Board and 1,300 shares of EIX Common Stock in connection with his re-appointment as Chair of the EIX Board, for a total grant of 3,796 shares on April 25, 2024. Each share or deferred stock unit granted to each non-employee director had a value of $71.13 on the grant date. None of the non-employee directors had unvested stock units as of December 31, 2024. We have not granted stock options to our non-employee directors since 2009. None of the non-employee directors had EIX stock options outstanding as of December 31, 2024.
(3)	For 2024, non-employee directors did not have any interest on deferred compensation account balances considered under SEC rules to be at above-market rates.
(4)	EIX has a matching gift program that provides dollar-for-dollar matching gifts of at least $25 up to a prescribed maximum amount per calendar year for employees and directors. Most tax-exempt public charities under section 501(c)(3) of the Internal Revenue Code and U.S. governmental subdivisions as provided by section 170(c)(1) of the Internal Revenue Code are eligible for matching gifts; exceptions include political organizations, organizations that discriminate, and religious and fraternal organizations that serve only their membership. The amounts in this column reflect matching gifts made by EIX pursuant to this program for 2024 gifts by directors. EIX matches each director’s aggregate contributions up to $10,000 per calendar year to eligible organizations. Under the Director Matching Gift Program, matching amounts for non-cash gifts are determined based on the value of the gift on the date given by the director. For purposes of determining the date on which a gift of publicly traded stock is given, the date is based on the date that stock ownership transfers to the organization.

Quarterly Cash Retainer

Compensation for non-employee directors during 2024 included the following quarterly cash retainers for serving as a member of the Board and for serving as Chair of the Board or Chair of a Board Committee:

Quarterly Cash Retainer Amount
Quarterly Cash Retainer for Service as	($)
Board Member	31,875
Chair of the Board	23,125
Audit and Finance Committee Chair	6,250
Compensation and Executive Personnel Committee Chair	5,000
Safety and Operations Committee Chair	5,000
Nominating and Governance Committee Chair	5,000

Directors were offered the opportunity to receive all of their cash compensation on a deferred basis under the EIX Director Deferred Compensation Plan. All directors are also reimbursed for out-of-pocket expenses for serving as directors and are eligible to participate in the Director Matching Gift Program described in footnote (4) to the Director Compensation Table above. Directors

www.edison.com/investors	2025 Proxy Statement 25

Director Compensation

are not paid meeting fees. Directors may also request reimbursement for reasonable travel expenses for their spouse or partner to attend events sponsored by EIX or SCE if such attendance is at the invitation of either company. Total reimbursements for each director in 2024 were less than the $10,000 threshold for required disclosure in the Director Compensation table above. We offer no other perquisites to our non-employee directors.

Annual Equity Awards

Upon re-election to the Board on April 25, 2024, non-employee directors were each granted an annual equity award of EIX Common Stock or deferred stock units with an aggregate grant date value of $177,500. Upon his re-appointment as Chair of the Board on April 25, 2024, Mr. Taylor was granted a supplemental annual equity award of EIX Common Stock with an aggregate grant date value of $92,500.

If the grant date of an award for an initial election to the Board or initial appointment as Chair of the Board occurs after the date of our Annual Meeting for that year, then the grant date value of the award is prorated by multiplying it by the following percentage: 75% if the grant date is in the second quarter of the year; 50% if the grant date is in the third quarter of the year; 25% if the grant date is in the fourth quarter of the year. If the grant date of an award for an initial election to the Board or an initial appointment as Chair of the Board occurs before the date of our Annual Meeting for that year, then the director receives the regular annual equity award upon that initial election or appointment but is not eligible to receive an additional annual equity award upon re-election or re-appointment at the Annual Meeting.

The number of shares or units granted is determined by dividing the grant date value of the equity award by the closing price of EIX Common Stock on the grant date and rounding up to the next whole share. Each award is fully vested when granted.

The annual equity award for an initial election to the Board is made in the form of deferred stock units. For re-election awards and the additional equity award for appointment or re-appointment as Chair of the Board, directors have the opportunity to elect in advance to receive such awards entirely in EIX Common Stock, entirely in deferred stock units, or in any combination of the two. A deferred stock unit is a right to receive one share of EIX Common Stock. Deferred stock units are credited to the director’s account under the EIX Director Deferred Compensation Plan. Deferred stock units cannot be voted or sold. They accrue dividend equivalents on the ex-dividend date, if and when dividends are declared on EIX Common Stock. The accrued dividend equivalents are converted to additional deferred stock units.

Each director’s equity award in 2024 was granted under the EIX 2007 Performance Incentive Plan.

EIX Director Deferred Compensation Plan

Non-employee directors are eligible to defer up to 100% of their cash compensation into the EIX Director Deferred Compensation Plan. These deferrals accrue interest until paid to the director at a rate equal to the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a 60-month period ending September 1 of the prior year.

Any portion of a director’s annual equity award that the director elects to receive as deferred stock units is automatically deferred into the EIX Director Deferred Compensation Plan and earns dividend equivalents as discussed above.

Any amounts deferred (including deferred stock units) may be deferred until a specified date or may become payable in connection with the director’s death or other separation from service. Directors have sub-accounts for each annual deferral for which the director may elect payment in the form of a single lump-sum or annual installments.

Payments triggered by death or other separation from service begin at a specified time following the applicable triggering event. Payments are subject to certain administrative payment rules and may be delayed or accelerated if permitted or required under Section 409A of the Internal Revenue Code.

Benefits under the EIX Director Deferred Compensation Plan are unfunded and thus depend on the continued solvency of the Company.

Determination of Director Compensation

The Board makes all decisions regarding director compensation. These decisions are usually made after receiving recommendations from the Compensation and Executive Personnel Committee. The Committee makes its recommendations after receiving input from its independent compensation consultant and management. The Committee retained Pay Governance LLC (“Pay Governance”) to evaluate and make recommendations regarding director compensation for 2024. Pay Governance’s assistance included helping the Committee identify industry trends and norms for director compensation, reviewing and identifying peer group companies, and evaluating director compensation data for these companies. Management’s input focuses on legal, compliance, and administrative issues. After reviewing relevant information, the Board decided to not increase director compensation in 2024.

26 2025 Proxy Statement	www.edison.com/investors

Stock Ownership

Stock Ownership

Directors, Director Nominees and Executive Officers

The following table shows the number of shares of EIX Common Stock beneficially owned as of March 6, 2025 by each of our directors, director nominees, and officers named in the Summary Compensation Table (“NEOs”), and our current directors and executive officers as a group. None of the persons in the table beneficially owns any other equity securities of EIX or its subsidiaries. The table includes shares that the individual has a right to acquire through May 5, 2025.

		Deferred		Common	Total Shares
		Stock	Stock	Stock	Beneficially	Percent
Name of Beneficial Owner	Category	Units(1)	Options	Shares(2)	Owned(3)	of Class(4)
Jeanne Beliveau-Dunn	Director/Nominee	—	—	—	—	*
Michael C. Camuñez	Director/Nominee	10,847	—	—	10,847	*
Vanessa C.L. Chang	Director	9,774	—	6,924	16,698	*
Jennifer M. Granholm	Director-Elect/Nominee	—	—	—	—	*
James T. Morris	Director/Nominee	2,374	—	1,681	4,055	*
Timothy T. O’Toole	Director/Nominee	10,317	—	5,000	15,317	*
Pedro J. Pizarro	Director/Nominee/NEO	—	2,599,512	223,113	2,822,625	*
Marcy L. Reed	Director/Nominee	—	—	—	—	*
Carey A. Smith	Director/Nominee	—	—	2,907	2,907	*
Linda G. Stuntz	Director/Nominee	1,614	—	9,409	11,023	*
Peter J. Taylor	Director/Nominee	—	—	32,372	32,372	*
Keith Trent	Director/Nominee	716	—	16,168	16,884	*
Maria Rigatti	NEO	—	620,478	77,494	697,972	*
Adam S. Umanoff	NEO	—	360,616	58,226	418,842	*
Steven D. Powell	NEO	—	211,631	35,897	247,528	*
Caroline Choi	NEO	—	169,297	29,472	198,769	*
Directors, Director Nominees and Executive Officers as a Group (20 individuals)		35,641	4,141,816	556,922	4,734,379	1.2%

(1)	In accordance with SEC rules, the reported number consists only of deferred stock units that could be settled in shares of EIX Common Stock within 60 days at the director’s discretion under the payment elections previously made by the director under the EIX Director Deferred Compensation Plan (for example, a director who elected settlement of deferred stock units upon retirement could retire). However, all deferred stock units held by a director count toward the stock ownership requirement for directors.

In addition to the deferred stock units reported in this table, Messrs. Camuñez, Morris and O’Toole hold 10,554, 20,048 and 10,554 fully vested deferred stock units, and Mses. Beliveau-Dunn, Chang, Reed, Smith and Stuntz hold 13,781, 49,650, 8,059, 11,345 and 19,232 fully vested deferred stock units, respectively. These additional deferred stock units will also be settled in shares of EIX Common Stock, but in accordance with SEC rules are not included in the table because they cannot be settled in shares of EIX Common Stock within 60 days at the director’s discretion.

(2)	Except as follows, each individual has sole voting and investment power. Shared voting and sole investment power: Ms. Rigatti 57,322; Mr. Umanoff 5,467; all directors and executive officers as a group 88,436.
(3)	Includes shares listed in the three columns to the left.
(4)	Each individual beneficially owns less than 1% of the shares of EIX Common Stock.

www.edison.com/investors	2025 Proxy Statement 27

Stock Ownership

Other Shareholders

The following are the only shareholders known to beneficially own more than 5% of EIX Common Stock as of December 31, 2024. The ownership listed below is based on the most recent Schedule 13G filings for each shareholder. Under SEC rules, shareholders owning more than 5% of EIX Common Stock are only required to update or amend their Schedule 13G filings to report material changes in beneficial ownership.

		Amount and Nature of
Name of Beneficial Holder	Address	Beneficial Ownership		Percent of Class
The Vanguard Group	100 Vanguard Blvd. Malvern, PA 19355	48,728,114	(1)	12.18%
BlackRock Inc.	50 Hudson Yards New York, NY 10001	36,725,997	(2)	9.6%
State Street Corporation	1 Congress Street, Suite 1 Boston, MA 02114	28,311,320	(3)	7.38%
Fidelity Investments	245 Summer Street, Boston, MA 02210	21,734,070	(4)	5.66%

(1)	This information is based on a Schedule 13G filed with the SEC on February 13, 2024. The Vanguard Group reports it has shared voting power over 652,484 shares, sole investment power over 44,921,460 shares, and shared investment power over 1,806,654 shares.
(2)	This information is based on a Schedule 13G filed with the SEC on January 24, 2024. BlackRock Inc. reports it has sole voting power over 33,380,745 shares and sole investment power over all shares.
(3)	This information is based on a Schedule 13G filed with the SEC on January 30, 2024. Acting in various fiduciary capacities, State Street reports it has shared voting power over 19,265,556 shares and shared investment power over 28,251,222 shares. State Street holds approximately 1% of the class as the trustee of the Edison 401(k) Savings Plan (the “401(k) Plan”), through which participants may hold interests in EIX shares through the EIX Stock Fund. 401(k) Plan shares are voted in accordance with instructions given by participants, whether vested or not. 401(k) Plan shares for which instructions are not received will be voted by the 401(k) Plan trustee in the same proportion to the 401(k) Plan shares voted by other participants in the 401(k) Plan who hold interests in EIX shares through the EIX Stock Fund (the “401(k) Plan Shareholders”), unless contrary to the Employee Retirement Income Security Act of 1974 (“ERISA”).
(4)	This information is based on a Schedule 13G filed with the SEC on November 12, 2024. Fidelity reports it has sole voting and investment power over all shares.

28 2025 Proxy Statement	www.edison.com/investors

Ratification of the Independent Registered Public Accounting Firm

Item	The Board recommends you vote “FOR” Item 2
Ratification of the Independent Registered Public Accounting Firm

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the Independent Auditor retained to audit the Company’s financial statements. The Committee annually considers whether the Independent Auditor firm should be reappointed for another year. The lead engagement partner is required to rotate off the Company’s audit after five years. The Committee has selected PwC as the Company’s Independent Auditor for calendar year 2025. The Company is asking shareholders to ratify this appointment.

PwC is an international accounting firm which provides leadership in public utility accounting matters. Representatives of PwC are expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they wish.

PwC has been retained as the Company’s Independent Auditor continuously since 2002. The Committee has adopted restrictions on hiring certain persons formerly associated with PwC into an accounting or financial reporting oversight role to help ensure PwC’s continuing independence.

At least annually, the Committee meets in executive session without PwC present to evaluate the quality of PwC’s audit services and its performance, including PwC’s industry knowledge from an accounting and tax perspective, PwC’s continued independence and professional skepticism, the Committee’s discussions with management about PwC’s performance, and information available from Public Company Accounting Oversight Board (“PCAOB”) inspection reports.

The Committee considered several factors when determining whether to reappoint PwC as the Company’s Independent Auditor, including:

●	The length of time PwC has been engaged;
●	PwC’s knowledge of the Company and its personnel, processes, accounting systems and risk profile;
●	The quality of the Committee’s ongoing discussions with PwC, its independence and professional skepticism;
●	An assessment of the professional qualifications, utility industry experience and past performance of PwC, its lead engagement partner, and other members of the core engagement team;
●	PwC’s use of technology and data analytics in its audits; and
●	Other accounting firms with comparable professional qualifications and utility industry expertise.

The Committee and the Board believe that the continued retention of PwC to serve as the Company’s independent auditor is in the best interests of the Company and its investors.

The Company is not required to submit this appointment to a shareholder vote. Ratification would be advisory only. However, if shareholders do not ratify the appointment, the Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment.

www.edison.com/investors	2025 Proxy Statement 29

Ratification of the Independent Registered Public Accounting Firm

Independent Auditor Fees

The following table sets forth the aggregate fees billed by PwC to EIX (consolidated total including EIX and its subsidiaries) for the fiscal years ended December 31, 2024 and December 31, 2023:

	EIX and
	Subsidiaries ($000)
Type of Fee	2024	2023
Audit Fees(1)	6,977	6,866
Audit-Related Fees(2)	15	—
Tax Fees(3)	289	260
All Other Fees(4)	632	232
Total	7,913	7,358

(1)	Represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and internal controls over financial reporting, and reviews of the Company’s quarterly financial statements.
(2)	Represent fees for assurance and related services related to the performance of the audit or review of the financial statements; not reported under “Audit Fees” above.
(3)	Represent fees for tax-related compliance and other tax-related services to support compliance with federal and state tax reporting and payment requirements, including tax return review and review of tax laws, regulations or cases.
(4)	Represent fees for miscellaneous services. For the fiscal year ended December 31, 2024, “All Other Fees” included attestation services related to a CPUC required report on wildfire memorandum accounts and to securitizations. For the fiscal year ended December 31, 2023, “All Other Fees” included attestation services related to securitizations.

The Audit and Finance Committee annually approves all proposed audit fees in executive session without PwC present, considering several factors, including a breakdown of the services to be provided, proposed staffing and hourly rates, and changes in the Company and industry from the prior year. The audit fees are the culmination of a process which included a comparison of the prior year’s proposed fees to actual fees incurred and fee proposals for known and anticipated 2024 services in the audit, audit-related, tax and other categories. The Committee’s deliberations consider balancing the design of an audit scope that will achieve a high-quality audit that drive efficiencies from both the Company and PwC while compensating PwC fairly.

The Committee is required to pre-approve all audit and permitted non-audit services performed by PwC to ensure these services will not impair the firm’s independence. The Committee has delegated to the Committee Chair the authority to pre-approve services between Committee meetings, provided that any pre-approval decisions are presented to the Committee at its next meeting. PwC must assure that all audit and non-audit services provided to the Company have been approved by the Committee.

During the fiscal year ended December 31, 2024, all services performed by PwC were pre-approved by the Committee, irrespective of whether the services required pre-approval under the Securities Exchange Act of 1934.

30 2025 Proxy Statement	www.edison.com/investors

Ratification of the Independent Registered Public Accounting Firm

Audit Committee Report

The Audit and Finance Committee is composed of six independent directors and operates under a charter adopted by the Board, which is posted on our website at www.edison.com/corpgov.

The Board has determined that each Committee member is independent and financially literate, and that at least one member has accounting or other related financial management expertise, as such qualifications are defined by NYSE rules, our Corporate Governance Guidelines, and/or the Committee charter. The Board has also determined that directors Morris, O’Toole, Reed and Trent each qualify as an “audit committee financial expert” as defined by SEC rules.

Management is responsible for the Company’s internal controls and the financial reporting process, including the integrity and objectivity of the financial statements. The Independent Auditor performs an independent audit of the Company’s financial statements under the standards of the PCAOB and issues a report on the financial statements. The Audit and Finance Committee monitors and oversees these processes. The Committee members are not accountants or auditors by profession and therefore have relied on certain representations from management and the Independent Auditor in carrying out their responsibilities.

In discharging our oversight responsibilities in connection with the December 31, 2024 financial statements, the Committee:

●	Reviewed and discussed the audited financial statements with the Company’s management and the Independent Auditor;
●	Discussed various matters with the Independent Auditor, including matters required by the PCAOB’s standard “Communications with Audit Committees;” and
●	Received the written disclosures and Independent Auditor letter confirming its independence from the Company, and discussed such independence with the Independent Auditor.

Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s 2024 Annual Report to be filed with the SEC.

James T. Morris (Chair)

Michael C. Camuñez

Timothy T. O’Toole

Marcy L. Reed

Keith Trent

www.edison.com/investors	2025 Proxy Statement 31

Advisory Vote to Approve Executive Compensation

Item	The Board recommends you vote “FOR” on Item 3
Advisory Vote to Approve Executive Compensation

91.9% “SAY-ON-PAY” APPROVAL AT 2024 ANNUAL MEETING

The advisory vote to approve EIX’s executive compensation, commonly known as “Say-on-Pay,” gives shareholders the opportunity to endorse or not endorse the compensation of our named executive officers as disclosed in this Proxy Statement. This advisory vote is required by Section 14A of the Securities Exchange Act of 1934, as amended, and the related SEC rules. While this advisory vote must be held at least once every three years, our shareholders have voted in favor of holding the advisory vote every year, and the Board determined that it would be held annually. Our Say-on-Pay proposal received support from 91.9% of the votes cast in 2024.

Our executive compensation program is described under Compensation Discussion and Analysis below. We encourage you to read it carefully. Our executive compensation program is reviewed and approved by the Compensation and Executive Personnel Committee (the “Committee”). The Committee and the Board believe our executive compensation structure is competitive, aligns compensation with shareholder value and serves shareholders well.

The Company requests shareholder approval of the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.

The Company values constructive dialogue with shareholders on compensation and other important governance matters. Because your vote is advisory, it will not be binding on the Committee, the Board or the Company and will not be construed as overruling a decision by the Committee, the Board or the Company. However, the Committee will consider the outcome of the vote and any constructive feedback from shareholders when making future executive compensation decisions. See Compensation Summary – Shareholder Communication and Compensation Program for 2025 below in the Compensation Discussion and Analysis for more information on our shareholder engagement efforts.

We expect the next Say-on-Pay vote will occur at the 2026 Annual Meeting.

32 2025 Proxy Statement	www.edison.com/investors

Compensation Discussion and Analysis

Compensation Discussion and Analysis

The following executive officers served as our named executive officers (“NEOs”) for 2024:

PEDRO J. PIZARRO EIX President and Chief Executive Officer (“CEO”)	MARIA RIGATTI EIX Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”)	ADAM S. UMANOFF EIX EVP, General Counsel and Corporate Secretary	STEVEN D. POWELL SCE President and CEO	CAROLINE CHOI EIX and SCE EVP

This Compensation Discussion and Analysis (“CD&A”) describes the principles of our executive compensation program, how we applied those principles in compensating our NEOs for 2024, and how we use our compensation program to drive performance. We also discuss the roles and responsibilities of our Compensation and Executive Personnel Committee (the “Committee”)1 in determining executive compensation. The CD&A is organized as follows:

Compensation Summary	What We Pay and Why: Elements of Total Direct Compensation	How We Make Compensation Decisions	Post-Employment and Other Benefits	Other Compensation Policies and Guidelines

1	Unless otherwise indicated, references in this CD&A and in the “Executive Compensation” section to decisions by the “Committee” with respect to the compensation of Mr. Powell refer to the SCE Compensation and Executive Personnel Committee and/or the EIX Compensation and Executive Personnel Committee, individually or collectively, as the context may require. The SCE Compensation and Executive Personnel Committee consists of the same members as the EIX Compensation and Executive Personnel Committee

www.edison.com/investors	2025 Proxy Statement 33

Compensation Discussion and Analysis

Compensation Summary

Executive Compensation Practices

Our executive compensation program is designed with the objective of strongly linking pay with performance. The table below highlights our current compensation practices for NEOs, including practices we believe drive performance and are aligned with good governance principles, and practices we have not implemented because we do not believe they would serve our shareholders’ or other stakeholders’ long-term interests.

●
We tie pay to performance by making the majority of compensation “at risk” and linking it to stakeholders’ interests
●
We regularly review the structure of our programs for alignment with stakeholder interests and best practices
●
We target market median for base salary and annual and long-term incentives
●
We allocate 50% of long-term incentive award values to performance shares
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All long-term incentive awards are settled in shares upon vesting or exercise
●
We compare executive compensation to a peer group defined by a recognized market index supplemented by additional market compensation survey data
●
We use a balanced system of absolute and relative metrics in our annual and long-term incentive programs
●
We require shareholder approval for cash severance payments to executive officers in excess of 2.99x of the sum of base salary and target annual cash incentive
●
We have double-trigger change in control provisions for equity award vesting (i.e., a change in control does not trigger accelerated vesting unless it is in connection with either an actual or constructive termination of employment or termination of the award)
●
We maintain an incentive compensation recoupment policy for accounting restatements
●
We maintain separate misconduct-related recoupment provisions
●
We regularly seek shareholder feedback on our executive compensation program
●
We maintain rigorous stock ownership guidelines that impose sales restrictions on officers

●
We do not have employment contracts
●
We do not provide excise tax gross-ups on change in control payments
●
We do not have individually negotiated change in control or severance agreements
●
We generally do not provide perquisites (we pay for reasonable security services when a business-related security concern exists)
●
We do not provide personal use of any corporate aircraft
●
We do not reprice or allow the cash buyout of stock options with exercise prices below the current market value of EIX Common Stock
●
We do not permit pledging of Company securities by directors or executive officers
●
We do not permit short sales, trading in derivatives or hedging of Company securities by directors or employees

34 2025 Proxy Statement	www.edison.com/investors

Compensation Discussion and Analysis

Elements and Objectives of Total Direct Compensation2

Base Salary	Annual Cash Incentives	Long-Term Equity Opportunities
Establish a pay foundation to attract and retain highly qualified executives	Focus executives’ attention on specific safety, operational, financial and strategic objectives of the Company that we believe will increase long-term shareholder value and benefit our customers	Directly align executive pay with long-term shareholder value and ensure that executives are focused on operating a financially strong organization for the benefit of our customers

Form	Key Objective	% of LTI Grant Value
Performance Shares (TSR metric)	Reward strong total shareholder return (“TSR”) performance compared to peers	25%
Performance Shares (EPS metric)	Reward core earnings[3] per share (“EPS”) performance compared to pre-established targets	25%
Stock Options	Provide significant incentive to create value for shareholders since value is only realized if share price appreciates	25%
Restricted Stock Units	Encourage retention and stock ownership, with value tied to absolute shareholder return	25%

2	In this CD&A, “total direct compensation” or “TDC” means the sum of base salary, the actual annual incentive award paid for the year and the grant date fair value of the long-term incentive (“LTI”) awards (each disclosed in the Summary Compensation Table) for the NEO for the year. “% of LTI Grant Value” means the percentage of the total grant date fair value of each NEO’s LTI awards for the year allocated to that form of LTI.
3	Core earnings is defined on a consolidated basis for EIX as earnings attributable to EIX shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. For a reconciliation of core earnings to net income determined under GAAP, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Management Overview – Highlights of Operating Results” included as part of the Company’s 2024 Annual Report.

Pay-for-Performance Philosophy

A significant portion of our executives’ total direct compensation is tied to company performance. The following charts4 show that incentive compensation represented approximately 89% of the 2024 target total direct compensation5 for our CEO and 76% for our other NEOs. This pay mix reflects the Committee’s emphasis on strongly linking pay with performance.

4	“Long-Term Equity Opportunity” refers to the grant date fair value of long-term incentive awards for the particular year.
5	In this CD&A, “target total direct compensation” means the sum of the NEO’s salary, target annual incentive award, and grant date fair value of long-term incentive awards for the particular year.

www.edison.com/investors	2025 Proxy Statement 35

Compensation Discussion and Analysis

A Historic Climate-Related Disaster

As discussed in the Letter to Shareholders, EIX and SCE are working with authorities to fully understand the causes of the wildfires that began on January 7, 2025 and are continuing to implement measures to help prevent future wildfires. The Committee will continue to evaluate whether any compensation actions are advisable in response to wildfires or associated claims, settlements, or regulatory actions.

Shareholder Communication and Compensation Program Changes for 2025

As discussed under Shareholder Engagement in the Corporate Governance section above, we regularly reach out to our major institutional shareholders to discuss the Company’s executive compensation, among other issues. Management shares compensation-related feedback with the Committee.

EIX’s Say-on-Pay proposal received support from approximately 91.9% of the votes cast at our 2024 annual meeting. After considering the shareholder support reflected in the vote results, trends in executive compensation, feedback from shareholder engagements, and the best interests of shareholders, the Committee approved maintaining our executive compensation program but with certain key changes for 2025, including:

●	We amended our 2008 Executive Severance Plan in 2024 to require shareholder approval for cash severance payments to executive officers that exceed 2.99x the sum of base salary and target annual cash incentive.
●	Beginning with 2025 grants, performance for EPS Performance Shares will be measured using EIX’s three-year core cumulative EPS for a three-year performance period.
●	Beginning with 2025 grants, the start of the 36-month performance period for TSR Performance Shares will shift to align with the grant date (i.e., it will begin on March 1 of the year of grant instead of January 1).

More information regarding these changes is included below under Key Changes to 2008 Executive Severance Plan for 2025 and Key Long-Term Incentive Award Changes for 2025. We will continue to evaluate the structure of our executive compensation program on an annual basis, as shareholder expectations and governance practices evolve.

What We Pay and Why: Elements of Total Direct Compensation

We target the market median for comparable positions for each element of target total direct compensation offered under our executive compensation program: base salaries, annual cash incentives, and long-term equity-based incentives. Although the Committee uses market median as a guide, the Committee exercises its judgment in setting each executive officer’s compensation levels and takes into account the executive officer’s individual performance, future potential, experience, internal equity, retention implications, or other factors it considers relevant under the circumstances. On an aggregate basis, the target total direct compensation for our executive officers for 2024 was approximately at the market medians for their positions.

Base Salary

We do not have employment contracts and our NEOs do not have contractual rights to receive guaranteed base salaries. For each NEO, the 2024 market median base salary for comparable positions served as a guide to assist the Committee in exercising its judgment when setting the NEO’s 2024 base salary.

The Committee increased the annual base salary rates of our NEOs other than Mr. Pizarro to more competitively position their salaries compared to the market median. The following annual base salary rates became effective mid-February 2024: Ms. Rigatti $800,000; Mr. Umanoff $710,000; Mr. Powell $770,000; and Ms. Choi $542,880.

Annual Incentive Awards

The annual incentive awards of our NEOs are based on achieving safety, financial, and operational goals tied to the key elements of our vision and strategy, which has ESG at its core. See ESG Oversight for additional information on ESG issues we prioritize through our annual goals. The annual goals approved by the Committee are particularly important drivers of Company performance because they are used to determine annual incentive awards for nearly all of our exempt employees, not just NEOs.

The 2024 annual incentive award target value under the EIX Executive Incentive Compensation Plan (“EICP”) for each NEO was set as a percentage of the NEO’s base salary (the “Annual Incentive Target %”). The Committee increased the 2024 Annual Incentive Target % for Mr. Umanoff by 5 percentage points to maintain alignment with the market median for his position. The 2024 Annual Incentive Target % for each of the other NEOs remained unchanged from 2023.

The minimum annual incentive award is $0, and the maximum award is 200% of target, in alignment with standard practice. The actual 2024 payouts to NEOs were determined by the Committee based on both corporate performance and the NEO’s individual performance for the year. The EICP requires that an executive be employed on the date awards are paid in order to receive the award or the award is forfeited, except in cases of death or retirement.

36 2025 Proxy Statement	www.edison.com/investors

Compensation Discussion and Analysis

The corporate performance factor is based on performance with respect to the goals established in February 2024 by the Committee. Nearly all goals were based on the achievement of objectively measurable performance against pre-established quantitative success measures, with minimum, target, and maximum performance metrics. Only 11% of the target weighting was allocated to qualitative success measures.

Over the years, the Committee has increased the weighting of corporate performance factors relating to safety and resiliency goals under our annual incentive plan, as reflected in the following table.

Progression of Annual Incentive Plan Safety Goals

	2018	2019	2020	2021	2022-2024
Total Target Weighting of Safety and Resiliency Goals	10%	30%	45%	50%	55% for SCE 50% for EIX

In addition, the Committee established an overarching goals framework whereby the goals must be achieved while living the Company’s values, which include safety. Safety and compliance are therefore foundational and events such as fatalities or significant non-compliance issues can result in the reduction or elimination of annual incentive awards for all or some plan participants, depending upon the Committee’s assessment of the circumstances.

Consistent with prior years, separate 2024 goals were established for EIX and SCE. However, as is reflected in the corporate performance scoring matrices below, since EIX’s primary operating business is SCE, there was significant overlap in the goals for the two companies. The EIX corporate performance factor applies to the annual incentive awards for all NEOs other than Mr. Powell. The SCE corporate performance factor applies to Mr. Powell’s annual incentive award.

In February 2025, the Committee determined the score achieved for each 2024 performance measure. Based on 2024 performance, the corporate performance factors for EIX and SCE were 95% and 97% of target, respectively. These factors were determined by adding the Actual Scores in the respective corporate performance scoring matrix below. The Committee decided not to exercise its discretion to increase or decrease the corporate performance factor from the amount determined by application of the scoring matrix.

2024 Corporate Performance Scoring Matrix – Goal Categories

	EIX		SCE
Goal Category	Target Score(1)	Actual Score(2)	Target Score(1)	Actual Score(2)
Foundational Goals	Target is no deduction	No deduction	Target is no deduction	No deduction
Safety and Resiliency	50	39	55	46
Performance Management and Operational Excellence	50	56	45	51
	Total Target: 100	Total Actual: 95	Total Target: 100	Total Actual: 97

(1)

The potential Actual Score for each goal category (other than Foundational Goals, which can result in the reduction or elimination of annual incentive awards for 2024 for all or some plan participants, depending upon the Committee’s assessment of the circumstances) ranges from zero to twice the Target Score for the goal category. The potential total Actual Score is from zero to 200.

(2)	See the separate Goal Details for EIX and SCE below for key goals and performance contributing to the Actual Score.

www.edison.com/investors	2025 Proxy Statement 37

Compensation Discussion and Analysis

2024 EIX Corporate Performance Scoring Matrix – Goal Details

	Key Goals/Performance Contributing to Actual Score
	Key Goals/ Success Measures(1)				Key Performance(1)	Target Score for Goal	Actual Score for Goal(2)
	Description	Minimum	Target	Maximum	Metric Achievement and Description
Foundational Goals	No employee fatalities	No qualifying events			No qualifying events	No Deduct	See footnote(3)
	No serious injuries to public from system failures	No qualifying events			No qualifying events	No Deduct
	No significant non-compliance events	No qualifying events			No qualifying events	No Deduct
	Maintain effective controls and cybersecurity measures to prevent and mitigate significant disruption, data breach or system failure	No qualifying events			No qualifying events	No Deduct
Safety and Resiliency	Employee Safety
	Reduce EEI SIF injury rate	0.091	0.076	0.061	0.126	5	0
	Achieve count of HECA of high hazard tasks	6,500	9,000	11,500	25,945	3	6
	Achieve count of observations of employees in high hazard occupations that include improvement opportunities or recognition	8,000	9,400	10,800	35,864	2	4
	Public Safety and Wildfire Resiliency
	Reduce CPUC reportable ignitions in HFRAs	45	37	29	48	6	0
	Complete scope of overhead inspection and remediate % of P2 findings 30 days before due	60%	70%	80%	69%	6	5
	Vegetation line clearing – execute % of trims within planned schedule to support GO 95 compliance	80%	85%	90%	86%	6	7
	Install circuit miles of covered conductor	950	1,050	1,150	813	6	0
	Improve % of PSPS-impacted customers who receive at least one notification before de-energization and % who receive a notification once de-energization initiated	96%	98%	100%	100% received notification before event 94% received notification once event initiated	6	6
	Cybersecurity
	Phishing simulation exercise click rate	6%	5%	4%	4.6%	3	4
	Phishing simulation exercise reporting rate	32%	37%	42%	38.1%
	Quality
	Quality conformance index for sustaining quality in distribution construction, transmission construction, overhead inspection, vegetation management and distribution planning	87%	91%	95%	93%	2	3
	Capital Deployment
	Efficiently execute capital improvement plan of $5.976 billion for combined CPUC and FERC jurisdictions for customer needs	Qualitative Goal			Capital deployment of $5.741 billion; delays in utility-owned energy storage and capital projects. (10-K, pgs. 7-8; 18-20)(4)	5	4
Performance Management and Operational Excellence	Financial Performance
	Achieve core earnings(5)	$1,529MM	$1,884MM	$2,239MM	$1,900MM(5)	40	42
	Diversity, Equity and Inclusion(6)
	Execute targeted initiatives driving employee inclusion and representation	Qualitative Goal			Goal exceeded	2	3
	Clean Energy Transition
	Transportation Electrification charging port installations	700	1,200	2,700	4,048	2	4
	Operational Excellence
	Implement planned improvement projects	Qualitative Goal			Goal exceeded	2	3
	Customer Experience
	Achieve billing and payment and outage net score index	-2	10	22	13	2	3
	Growth Beyond SCE
	Advance options for growth beyond SCE	Qualitative Goal			Trio projects slightly behind plan	2	1
					Total:	100	95

(1)

“EEI” means Edison Electric Institute. “SIF” means Serious Injury and Fatality. “HECA” means high-energy control assessments. “P2 findings” are the second tier of priority. “CPUC” means the California Public Utilities Commission. “HFRA” means High Fire Risk Area. “PSPS” means Public Safety Power Shutoffs. “FERC” means the Federal Energy Regulatory Commission.

(2)	Score determinations are generally made in the judgment of the EIX Committee after assessing overall performance against goals.

38 2025 Proxy Statement	www.edison.com/investors

Compensation Discussion and Analysis

(3)

The Committee is focused on ensuring achievement of EICP goals while living the Company’s values, which include the safety of our employees and the public. See the table in the 2024 Annual Incentive Award Payouts section for additional information on the calculation of the Annual Incentive Award as % of Salary.

(4)

The parenthetical “10-K” page reference refers to pages in the combined Form 10-K filed by EIX and SCE for the fiscal year ended December 31, 2024 (“10-K”). The referenced pages contain additional information about some of the relevant topics, but do not address annual incentive plan goals or the scoring of the performance for purposes of this matrix.

(5)

See footnote 3 on page 35 for information regarding the determination of core earnings. The Committee established the financial performance goal in February 2024. The threshold level of core earnings was set at $1.507 billion (the annual incentive payout may be eliminated if core earnings fall below the threshold). The level at which the financial stability score would be zero and the target and maximum score levels were set at $1.529 billion, $1.884 billion and $2.239 billion, respectively.

(6)

Beginning in 2025, this goal will no longer be a used to determine the EIX corporate performance factor. The EIX Committee adopted a new workforce development goal for 2025 that builds on the work of our Business Resource Groups to improve the experience of our employees.

www.edison.com/investors	2025 Proxy Statement 39

Compensation Discussion and Analysis

2024 SCE Corporate Performance Scoring Matrix – Goal Details

	Key Goals/Performance Contributing to Actual Score
	Key Goals/ Success Measures(1)				Key Performance(1)	Target Score for Goal	Actual Score for Goal(2)
	Description	Minimum	Target	Maximum	Metric Achievement and Description
Foundational Goals	No employee fatalities	No qualifying events			No qualifying events	No Deduct	See footnote(3)
	No serious injuries to public from system failure	No qualifying events			No qualifying events	No Deduct
	No significant non-compliance events	No qualifying events			No qualifying events	No Deduct
	Maintain effective controls and cybersecurity measures to prevent and mitigate significant disruption, data breach or system failure	No qualifying events			No qualifying events	No Deduct
Safety and Resiliency	Employee Safety
	Reduce EEI SIF injury rate	0.091	0.076	0.061	0.130	5	0
	Achieve count of HECA of high hazard tasks	6,500	9,000	11,500	25,945	3	6
	Achieve count of observations of employees in high hazard occupations that include improvement opportunities or recognition	8,000	9,400	10,800	35,864	2	4
	Public Safety and Wildfire Resiliency
	Reduce CPUC reportable ignitions in HFRAs	45	37	29	48	6	0
	Complete scope of overhead inspection and remediate % of P2 findings 30 days before due	60%	70%	80%	69%	6	5
	Vegetation line clearing – execute % of trims within planned schedule to support GO 95 compliance	80%	85%	90%	86%	6	7
	Install circuit miles of covered conductor	950	1,050	1,150	813	6	0
	Improve % of PSPS-impacted customers who receive at least one notification before de-energization and % who receive a notification once de-energization initiated	96%	98%	100%	100% received notification before event 94% received notification once event initiated	6	6
	Cybersecurity
	Phishing simulation exercise click rate	6%	5%	4%	4.6%	5	6
	Phishing simulation exercise reporting rate	32%	37%	42%	38.1%
	Quality
	Quality conformance index for sustaining quality in distribution construction, transmission construction, overhead inspection, vegetation management and distribution planning	87%	91%	95%	93%	5	8
	Capital Deployment
	Efficiently execute capital improvement plan of $5.976 billion for combined CPUC and FERC jurisdictions for customer needs	Qualitative Goal			Capital deployment of $5.741 billion; delays in utility-owned energy storage and capital projects. (10-K, pgs. 7-8; 18-20)(4)	5	4
Performance Management and Operational Excellence	Financial Performance
	Achieve core earnings(5)	$1,999MM	$2,221MM	$2,443MM	$2,233MM(5)	25	26
	Reliability
	Achieve system average interruption duration index (SAIDI) repair. Goals measured in minutes	105	95	85	99	4	3
	Diversity, Equity and Inclusion(6)
	Diverse Business Enterprise spend	34%	37%	40%	36%	2	1
	Execute targeted initiatives driving employee inclusion and representation	Qualitative Goal			Goal exceeded	2	3
	Clean Energy Transition
	Transportation Electrification charging port installations	700	1,200	2,700	4,048	2	4
	Operational Excellence
	Implement planned improvement projects	Qualitative Goal			Goal exceeded	4	6
	Customer Experience
	Achieve billing and payment and outage net score index	-2	10	22	13	6	8
					Total:	100	97

(1)	For defined terms, see footnote (1) to the 2024 EIX Corporate Performance Scoring Matrix - Goal Details above.
(2)	Score determinations are generally made in the judgment of the SCE Committee after assessing overall performance against goals.
(3)

The SCE Committee is focused on ensuring achievement of EICP goals while living the Company’s values, which include the safety of our employees and the public. See the table in the 2024 Annual Incentive Award Payouts for additional information on the calculation of the Annual Incentive Award as % of Salary.

(4)

The parenthetical “10-K” page reference refers to pages in the 10-K. The referenced pages contain additional information about some of the relevant topics, but do not address annual incentive plan goals or the scoring of the performance for purposes of this matrix.

40 2025 Proxy Statement	www.edison.com/investors

Compensation Discussion and Analysis

(5)

See footnote 3 on page 35 for information regarding the determination of core earnings. The SCE Committee established the financial performance goal in February 2024. The threshold level of core earnings was set at $1.777 billion (the annual incentive payout may be eliminated if core earnings fall below the threshold). The level at which the financial stability score would be zero and the target and maximum score levels were set at $1.999 billion, $2.221 billion and $2.443 billion, respectively.

(6)

Beginning in 2025, this goal will no longer be a used to determine the SCE corporate performance factor. The SCE Committee adopted a new workforce development goal for 2025 that builds on the work of our Business Resource Groups to improve the experience of our employees.

2024 Annual Incentive Award Payouts

The Committee determined the annual incentive award for each NEO by multiplying the annual incentive target percentage for the NEO by the applicable corporate performance factor and an individual performance factor. The Committee evaluated both “what” the NEOs achieved and “how” they accomplished those results. The Committee assessed the 2024 performance of all the NEOs as strong or exemplary based on management’s accomplishments in 2024 as reflected in achievement of the corporate performance goals, with distinctions made for the NEOs (other than Messrs. Pizarro and Powell) based on the Committee’s assessment of each individual’s contributions to corporate performance and how they accomplished those results (the “Individual Performance Factor”). For Messrs. Pizarro and Powell, the Committee used an Individual Performance Factor of 100% to align each of their payouts with the corporate performance factor and thereby focus their attention as CEOs on achieving and exceeding corporate goal targets.

The following table shows the annual incentive awards paid to our NEOs for 2024 as a percentage of salary and as a percentage of target:

	Annual			Annual	Annual
	Incentive	Corporate	Individual	Incentive	Incentive
	Target as %	Performance	Performance	Award as %	Award as %
NEOs(1)	of Salary	Factor	Factor	of Salary(2)	of Target(2)
Pedro J. Pizarro	135%	95%	100%	128%	95%
Maria Rigatti	85%	95%	115%	93%	109%
Adam S. Umanoff	85%	95%	125%	101%	119%
Steven D. Powell	85%	97%	100%	82%	97%
Caroline Choi	65%	95%	105%	65%	100%

(1)	The percentages (%) in this table have been rounded to the nearest whole percentage point.
(2)

The 2024 annual incentive award for each NEO was based on the annual base salary rate for the NEO that was approved by the Committee effective mid-February 2025. Each NEO’s actual annual incentive award payout was determined by multiplying the NEO’s target annual incentive by the corporate performance factor and by the NEO’s Individual Performance Factor. Target and actual annual incentive awards for our NEOs for 2024 are shown in the Grants of Plan-Based Awards Table and the Summary Compensation Table, respectively.

www.edison.com/investors	2025 Proxy Statement 41

Compensation Discussion and Analysis

Long-Term Incentive Awards

The discussion in this section of the Proxy Statement, as well as the compensation presented in the tables below in the section “Executive Compensation”, focuses on grants of equity awards and their value through December 31, 2024 in accordance with SEC rules. The January 7 fires have had a significant impact on the price of EIX Common Stock, which has resulted in NEOs’ outstanding equity awards (i.e., stock options, performance shares, and restricted stock units included in the Outstanding Equity Awards Table – Fiscal Year End 2024 that were still outstanding as of January 6, 2025) losing approximately three-fourths of their intrinsic value from January 6, 2025 to February 28, 2025 (the record date for the Annual Meeting), using the closing stock price on each date and assuming target performance for the performance shares.

All of our long-term incentives are awarded under the EIX 2007 Performance Incentive Plan as equity instruments reflecting, or valued by reference to, EIX Common Stock. They are therefore directly linked to the value provided to EIX shareholders. The equity awards also align executives’ interests with the long-term interests of customers by enhancing executives’ focus on the Company’s long-term goals.

Seventy-five percent (75%) of our long-term equity mix for 2024 grants was performance-based: the performance shares that comprised 50% of the award value and the non-qualified stock options that comprised 25% of the award value. Our performance shares use a relative TSR metric to reward strong TSR performance relative to peers and a Core EPS metric to incentivize strong financial performance. We believe stock options are an important performance-based vehicle because NEOs will realize value only if the market value of EIX Common Stock appreciates. It is a simple-to-understand performance metric that provides a significant incentive to create value for shareholders. Restricted stock units comprise the remaining 25% of award value and are intended to encourage retention and stock ownership by our executives with the potential value tied directly to our stock price performance.

Long-Term Incentive Value

On February 21, 2024, the Committee approved the following 2024 long-term incentive award values for the NEOs as a percentage of base salary (the “Long-Term Incentive % of Salary”): Mr. Pizarro 665%, Ms. Rigatti 275%; Mr. Umanoff 220%; Mr. Powell 260%; and Ms. Choi 155%. The Long-Term Incentive % of Salary for 2024 for Messrs. Pizarro and Umanoff and Ms. Rigatti reflected an increase compared to 2023. The Committee determined that such increases assisted retention and appropriately tied a larger portion of these NEOs’ compensation to long-term company performance. The Committee also approved the methodology for converting those 2024 award values into the number of performance shares, stock options, and restricted stock units granted to each NEO on the March 1, 2024 grant date. The grant date value of each award as determined under applicable accounting rules is listed in the Grants of Plan-Based Awards Table below.

Performance Shares

Performance shares reward performance over three years against pre-established relative and absolute metrics. Each performance share awarded is a right to receive one share of EIX Common Stock if performance and continued service vesting requirements are satisfied. The actual payout can range from zero to 200% of target performance shares, depending on actual performance against pre-established metrics. A relative TSR metric and a Core EPS metric are used to measure performance share payouts with each metric weighted 50%. These metrics are discussed in further detail below. The performance share awards provide for reinvested dividend equivalents. For each dividend declared for which the ex-dividend date falls within the performance period and after the date of grant, the NEO will be credited with an additional number of target performance shares having a value equal to the dividend that would have been payable on the target performance shares subject to the award. The performance shares credited as dividend equivalents have the same vesting and other terms and conditions as the original performance shares and are forfeited if the underlying shares are not earned.

A conversion formula is used to determine the number of performance shares granted to each NEO. For the portion of performance shares subject to the TSR metric, the respective award value approved by the Committee is divided by a grant date value determined using a standard Monte Carlo simulation model based on the same assumptions and principles used to determine the grant date fair value of performance-based awards for purposes of EIX’s financial reporting. For the portion of performance shares subject to the Core EPS metric, the respective award value approved by the Committee is converted into a specific number of EPS performance shares by dividing the award value by the closing price of a share of EIX Common Stock on the grant date.

Performance shares are payable in EIX Common Stock, a portion of which is withheld or sold to the extent necessary to satisfy tax withholding obligations.

42 2025 Proxy Statement	www.edison.com/investors

Compensation Discussion and Analysis

Performance Share Awards: TSR Metric

The relative TSR metric used in the performance share awards is based on the percentile ranking of EIX’s TSR for the three-year performance period beginning January 1 in the year of grant compared to the TSR of the companies in the “Comparison Group,” which consists of each company in the PHLX Utility Sector Index at the beginning of the performance period that continues to be publicly traded through the end of the performance period, with adjustment for insolvencies, certain mergers and other corporate transactions. The following table provides the percentile ranking and corresponding payout levels:

Payout Levels	TSR Ranking	Payout
Below Threshold	<25th Percentile	0
Threshold	25th Percentile	25% of Target
Target	50th Percentile	Target
Maximum	≥75th Percentile	200% of Target

If EIX achieves a TSR ranking between the 25th percentile and the 50th percentile or between the 50th percentile and the 75th percentile, the number of shares paid is interpolated on a straight-line basis.

To determine performance share payouts, TSR is calculated using the difference between (i) the average closing stock price for the stock for the 20 trading days ending with the last NYSE trading day preceding the first day of the performance period and (ii) the average closing stock price for the stock for the 20 trading days ending with the last trading day of the performance period, and assumes all dividends are reinvested on the ex-dividend date.

EIX’s three-year TSR from 2022-2024 ranked at the 79th percentile among the Comparison Group under the methodology used to calculate TSR for performance shares. This resulted in a payout of TSR performance shares granted in 2022 at 200% of target.

Performance Share Awards: Core EPS Metric

The Core EPS6 metric used in the performance share awards is based on EIX’s three-year average annual Core EPS, measured against target levels. The Committee establishes the Core EPS target for each calendar year in February of that year.

The performance multiplier for a calendar year is based on EIX’s actual Core EPS performance for that year as a percentage of the Core EPS target for that year, in accordance with the following table:

		EPS
	Actual Core EPS as %	Performance
Performance Level	of Target Core EPS	Multiplier
Below Threshold	<80%	0
Threshold	80%	0.25x
Target	100%	1.0x
Maximum	≥120%	2.0x

If EIX’s actual Core EPS for a calendar year as a percentage of target Core EPS is between 80% and 100% or between 100% and 120%, the EPS performance multiplier is interpolated on a straight-line basis (with discrete intervals at every 4th percentage point for the EPS performance multiplier established in 2022). The EPS performance multipliers achieved for each calendar year in the three-year performance period are averaged, and the resulting average determines the performance share payout as a multiple of the target number of shares. No shares are vested until the end of the full three-year performance period.

6	See footnote 3 on page 35 for information regarding the determination of core earnings. In the context of EPS Performance Shares, all references to EPS are to core earnings per share.

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Compensation Discussion and Analysis

In February 2025, the Committee determined that the average of the EPS performance multipliers for the 2022, 2023, and 2024 calendar years that comprised the performance period for the 2022 grant was 1.07x, as reflected in the table below. Accordingly, the Committee approved pay out of EPS performance shares granted in 2022 at 107% of target.

				EPS
	Actual	Target	Actual Core EPS as %	Performance
Year	Core EPS(1)	Core EPS(1)(2)	of Target Core EPS	Multiplier
2022	$4.61	$4.61	100%	1.00	x
2023	$4.76	$4.60	103%	1.18	x
2024	$4.93	$4.90	101%	1.03	x
Average of performance multipliers (determines actual payout):				1.07	x

(1)

The Committee used a projected weighted average of 383,072,859 shares of EIX Common Stock outstanding for the 2023 Core EPS target and 384,740,933 shares of EIX Common Stock outstanding for the 2024 Core EPS target. To calculate actual Core EPS performance for each of 2023 and 2024, the Committee (in accordance with the calculation methodology it approved in February of the applicable year) used the actual weighted average of EIX Common Stock outstanding during that year and did not use a pro forma deduction for dividends on EIX preferred stock. In contrast, to calculate both the target Core EPS and the actual Core EPS for 2022, the Committee (in accordance with the calculation methodology it approved in February of 2022) held the common stock share count constant and used a pro forma deduction for dividends on EIX preferred stock (instead of a deduction for the actual dividends declared on EIX preferred stock, if any) in order to eliminate the differential impact on earnings from decisions to issue common versus preferred stock or to vary dividend rates (e.g., under GAAP, dividends on preferred stock reduce earnings, but dividends on common stock do not). Specifically, the Committee used 380,378,145 (i.e., the respective number of shares of EIX Common Stock outstanding at the beginning of 2022) as the denominator to calculate the target Core EPS and actual Core EPS for 2022. In connection with EIX’s issuance of preferred stock in 2022, the Committee approved in February 2022 a pro forma deduction of $117 million for 2022 target and actual Core EPS.

(2)

In February 2023, the Committee established a target Core EPS of $4.71 for 2023. This 2023 Core EPS goal was based on a target of core earnings for 2023 that was higher than actual 2022 core earnings. The Committee made certain assumptions when establishing the target Core EPS for 2023 with respect to SCE’s cost recovery from the Catastrophic Event Memorandum Account application that SCE filed in 2022 to recover emergency costs that SCE incurred primarily to restore damage caused by certain 2020 wildfires (the “2022 CEMA”). The Committee also established in February 2023 an adjustment framework it would apply if a final decision for the 2022 CEMA was not issued in 2023. Since a final decision was not issued in 2023, the Committee decreased the target Core EPS for 2023 by $0.11 (to $4.60) in accordance with the adjustment framework it established in February 2023.

In February 2022, the Committee established a target Core EPS of $4.61 for 2022. This 2022 Core EPS goal was based on a target of core earnings for 2022 that was higher than actual 2021 core earnings, but the target 2022 Core EPS was $0.01 less than actual 2021 Core EPS (as calculated for EPS performance shares) because the increase in the core earnings target was outweighed by the dilutive effect of EIX Common Stock issuances during 2021. See footnote (1) above for the number of shares used for the EPS performance share calculations.

Stock Options

Each stock option granted may be exercised to purchase one share of EIX Common Stock at an exercise price equal to the closing price of a share of EIX Common Stock on the grant date. Options granted in 2022, 2023, and 2024 vest ratably over a three-year period, while options granted in 2021 and prior years vested ratably over a four-year period, in each case subject to continued employment. Options have a ten-year term.

The number of options granted to each NEO was determined by dividing the option award value approved by the Committee for that NEO by the grant date value of an option using a Black-Scholes Merton valuation model based on the same assumptions and principles used to determine the grant date fair value of options generally for purposes of EIX’s financial reporting.

Restricted Stock Units

Each restricted stock unit awarded is a right to receive one share of EIX Common Stock after the vesting requirement of three years of continued service is satisfied. The restricted stock units for NEOs provide for reinvested dividend equivalents. For each dividend declared for which the ex-dividend date falls within the vesting period, the NEO will be credited with an additional number of restricted stock units having a value equal to the dividend that would have been payable on the number of restricted stock units subject to the award. The restricted stock units credited as dividend equivalents have the same vesting and other terms and conditions as the original restricted stock units and are forfeited if the underlying units do not vest.

The restricted stock units are paid in EIX Common Stock, a portion of which is withheld or sold to the extent necessary to satisfy tax withholding obligations. The Committee may elect to pay any restricted stock units in cash rather than shares of EIX Common Stock if and to the extent that payment in shares would exceed the applicable share limits of the EIX 2007 Performance Incentive Plan.

The number of restricted stock units granted to each NEO was determined by dividing the award value approved by the Committee for that NEO by the closing price of a share of EIX Common Stock on the grant date. At payout, NEOs realize an increase or decrease in value (compared to the grant date value) commensurate with the increase or decrease in value realized by shareholders from changes in the stock price and dividends over the three-year vesting period.

Key Long-Term Incentive Award Changes for 2025

Beginning with EPS Performance Shares granted in 2025, performance will be measured at the end of the three-year performance period using EIX’s full three-year core cumulative EPS against threshold, target and maximum levels established as of the date of grant by the Committee. Our publicly announced core EPS guidance range as of the grant date serves as the basis for these goal levels. The Committee believes that this approach is more reflective of typical peer practice and will further align shareholder and executive interests by incentivizing long-term value creation while encouraging growth through the entirety of the performance period.

44 2025 Proxy Statement	www.edison.com/investors

Compensation Discussion and Analysis

Beginning with TSR Performance Shares granted in 2025, the start of the 36-month performance period will shift to align with the grant date (i.e., it will begin on March 1 of the year of grant instead of January 1). This change aligns with shareholder interests by largely eliminating the potential misalignment that may sometimes be created by having two months between the January 1 start of the TSR performance period and the early March grant and valuation date: good relative TSR performance during this two-month period resulted in a higher grant date valuation yielding fewer TSR Performance Shares being granted upon converting an executive’s dollar award value into a number of TSR Performance Shares, while poor relative TSR performance during this two-month period resulted in a lower grant date valuation yielding more TSR Performance Shares being granted upon converting an executive’s dollar award value into a number of TSR Performance Shares.

How We Make Compensation Decisions

Role of Compensation Committee and Executive Officers

The Committee is responsible for reviewing and determining the compensation paid to executive officers. The Committee annually reviews all components of compensation for our CEO and other executive officers, including base salary and annual and long-term incentives. The Committee also reviews significant benefits, including retirement and non-qualified deferred compensation plans.

Each February, the Committee sets the base salary and the target and maximum potential annual and long-term incentive award values for the current year for each executive officer. At that time, the Committee also determines annual incentive award payouts for the prior year and performance share payouts for the prior performance period. Base salary changes are generally effective mid-February of each year.

Our CEO provides recommendations to the Committee regarding the compensation of other executive officers. His recommendations incorporate input from other executive officers (but not about their own compensation).

The Committee evaluates our CEO’s performance relative to goals and determines his compensation in executive session without him present. The Committee Chair reports to the Board in an independent director executive session regarding the compensation determination.

Except as otherwise noted, the Committee’s executive officer compensation determinations are the result of the Committee’s business judgment, which is informed by the experiences of the Committee members and input from the Committee’s independent compensation consultant.

In accordance with 2019 California Assembly Bill 1054, the structure of the compensation program for SCE’s executive officers, including Mr. Powell, is subject to annual approval by the Office of Energy Infrastructure Safety (“OEIS”), a department under the California Natural Resources Agency. The structure of the compensation program for SCE’s executive officers is one of many factors that OEIS considers in order to grant a safety certification to SCE.

Timing of Grants of Equity Awards

The Committee’s long-term incentive award review and approval process occurs in connection with the regularly scheduled meeting of the Board of Directors in February, and the dates of these meetings are generally determined at least two to three years in advance. The Committee does not schedule the approval or granting of long-term incentive awards in anticipation of the release of material non-public information (“MNPI”), and the Company does not time the release of MNPI based on the grant dates of our long-term incentive awards.  The Committee approves annual and off-cycle long-term incentive awards as follows:

●	Annual Long-Term Incentive Awards: At its February meeting, the Committee approves the dollar values and date of grant for the annual awards. Prior to 2024, the Committee’s practice was to approve a date of grant of March 1 (or the first trading day after March 1 if March 1 is not a trading day). Beginning in 2024, the grant date for annual equity awards is the latest among the following dates: (i) the opening date of the trading window after the filing of the Form 10-K by EIX and SCE for the prior fiscal year; (ii) March 1 but only if March 1 is a trading day; or (iii) the first trading day after March 1 if March 1 is not a trading day. The filing date of the Form 10-K is generally determined by the Company at least one to two years in advance.
●	Off-Cycle Long-Term Incentive Awards: The Committee also approves retention awards of RSUs and other off-cycle awards for individuals who are hired or promoted, or whose compensation is adjusted, following the February meeting and prior to the subsequent year’s February meeting. The practice of the Committee has been to establish the last NYSE trading day during the quarter in which the pertinent event occurs as the date of grant for such off-cycle awards. The Committee does not adjust this date of grant in the event that MNPI becomes known to the Committee prior to the date of grant of an off-cycle award.

The Committee approves at its February meeting the methodology for converting the long-term incentive award dollar values for both annual and off-cycle awards into a number of performance shares, stock options, and restricted stock units granted to each individual on the applicable date of grant. During fiscal year 2024, the Company did not grant stock options (or similar awards) to any named executive officer during any period beginning four business days before and ending one business day after the filing of our periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any MNPI.

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Compensation Discussion and Analysis

Tally Sheets

The Committee periodically reviews tally sheets for executive officers. Tally sheets provide the Committee with information about the following components of compensation, including compensation paid over the preceding three calendar years:

●	Cash compensation (base pay and annual incentives);
●	Long-term incentive award values (performance shares, stock options, and restricted stock units); and
●	Changes in pension values and non-qualified plan earnings.

The tally sheets also provide the value realizable from vested and unexercised stock options, unvested long-term incentive awards, and other compensation in the event of a voluntary or an involuntary separation from service, death, or a change in control resulting in termination.

The Committee also reviews additional information regarding long-term incentives, including stock program statistics on share usage, analysis of current exercise values of prior option grants, and a summary of current and past performance share results.

Role of the Committee’s Independent Compensation Consultant

The Committee retained Pay Governance to assist in evaluating executive officer compensation for 2024. Pay Governance’s assistance included helping the Committee identify industry trends and norms for executive compensation, reviewing and identifying appropriate peer group companies and pay surveys, and evaluating executive compensation data for these companies. All determinations regarding executive compensation were ultimately made by the Committee.

During 2024, Pay Governance provided the following services:

●	Provided presentations on executive compensation trends;
●	Conducted a competitive evaluation of total direct compensation for executives at EIX and its peers;
●	Reviewed Committee agendas and supporting materials before each meeting, and raised questions/issues with management and the Committee Chair, as appropriate;
●	Conducted a risk assessment of the Company’s compensation programs;
●	Performed an analysis of the alignment between the Company’s realizable pay and performance relative to peers;
●	Provided an analysis of incentive plan design and metrics in the industry;
●	Conducted a competitive analysis of outside director compensation;
●	Reviewed drafts of the CD&A for the Proxy Statement and related compensation tables; and
●	Provided advice to the Committee on EIX CEO compensation at its February meeting, without review by the EIX CEO.

In addition, Pay Governance representatives attended Committee meetings and communicated directly with the Committee as needed. Pay Governance did not perform any services for the Company in 2024 unrelated to the Committee’s responsibilities for our compensation programs, and all interactions by the consultants with management were related to their work for the Committee and conducted in accordance with the directions of the Committee or its Chair.

The Committee retains sole authority to hire its compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. Pursuant to SEC rules, the Committee assessed and determined that no conflict of interest exists with respect to the engagement of Pay Governance as the Committee’s compensation consultant.

Use of Competitive Data

As discussed in What We Pay and Why: Elements of Total Direct Compensation, the Committee targets “market median” for comparable positions for each element of total direct compensation.7 Although the Committee uses market median as a guide, the Committee exercises its judgment in setting each executive officer’s compensation levels and takes into account the executive officer’s individual performance, future potential, experience, internal equity, retention concerns, or other factors it considers relevant under the circumstances. On an aggregate basis, the target total direct compensation for our executive officers for 2024 was approximately at the market median across positions.

The Committee used peer group data and data from Willis Towers Watson pay surveys to determine the market median for 2024. The peer group data was for companies in the PHLX Utility Sector Index, which has been used by the Committee since 2005 for benchmarking executive officer compensation and company performance. The Committee believes use of an established market index for peer group purposes is consistent with the way shareholders evaluate performance across companies within an industry.

7	The term “market median” is used in this CD&A to mean the median level of pay, for that particular element of compensation and for comparable positions, based on peer group data and data from pay surveys provided by Willis Towers Watson.

46 2025 Proxy Statement	www.edison.com/investors

Compensation Discussion and Analysis

2024 Peer Group Companies – PHLX Utility Sector Index

Peer Group	2024 Revenues $ Millions	Market Cap As of Dec. 31, 2024 $ Millions
AES Corporation	12,278	9,151
Ameren	7,623	23,757
American Electric Power	19,721	49,119
American Water Works	4,684	24,262
CenterPoint Energy	8,643	20,679
Consolidated Edison	15,261	30,910
Constellation Energy	23,568	70,496
Dominion Energy	14,459	45,243
DTE Energy	12,457	24,986
Duke Energy	30,357	83,068
Entergy	11,880	32,513
Eversource Energy	11,901	21,042
Exelon	23,029	37,822
FirstEnergy	13,472	22,926
NextEra Energy	24,752	147,424
Pinnacle West	5,125	9,638
Public Service Enterprise Group	10,290	42,095
Southern Company	26,724	90,110
WEC Energy Group	8,600	29,750
Xcel Energy	13,441	40,195

EIX is at or near the peer group median in revenues and market capitalization. For calendar year 2024, EIX had revenues of $17.6 billion compared to the peer group median of $13.4 billion (ranking 7th out of the 21 companies in the peer group), based on reported revenues. As of December 31, 2024 (the last NYSE trading day in 2024), EIX’s market capitalization was $30.9 billion, which was the median of the peer group (ranking 12th out of 21).

As part of the process of setting 2024 target total direct compensation for NEOs, Pay Governance provided the Committee with benchmarking data from peer group proxy statements. In addition, the Committee received base salary, target annual incentive, and target long-term incentive grant value data from the Willis Towers Watson 2024 Energy Services and the Willis Towers Watson 2024 General Industry pay surveys. The pay survey data included compensation information from utilities, other publicly traded energy companies, and companies in other industries with comparable revenues, in order to reflect the range of the Company’s competitors for executive talent and provide a robust set of information to make compensation decisions. The pay survey data were presented to the Committee in aggregated form. The Committee does not consider the identities of the individual companies in the survey data to be material for its decision-making process, and the individual companies were not provided to the Committee.

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Compensation Discussion and Analysis

Risk Considerations

The Company’s executive compensation policy directs that our total compensation structure should not encourage inappropriate or excessive risk-taking. The Committee takes risk into consideration when reviewing and approving executive compensation.

As specified in its charter, and with the assistance of Pay Governance and Company management, the Committee reviewed the compensation programs of the Company and its subsidiaries, for executives and for employees generally, and has concluded these programs do not create risks reasonably likely to have a material adverse effect on the Company.

In concluding that the current executive compensation program does not encourage inappropriate or excessive risk-taking, the Committee noted the following characteristics that limit risk:

●	Annual incentives are balanced with long-term incentives to lessen the risk that short-term objectives might be pursued to the detriment of long-term value creation;
●	Goals for annual incentive programs are varied (not focused on just one metric), include safety and compliance goals, and are subject to Committee review and discretion as to the ultimate award payment for executives;
●	Long-term incentive awards are subject to a multi-year vesting schedule;
●	The ultimate value of equity grants is not solely dependent on stock price due to the use of relative TSR and Core EPS for performance shares;
●	Annual incentive and performance share payouts are capped at 200% of target;
●	Stock ownership guidelines require Vice Presidents and more senior officers to own Company stock worth one to six times their base salary and prohibit sales of EIX Common Stock acquired from long-term incentive awards if the required ownership level has not been achieved;
●	All directors and employees, including NEOs, are prohibited from short sales, trading in derivatives and hedging of Company securities;
●	Executive officers are prohibited from pledging Company securities, as are Vice Presidents and more senior officers who report directly to the CFO;
●	The Company maintains an incentive compensation recoupment policy for accounting restatements and separate misconduct recoupment provisions; and
●	Executive retirement and deferred compensation benefits are unfunded and thus depend on the continued solvency of the Company.

The Committee’s evaluation of risk also takes into consideration whether features of the compensation program may negatively impact the ability of the Company to attract, motivate and retain a talented group of employees, thereby producing talent risk.

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Compensation Discussion and Analysis

Post-Employment and Other Benefits

Post-Employment Benefits

The NEOs receive retirement benefits under qualified and non-qualified defined-benefit and defined-contribution retirement plans. The SCE Retirement Plan and the 401(k) Plan are both qualified retirement plans in which the NEOs participate on substantially the same terms as other participating employees. Due to limitations imposed by ERISA and the Internal Revenue Code, the benefits payable to the NEOs under the SCE Retirement Plan and the 401(k) Plan are limited. The Executive Retirement Plan and the Executive Deferred Compensation Plan allow our NEOs to receive some of the benefits that would be paid under the qualified plans but for such limitations, and certain additional benefits. For descriptions of the tax-qualified and non-qualified defined benefit pension plans and the Executive Deferred Compensation Plan, see the narrative to the Pension Benefits Table and Non-Qualified Deferred Compensation Table, respectively. The Company also sponsors an executive disability benefit plan in which the NEOs were eligible to participate in 2024. The Committee believes these programs help us to attract and retain highly qualified executives.

2024 Change in Pension Value

Our executives hired before 2018, including our NEOs, participate in the SCE Retirement Plan and receive a final average pay benefit under the EIX Executive Retirement Plan. Executives hired on or after January 1, 2018 do not. See the Pension Benefits Table section below for details.

We are required to calculate an NEO’s change in pension value each year based on applicable accounting rules. This accounting-based value is disclosed in column (g) of the Summary Compensation Table and included in the standard total compensation column of the Summary Compensation Table (the “Total” in column (i) of the table). However, the accounting-based methodology for determining the change in pension value is sensitive to interest rate levels and other assumptions, and changes in those assumptions may result in large swings in disclosed value from year-to-year, particularly for long-service executives who receive a final average pay benefit, such as Messrs. Pizarro and Powell and Ms. Rigatti, each of whom has more than 20 years of service as an employee of the Company or its subsidiaries.

It is important to note that the accounting-based assumptions used to calculate the change in pension value are generally outside the control of the Committee and many of them vary from the assumptions and payment elections used to calculate actual pension benefit amounts and payment streams under the SCE Retirement Plan and EIX Executive Retirement Plan.

Severance and Change in Control Benefits

Our policy regarding severance protection for NEOs stems from its importance in retaining and recruiting executives. Executives have attractive opportunities with other companies or are recruited from well-compensated positions in other companies. We believe offering severance benefits if any officer is terminated without cause provides financial security to offset the risk of leaving another company or foregoing an opportunity with another company. Severance benefits are not offered for resignation for “good reason,” except if a “change in control” occurs (these terms are defined in the EIX 2008 Executive Severance Plan (the “Severance Plan”)). In 2024, we also amended the Severance Plan to implement a new policy that prohibits new employment, severance or separation arrangements with Section 16 officers that provide certain cash severance benefits in excess of 2.99 times the sum of the executive officer’s base salary plus target bonus without obtaining shareholder ratification. This new policy went into effect on January 1, 2025.

The current executive compensation plans offer additional benefits if a change in control of EIX occurs. We believe the occurrence, or expected occurrence, of a change-in-control transaction would create uncertainty regarding continued employment for NEOs. This uncertainty would result from the fact that many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. To encourage the NEOs to remain employed with the Company during a time when their prospects for continued employment following the change in control would be uncertain, and to permit them to remain focused on the Company’s interests, NEOs are provided with enhanced severance benefits if their employment is terminated without cause or constructively terminated within a defined period of time around a change in control of EIX. Constructive termination (or a resignation for “good reason”) would include occurrences such as a material diminution in duties or salary, or a substantial relocation.

Given that none of the NEOs has an employment agreement that provides for fixed positions or duties, or for a guaranteed base salary or annual incentive award, we believe a constructive termination severance trigger is needed to prevent an acquirer from having an incentive to constructively terminate an NEO’s employment to avoid paying any severance benefits. We do not provide excise tax gross-ups on change-in-control severance benefits for any of our executives. We do not believe NEOs should be entitled to receive their cash severance benefits merely because a change-in-control transaction occurs. Therefore, the payment of cash severance benefits is subject to a double-trigger where a termination without cause or constructive termination of employment must also occur before payment.

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Compensation Discussion and Analysis

However, if a change in control occurs where EIX is not the surviving corporation, and following the transaction, outstanding equity awards are not continued or assumed, then NEOs and other holders of awards under our equity incentive plan would receive immediate vesting of their outstanding equity awards as described under Potential Payments Upon Termination or Change in Control. We believe it is appropriate to fully vest equity awards in change-in-control situations where EIX is not the surviving corporation and the equity awards are not assumed, whether or not employment is terminated, because such a transaction ends the NEOs’ ability to realize any further value with respect to the equity awards.

For detailed information on the estimated potential payments and benefits payable to NEOs if they terminate employment, including following a change in control of the Company, see Potential Payments Upon Termination or Change in Control.

Perquisites

In general, we provide no perquisites to our NEOs, but the Company may pay for certain security services if we believe a business-related security concern exists. In 2024, the Company paid for certain security services for Messrs. Pizarro and Powell, including home and other security services. Messrs. Pizarro and Powell were required by our board to accept such personal security protection given their specific roles at the Company and in light of a heightened risk environment. Given the nature of these concerns and costs, the Company does not consider the security services to be a perquisite. However, any such security services for 2024 were taken into account when determining whether the total amount of perquisites for an NEO exceeded the $10,000 threshold for required disclosure in the Summary Compensation Table.

Other Compensation Policies and Guidelines

Tax-Deductibility

Federal income tax law generally prohibits a publicly held company from deducting compensation paid to a current or former NEO that exceeds $1 million during the tax year. Certain amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017 may qualify for an exception to the $1 million deductibility limit. There can be no assurance that any compensation the Committee intended to be deductible will in fact be deductible.

Although the potential deductibility of compensation is one of the factors the Committee generally considers when designing the Company’s executive compensation program, the Committee has the flexibility to take any compensation-related actions it determines are in the best interests of the Company and its shareholders, including awarding compensation that will not be deductible for tax purposes.

Stock Ownership Guidelines

To underscore the importance of linking executive and shareholder interests, the Company has stock ownership guidelines that require Vice Presidents and more senior officers to own EIX Common Stock or equivalents in an amount ranging from one to six times their annual base salary. The stock ownership guidelines for NEOs who were employed on December 31, 2024 are as follows:

Stock Ownership Guideline as
Executive	Multiple of Base Salary
EIX President and CEO	6x
EIX CFO; EIX General Counsel	3x
SCE President and CEO	3x
EIX EVP not listed above or EIX Senior Vice President ("SVP")	2x

The NEOs are expected to achieve their ownership targets within five years from the date they became subject to the guidelines. EIX Common Stock owned outright, shares held in the 401(k) Plan, and vested and unvested restricted stock units which do not depend on performance measures are included in determining compliance with the guidelines. Shares that NEOs may acquire through the exercise or payout of stock options and performance shares are not included in determining compliance until the options or performance shares are exercised, or paid, as the case may be, and the shares are acquired. Based on ownership as of March 3, 2025, all NEOs are in compliance with the guidelines.

The guidelines provide that an officer subject to the guidelines may not sell EIX Common Stock acquired pursuant to an EIX long-term incentive award (“Acquired Stock”) if the officer does not meet his or her ownership requirement under the guidelines. An officer whose ownership satisfies the guidelines may not sell Acquired Stock to the extent the sale would cause his or her ownership to fall below the applicable guideline level. These transfer limitations do not apply to transfers to satisfy the exercise price of an EIX stock option or to satisfy tax withholding obligations with respect to an EIX long-term incentive award.

The guidelines also provide that officers should elect dividend reinvestment on shares of EIX Common Stock owned by them if they have not met their guideline level.

50 2025 Proxy Statement	www.edison.com/investors

Compensation Discussion and Analysis

Hedging and Pledging Policy

Under the Company’s Insider Trading Policy, the following activities related to Covered Securities, including EIX shares,8 are prohibited for all directors and employees, including NEOs:

●	Hedging related to Covered Securities. The Insider Trading Policy provides the following examples of hedging transactions: (i) selling security futures contracts related to Covered Securities; (ii) entering into prepaid variable forward contracts, equity swaps, or zero cost collars related to Covered Securities; and (iii) contributing a Company security to an exchange fund in exchange for an interest in the fund.
●	Trading in derivatives related to Covered Securities.
●	Purchasing Covered Securities on margin. Any Covered Securities purchased in the open market must be paid for fully at the time of purchase. Cashless exercises are permitted for stock options granted by the Company as compensation under the EIX 2007 Performance Incentive Plan.
●	Short sales of Covered Securities. Any Covered Securities sold by the director or employee must be owned by or her at the time of sale. Cashless exercises are permitted for stock options granted by the Company as compensation under the EIX 2007 Performance Incentive Plan.

In addition, directors, executive officers, and Vice Presidents and more senior officers who report directly to the CFO may not pledge Covered Securities as collateral for loans.

Compensation Recoupment Provisions

The Company adopted the Incentive Compensation Recoupment Policy for Accounting Restatements (the “Recoupment Policy”), effective on October 2, 2023, pursuant to the requirements of the NYSE listing standards implementing Rule 10D-1 of the Securities Exchange Act of 1934 (the “Clawback Rules”). The Company filed the Recoupment Policy as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Recoupment Policy applies to incentive-based compensation received by current and former Section 16 officers of the Company and SCE, executive officers of SCE and controllers of SCE (each, a “Covered Executive”). Recoupment of certain incentive-based compensation is required under the Recoupment Policy in the event that the Company or SCE is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In general, in the event of such a financial restatement, Covered Executives would forfeit or return the amount of any incentive-based compensation that they received during the three fiscal years preceding the date of the restatement that the Committee determines exceeds the amount the executive would have received had the revised financial statement(s) been used to determine the compensation. The Committee is responsible for administering the Recoupment Policy consistent with the requirements of the Clawback Rules that apply to EIX.

In addition, the Company has also adopted misconduct recoupment provisions to allow recoupment of annual and long-term incentive compensation from officers who are terminated or suspended without pay for certain misconduct (“Misconduct Recoupment Provisions”). The Misconduct Recoupment Provisions apply to annual and long-term incentive compensation (i.e., annual cash incentives, stock options and time-based and performance-based equity awards) awarded on or after January 1, 2024 and apply to all Vice Presidents and more senior officers of the Company and SCE.

8	The Insider Trading Policy defines “Covered Securities” as all of the securities of EIX and its consolidated subsidiaries, including: common, preferred and preference stocks or other equity securities; debt securities; and derivative, convertible and exchangeable securities related to these securities, whether or not issued by EIX or any of its subsidiaries.

www.edison.com/investors	2025 Proxy Statement 51

Compensation Discussion and Analysis

Compensation Committee Report

The Compensation and Executive Personnel Committee is composed of the five independent directors listed below and operates under a charter adopted by the Board, which is posted on our website at www.edison.com/corpgov.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and the discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s 2024 Annual Report and this Proxy Statement.

Vanessa C.L. Chang (Chair)

James T. Morris

Carey A. Smith

Linda G. Stuntz

Peter J. Taylor

Compensation Committee Interlocks and Insider Participation

The Committee members whose names appear on the Compensation Committee Report above served during all of 2024. Under applicable SEC rules, there were no interlocks or insider participation on the Committee.

52 2025 Proxy Statement	www.edison.com/investors

Executive Compensation

Executive Compensation

Summary Compensation Table – Fiscal Years 2022, 2023 and 2024

The following table presents information regarding the compensation of our NEOs for fiscal years 2022, 2023 and 2024. The table was prepared in accordance with SEC requirements. The total compensation presented below does not necessarily reflect the actual total compensation received by our NEOs. The amounts under “Stock Awards” and “Option Awards” do not represent the actual amounts paid to or realized by our NEOs for these awards during 2022-2024 but represent the aggregate grant date fair value of awards granted in those years as determined for financial reporting purposes. Likewise, the amounts under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” do not reflect amounts paid to or realized by our NEOs during 2022-2024.

						Change in
						Pension
						Value and
						Non-Qualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards(1)	Awards(2)	Compensation	Earnings(3)	Compensation(4)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Pedro J. Pizarro	2024	1,400,000	6,982,599	2,327,506	1,795,500	1,225,053	78,913	13,809,571
EIX President and CEO	2023	1,396,538	6,825,189	2,275,001	1,849,365	2,505,218	29,800	14,881,111
	2022	1,365,385	6,576,144	2,192,006	1,960,470	68,924	28,300	12,191,229
Maria Rigatti	2024	796,557	1,650,138	550,004	742,900	736,833	20,700	4,497,132
EIX EVP and CFO	2023	765,962	1,530,412	510,137	741,549	1,129,358	19,800	4,697,218
	2022	732,115	1,433,324	477,757	761,570	22,486	18,300	3,445,552
Adam S. Umanoff	2024	705,984	1,171,547	390,512	716,656	251,994	20,700	3,257,393
EIX EVP, General Counsel and Corporate	2023	670,962	1,088,583	362,815	611,820	308,548	19,800	3,062,528
Secretary	2022	635,962	984,154	328,006	569,856	320,176	18,300	2,856,454
Steven D. Powell	2024	763,689	1,501,591	500,510	634,865	478,489	71,674	3,950,818
SCE President and CEO	2023	707,500	1,394,348	464,761	594,683	819,612	23,225	4,004,129
	2022	650,000	1,145,681	381,882	591,175	8,501	22,480	2,799,719
Caroline Choi	2024	540,484	631,267	210,368	351,990	243,000	20,700	1,997,809
EIX and SCE EVP	2023	519,623	606,876	202,286	349,479	337,216	19,800	2,035,280
	2022	496,623	564,215	188,026	334,835	26,184	18,300	1,628,183

(1)

Stock awards consist of performance shares and restricted stock units granted under the 2007 Performance Incentive Plan in the year indicated. The performance share and restricted stock unit amounts shown in the Summary Compensation Table reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. For performance shares, the value is reported as of the grant date based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions and methodologies used to calculate these amounts, see the discussion contained in (i) Note 9 (Compensation and Benefit Plans) to Consolidated Financial Statements, included as part of the Company’s 2024 Annual Report and (ii) similar Notes to the Company’s Consolidated Financial Statements for prior years when the awards were granted.

The table below shows the maximum grant date value of the performance share awards included in the Summary Compensation Table assuming achievement of the highest level of performance conditions. The performance period for the 2022 performance share awards ended on December 31, 2024. EIX’s TSR ranked at the 79th percentile among the comparison group TSR for the TSR performance shares granted in 2022, resulting in a payout at 200% of target for those performance shares. The performance periods for the 2023 and 2024 performance shares have not ended.

	Maximum	Maximum	Maximum
	Performance Share	Performance Share	Performance Share
	Potential as of	Potential as of	Potential as of
	Grant Date for 2024	Grant Date for 2023	Grant Date for 2022
	Awards	Awards	Awards
Name	($)	($)	($)
Pedro J. Pizarro	9,310,159	9,100,271	8,768,203
Maria Rigatti	2,200,204	2,040,560	1,911,134
Adam S. Umanoff	1,562,064	1,451,432	1,312,204
Steven D. Powell	2,002,136	1,859,118	1,527,563
Caroline Choi	841,672	809,161	752,259
(2)

Option awards consist of non-qualified stock options granted under the 2007 Performance Incentive Plan in the year indicated. The option amounts shown in the Summary Compensation Table reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate these amounts, see the discussion of options contained in (i) Note 9 (Compensation and Benefit Plans) to Consolidated Financial Statements, included as part of the Company’s 2024 Annual Report and (ii) similar Notes to the Company’s Consolidated Financial Statements for prior years when the awards were granted.

(3)

The reported amounts for 2024 represent the aggregate change in the actuarial present value of the accumulated benefit under the SCE Retirement Plan and the EIX Executive Retirement Plan. The change in pension value amounts reported in column (g) and this footnote (3) are based on accounting rules and incorporate changes in discount rates and other assumptions that are outside the control of the Committee and may not reflect the actual amounts that ultimately will be paid to the NEO. The assumptions used for pension plan benefit accruals and payments may differ from assumptions used for accounting purposes and may change from time to time. See Pension Benefits Table below for an explanation of pension benefit formulas.

(4)

Amounts reported for 2024 represent EIX or SCE contributions to the 401(k) Plan for each NEO other than Messrs. Pizarro and Powell. For Mr. Pizarro, the amount reported for 2024 includes (i) $20,700 for company matching contributions to the 401(k) Plan, (ii) $48,213 in security services, and (iii) $10,000 in charitable matching gifts under the Director Matching Gift Program described in footnote (4) to the Director Compensation Table above. For Mr. Powell, the amount reported for 2024 includes (i) $20,700 for company matching contributions to the 401(k) Plan, (ii) $46,063 in security services and (iii) $4,911 in charitable matching gifts under the Director Matching Gift Program described in footnote (4) to the Director Compensation Table above.

53 2025 Proxy Statement	www.edison.com/investors

Executive Compensation

Grants of Plan-Based Awards Table – Fiscal Year 2024

The following table presents information regarding the incentive plan awards granted to our NEOs during 2024.

			Estimated Future Payouts			Estimated Future Payouts
			Under Non-Equity Incentive			Under Equity Incentive			All Other	All Other		Grant
			Plan Awards(1)			Plan Awards(2)			Stock	Option		Date Fair
						Threshold	Target	Maximum	Awards:	Awards:	Exercise	Value
						Number	Number	Number	Number	Number of	or Base	of Stock
						of Shares	of Shares	of Shares	of Shares	Securities	Price of	and
		Date of				of Stock	of Stock	of Stock	of Stock	Underlying	Option	Option
	Grant	Committee	Threshold	Target	Maximum	or Units	or Units	or Units	or Units	Options	Awards	Awards(3)
Name	Date	Action	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Pedro J. Pizarro
TSR Performance Shares	3/1/2024	2/21/2024				7,415	29,658	59,316				2,327,560
EPS Performance Shares	3/1/2024	2/21/2024				8,744	34,974	69,948				2,327,520
Stock Options	3/1/2024	2/21/2024								175,264	66.55	2,327,506
Restricted Stock Units	3/1/2024	2/21/2024							34,974			2,327,520
Annual Incentive				1,890,000	3,780,000
Maria Rigatti
TSR Performance Shares	3/1/2024	2/21/2024				1,752	7,009	14,018				550,066
EPS Performance Shares	3/1/2024	2/21/2024				2,066	8,265	16,530				550,036
Stock Options	3/1/2024	2/21/2024								41,416	66.55	550,004
Restricted Stock Units	3/1/2024	2/21/2024							8,265			550,036
Annual Incentive				680,000	1,360,000
Adam S. Umanoff
TSR Performance Shares	3/1/2024	2/21/2024				1,244	4,976	9,952				390,516
EPS Performance Shares	3/1/2024	2/21/2024				1,467	5,868	11,736				390,515
Stock Options	3/1/2024	2/21/2024								29,406	66.55	390,512
Restricted Stock Units	3/1/2024	2/21/2024							5,868			390,515
Annual Incentive				603,500	1,207,000
Steven D. Powell
TSR Performance Shares	3/1/2024	2/21/2024				1,595	6,378	12,756				500,545
EPS Performance Shares	3/1/2024	2/21/2024				1,880	7,521	15,042				500,523
Stock Options	3/1/2024	2/21/2024								37,689	66.55	500,510
Restricted Stock Units	3/1/2024	2/21/2024							7,521			500,523
Annual Incentive				654,500	1,309,000
Caroline Choi
TSR Performance Shares	3/1/2024	2/21/2024				670	2,681	5,362				210,405
EPS Performance Shares	3/1/2024	2/21/2024				791	3,162	6,324				210,431
Stock Options	3/1/2024	2/21/2024								15,841	66.55	210,368
Restricted Stock Units	3/1/2024	2/21/2024							3,162			210,431
Annual Incentive				352,872	705,744

(1)

Maximum amounts reported reflect 200% of the applicable annual incentive target under the EICP. For information regarding the description of performance-based conditions under the EICP, see Annual Incentive Awards in the CD&A above.

(2)

One-half of each NEO’s 2024 performance share award value was granted in performance shares subject to a TSR vesting metric and the other half of the award value was granted in performance shares subject to an EPS vesting metric. The TSR and EPS components of each NEO’s award are subject to different threshold and other vesting requirements. In order to reflect these differences, the table above reports the TSR and EPS components of each NEO’s 2024 performance share award as separate awards. See Long-Term Incentive Awards in the CD&A above and Potential Payments on Termination or Change in Control below for information regarding the terms of the awards, the description of performance-based vesting conditions, the criteria for determining the amounts payable, and the consequences of a termination of employment in certain circumstances.

(3)

The amounts shown for performance shares, options, and restricted stock units represent the grant date fair value of the awards in 2024 determined in accordance with FASB ASC Topic 718. There is no guarantee that, if and when the awards vest, they will have this value. Assumptions used in the calculation of these amounts are referenced in footnotes (1) and (2) to the Summary Compensation Table.

54 2025 Proxy Statement	www.edison.com/investors

Executive Compensation

Outstanding Equity Awards Table – Fiscal Year-End 2024

The following table presents information regarding the outstanding equity awards held by our NEOs at the end of 2024.

		Option Awards				Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan Awards:	Plan Awards:
							Market	Number of	Market or
		Number of	Number of			Number	Value of	Unearned	Payout Value of
		Securities	Securities			of Shares	Shares or	Shares,	Unearned Shares,
		Underlying	Underlying			or Units of	Units of	Units or	Units or Other
		Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	Rights That
		Options	Options	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Grant	Exercisable(1)	Unexercisable(1)	Price	Expiration	Vested(2)	Vested(2)(3)	Not Vested(4)	Vested(3)(4)
Name	Date	(#)	(#)	($)	Date	(#)	($)	(#)	($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Pedro J. Pizarro	3/2/2015	111,608	—	63.72	1/2/2025	—	—	—	—
	3/1/2016	116,785	—	66.88	1/2/2026	—	—	—	—
	9/30/2016	75,836	—	72.25	1/2/2026	—	—	—	—
	3/1/2017	249,942	—	79.38	1/4/2027	—	—	—	—
	3/1/2018	373,476	—	60.78	1/3/2028	—	—	—	—
	3/5/2019	402,500	—	62.50	1/2/2029	—	—	—	—
	3/5/2020	451,187	—	69.01	1/2/2030	—	—	—	—
	3/1/2021	397,205	132,401	54.91	1/2/2031	—	—	—	—
	3/1/2022	147,909	73,954	63.65	1/2/2032	38,795	3,097,372	—	—
	3/1/2023	59,948	119,894	64.59	1/3/2033	37,953	3,030,174	64,748	5,169,442
	3/1/2024	—	175,264	66.55	1/3/2034	36,082	2,880,781	66,679	5,323,687
Maria Rigatti	3/2/2015	22,500	—	63.72	1/2/2025	—	—	—	—
	3/1/2016	22,103	—	66.88	1/2/2026	—	—	—	—
	9/30/2016	22,294	—	72.25	1/2/2026	—	—	—	—
	3/1/2017	60,197	—	79.38	1/4/2027	—	—	—	—
	3/1/2018	88,537	—	60.78	1/3/2028	—	—	—	—
	3/5/2019	104,092	—	62.50	1/2/2029	—	—	—	—
	3/5/2020	111,285	—	69.01	1/2/2030	—	—	—	—
	3/1/2021	92,193	30,730	54.91	1/2/2031	—	—	—	—
	3/1/2022	32,238	16,118	63.65	1/2/2032	—	—	—	—
	3/1/2023	13,443	26,884	64.59	1/3/2033	—	—	14,518	1,159,146
	3/1/2024	—	41,416	66.55	1/3/2034	—	—	15,758	1,258,107
Adam S. Umanoff	3/1/2017	52,672	—	79.38	1/4/2027	—	—	—	—
	3/5/2019	74,258	—	62.50	1/2/2029	—	—	—	—
	3/5/2020	79,389	—	69.01	1/2/2030	—	—	—	—
	3/1/2021	69,132	23,043	54.91	1/2/2031	—	—	—	—
	3/1/2022	22,133	11,066	63.65	1/2/2032	—	—	—	—
	3/1/2023	9,561	19,120	64.59	1/3/2033	—	—	10,327	824,496
	3/1/2024	—	29,406	66.55	1/3/2034	—	—	11,188	893,212

www.edison.com/investors	2025 Proxy Statement 55

Executive Compensation

		Option Awards				Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan Awards:	Plan Awards:
							Market	Number of	Market or
		Number of	Number of			Number	Value of	Unearned	Payout Value of
		Securities	Securities			of Shares	Shares or	Shares,	Unearned Shares,
		Underlying	Underlying			or Units of	Units of	Units or	Units or Other
		Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	Rights That
		Options	Options	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Grant	Exercisable(1)	Unexercisable(1)	Price	Expiration	Vested(2)	Vested(2)(3)	Not Vested(4)	Vested(3)(4)
Name	Date	(#)	(#)	($)	Date	(#)	($)	(#)	($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Steven D. Powell	3/2/2015	6,925	—	63.72	1/2/2025	—	—	—	—
	3/1/2016	8,328	—	66.88	1/2/2026	—	—	—	—
	3/1/2017	7,763	—	79.38	1/4/2027	—	—	—	—
	3/1/2018	10,183	—	60.78	1/3/2028	—	—	—	—
	9/28/2018	1,425	—	67.68	1/3/2028	—	—	—	—
	3/5/2019	14,616	—	62.50	1/2/2029	—	—	—	—
	9/30/2019	5,184	—	75.42	1/2/2029	—	—	—	—
	3/5/2020	29,441	—	69.01	1/2/2030	—	—	—	—
	3/1/2021	37,008	12,335	54.91	1/2/2031	—	—	—	—
	12/31/2021	7,230	2,409	68.25	1/2/2031	—	—	—	—
	3/1/2022	25,768	12,884	63.65	1/2/2032	6,759	539,627	—	—
	3/1/2023	12,248	24,492	64.59	1/3/2033	7,754	619,060	13,228	1,056,084
	3/1/2024	—	37,689	66.55	1/3/2034	7,759	619,499	14,339	1,144,850
Caroline Choi	3/1/2016	9,941	—	66.88	1/2/2026	—	—	—	—
	6/30/2016	1,829	—	77.67	1/2/2026	—	—	—	—
	3/1/2017	8,665	—	79.38	1/4/2027	—	—	—	—
	3/1/2018	13,260	—	60.78	1/3/2028	—	—	—	—
	3/5/2019	23,760	—	62.50	1/2/2029	—	—	—	—
	3/5/2020	31,314	—	69.01	1/2/2030	—	—	—	—
	3/1/2021	34,167	11,388	54.91	1/2/2031	—	—	—	—
	3/1/2022	12,688	6,343	63.65	1/2/2032	3,329	265,767	—	—
	3/1/2023	5,331	10,660	64.59	1/3/2033	3,375	269,441	5,757	459,651
	3/1/2024	—	15,841	66.55	1/3/2034	3,262	260,451	6,028	481,283

(1)

Subject to each NEO’s continued employment, each unvested stock option grant becomes vested in equal annual installments—over a three-year vesting period for 2024, 2023 and 2022 grants and over a four-year vesting period for grants made before 2022—with the first installment vesting on January 2 in the year following the year in which the grant occurs and the remaining installments vesting on the anniversaries of that date thereafter (if January 2 falls on a holiday or weekend, then vesting occurs either on the preceding business day or the next business day on which the New York Stock Exchange is open, depending on the terms applicable to the grant).

(2)

Subject to each NEO’s continued employment, restricted stock units become vested and payable on January 2 at the end of a three-year vesting period beginning with the year in which the grant occurs (if January 2 falls on a holiday or weekend, then vesting occurs on the next business day on which the New York Stock Exchange is open).

(3)

The values shown in columns (h) and (j) of the table are determined by multiplying the number of shares or units reported in column (g) or (i), respectively, by the closing price of EIX Common Stock on December 31, 2024 (the last NYSE trading day in 2024).

(4)

Subject to each NEO’s continued employment, approximately half of each NEO’s 2023 and 2024 performance share grants become earned and vested based on EIX’s comparative TSR during the relevant three-year performance period (“TSR Performance Shares”) and the remainder become earned and vested based on EIX’s average annual Core EPS measured against target levels for the three calendar years in the relevant performance period (“EPS Performance Shares”). The number of performance shares included for each NEO in column (i) of the table above is the aggregate number of shares that may become earned if (i) for the TSR Performance Shares granted in 2023 and 2024, EIX’s TSR for the 2023-2025 and 2024-2026 performance periods, respectively, turns out to be at the 75th percentile of the comparison group of companies or greater and (ii) for the EPS Performance Shares granted in both years, EIX’s Core EPS turns out to be equal to or greater than 120% of the target level each year in the performance periods. These are the maximum (i.e., 200% of target) number of 2023 and 2024 TSR Performance Shares, and the maximum (i.e., 200% of target) number of 2023 and 2024 EPS Performance Shares that may become payable (including shares added by reinvestment of dividend equivalents). These payout assumptions are presented in accordance with SEC guidance and are provided only for purposes of illustration as of December 31, 2024 and not as an expectation or projection about the future. They do not reflect developments since December 31, 2024.

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Option Exercises and Stock Vested Table – Fiscal Year 2024

The following table presents information regarding the exercise of stock options by our NEOs and vesting of stock awards during 2024. The stock awards listed in the following table represent the value realized on the vesting of restricted stock units during 2024, and the value realized on the vesting of 2022 performance share awards payable for the 2022-2024 performance period.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise(1)	on Vesting(2)	on Vesting(2)(3)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Pedro J. Pizarro	65,879	451,930	148,601	11,566,185
Maria Rigatti	18,386	301,898	58,445	4,597,018
Adam S. Umanoff	226,767	4,306,693	22,344	1,783,915
Steven D. Powell	6,852	140,055	23,482	1,840,939
Caroline Choi	10,004	120,541	12,758	992,928
(1)	The value realized on exercise of stock options equals the difference between (i) the market price of EIX Common Stock on the exercise date and (ii) the exercise price of those options, multiplied by the number of shares as to which the options were exercised.
(2)	This column (d) includes shares of EIX Common Stock issuable upon the vesting of (i) restricted stock units granted to Messrs. Pizarro and Powell and Mses. Rigatti and Choi in 2021 that vested on January 2, 2024 and (ii) performance shares granted in 2022 to all of the NEOs that vested on December 31, 2024. Mr. Umanoff was retirement-eligible during all of 2024, and Ms. Rigatti became retirement-eligible during 2024. Thus, the amounts reported in this column (d) include 6,053 shares subject to restricted stock units granted to Mr. Umanoff in 2024 and 25,492 shares subject to restricted stock units granted to Ms. Rigatti in 2022, 2023, and 2024, in each case including dividend equivalents, that are considered vested for this purpose because the units would have been payable in accordance with the retirement provisions of the awards had the executive elected to retire on December 31, 2024 (the “Retirement Vested RSUs”). In accordance with applicable SEC rules, these Retirement Vested RSUs are also reported as 2024 registrant contributions in the Non-Qualified Deferred Compensation Table below because, while the units vested or are considered to have vested for certain purposes, they were not yet payable on December 31, 2024.
(3)	The values in this column (e) are based on the market prices of EIX Common Stock on January 2, 2024 (as to awards that vested on that date) and December 31, 2024 (the last NYSE trading day in 2024 as to the Retirement Vested RSUs described in footnote (2) above) which were $72.34 and $79.84, respectively. For Mr. Umanoff, the portion of the amounts attributable to his 2024 Retirement Vested RSUs described in footnote (2) is $483,343. For Ms. Rigatti, the portion of the amounts attributable to her 2022, 2023, and 2024 Retirement Vested RSUs described in footnote (2) are $2,035,307.

Pension Benefits Table

The following table presents information regarding the present value of accumulated benefits that may become payable to, and payments made to, our NEOs under the qualified and non-qualified defined-benefit pension plans sponsored by SCE or EIX.

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service(1)	Benefit(2)	Fiscal Year(3)
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Pedro J. Pizarro	SCE Retirement Plan	25.2	826,926	—
	Executive Retirement Plan	25	16,608,906	—
Maria Rigatti	SCE Retirement Plan	25.2	971,813	—
	Executive Retirement Plan	25	6,720,396	21,315
Adam S. Umanoff	SCE Retirement Plan	10.0	255,236	—
	Executive Retirement Plan	10	2,110,539	—
Steven D. Powell	SCE Retirement Plan	24.5	388,738	—
	Executive Retirement Plan	25	2,554,687	—
Caroline Choi	SCE Retirement Plan	12.9	286,954	—
	Executive Retirement Plan	13	1,419,674	—

(1)	The years of credited service are presented as of December 31, 2024 and reflect all years of credited service with EIX and its affiliates.
(2)	The amounts reported in column (d) for “Present Value of Accumulated Benefit” (“PVAB”) are actuarial estimates of the present value of each NEO’s accumulated benefits under the SCE Retirement Plan and the Executive Retirement Plan, using the same measurement date (December 31, 2024) and material assumptions used for year-end 2024 financial reporting purposes, except that it is assumed for purposes of the amounts reported in column (d) that each NEO retires at the later of December 31, 2024, 5 years of service, or age 61, the youngest age at which an unreduced retirement benefit is available from the SCE Retirement Plan and the Executive Retirement Plan. The following assumptions were used to calculate the PVAB: (i) discount rate of 5.56% for the SCE Retirement Plan and 5.38% for the Executive Retirement Plan; (ii) the Pri-2012 White Collar Mortality Table projected with the MP-2021 projection table; (iii) 85% of benefits under the SCE Retirement Plan are paid in the form of a lump sum and 15% are paid in the form of a single life annuity, while 100% of benefits under the Executive Retirement Plan are paid in the form of a lump sum; and (iv) lump sum amounts are determined using an interest rate of 5.56%.
(3)	Payments were made to Ms. Rigatti in accordance with plan terms pursuant to her 2014 termination of employment from Edison Mission Energy, an indirect wholly owned subsidiary of EIX that in 2014 had substantially all of its assets and liabilities discharged in bankruptcy or transferred to third parties. These payments were reflected in the 2024 change in pension value amount reported in footnote (3) to the Summary Compensation Table.

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SCE Retirement Plan

The SCE Retirement Plan is a non-contributory defined-benefit pension plan subject to ERISA. The Retirement Plan was a traditional final average pay plan with a Social Security offset until April 1, 1999, when for most participants a transition to cash balance features was adopted. Employees hired on or after December 31, 2017 are not eligible to participate in the plan.

Form of Payment

Eligible participants may elect a lump sum, life annuity, joint and survivor annuity (if married), or a contingent annuity. For married participants, payment in a joint and 50% survivor annuity is the automatic form of benefit, absent an alternative election. The cost of the spousal survivor annuity benefit is fully subsidized by EIX and SCE. For single participants, the single life annuity option is the automatic payment method. Participants can choose to start receiving benefit payments after separation from service or can effectively defer commencement of payments until age 72.

Cash Balance Benefits

Eligible employees have cash balance accounts that earn interest monthly based on the third segment rate of a corporate bond yield curve specified by the Internal Revenue Service for the month of August preceding the plan year.

Eligible employees of participating companies also earn a monthly pay credit ranging from 3% to 9% of base pay, depending on the number of age plus service “points” the participant has earned. The pay credits are received for each month the participant has an hour of service with the participating company. An additional credit of $150 per month is applied each month to the cash balance account of each participant who is eligible to receive a pay credit for that month.

Grandfathered Benefits

Eligible participants (at least age 50 or with 60 combined age and service points as of March 31, 1999) are considered “grandfathered” and accrue benefits under prior plan formulas.

Upon separation, the grandfathered participant will be eligible to receive the greater of the benefit calculated under the prior plan formulas (offset by any profit sharing account balance in the 401(k) Plan) or the value of the new cash balance account.

An actuarial reduction of the normal age 65 benefit applies if a grandfathered participant either terminates prior to age 55 and commences benefits prior to age 65, or retires and commences benefits after attaining age 55 but prior to age 61. The pension benefit commencing at age 55 for an employee terminating prior to age 55 with at least five years of service is 53.6% of the normal age 65 benefit, while the pension benefit commencing at age 55 for an employee retiring at age 55 with at least five years of service is 77% of the normal age 65 benefit. Lower early retirement reductions are applied for benefit commencement after age 55 but prior to age 61. An unreduced early retirement benefit is available from age 61 through age 64.

No NEO is eligible for grandfathered benefits under the SCE Retirement Plan.

Vesting

Full vesting occurs after three years of service, upon attainment of age 65, or upon death while employed.

Executive Retirement Plan

The Executive Retirement Plan is an unfunded benefit plan permitted by ERISA and designed to allow NEOs and other executives to receive benefits that would be paid under the SCE Retirement Plan or 401(k) Plan but for limitations under ERISA and the Internal Revenue Code, and certain additional benefits. In connection with the adoption of Internal Revenue Code Section 409A, the Executive Retirement Plan was separated into two plan documents in 2008. The grandfathered plan document applies to benefits accrued, determined and vested prior to January 1, 2005, while the 2008 plan document applies to benefits accrued, determined or vested on or after January 1, 2005.

Eligibility and Vesting

Company executives, including the NEOs, are eligible to participate in the Executive Retirement Plan. Benefits vest after five years of service, upon death or disability, or upon qualifying for severance benefits under the Severance Plan.

Final Average Pay Benefit Formula Prior to 2018

Executives who participated in the Executive Retirement Plan prior to January 1, 2018, including all the NEOs, accrued an age 65 benefit calculated using the following final average pay formula:

(1.75% x Total Compensation for each year up to 30 years) + (1% x Total Compensation for each year over 30 years).

Total Compensation is the NEO’s base salary and annual incentive award earned in the 36 consecutive months when the total of these payments was the highest (the 36 months need not be consecutive for those grandfathered in the provisions effective prior to 2008).

Because he was a senior executive prior to January 1, 2006, Mr. Pizarro accrued an additional service percentage of 0.75% per year for his first ten years of service.

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The actual benefit payable is reduced and offset by (i) all amounts payable under the SCE Retirement Plan described above, (ii) up to 40% of the executive’s primary Social Security benefits and (iii) the value of 401(k) Plan accounts derived from company profit sharing contributions, if any.

Executive Retirement Account Formula for New Executives After 2017

The Committee changed the Executive Retirement Plan benefit effective January 1, 2018 in order to simplify the plan for new executives and decrease the portion of executives’ compensation and benefits packages not tied directly to performance. An individual who first participates in the plan on or after January 1, 2018 will not receive a final average pay benefit. Instead, the individual’s Executive Retirement Plan benefit will be based on the total credits in his or her Executive Retirement Account (“ERA”). Executives first participating in the Executive Retirement Plan on or after January 1, 2018 receive the following ERA credits: (i) ERA Salary Credits equal to 12% of the differential between the executive’s actual salary for a year and the executive’s earnings taken into account for purposes of determining deferrals under the 401(k) Plan for that year (unless the executive was employed as a non-executive by the Company prior to 2018 and is receiving cash balance credits under the SCE Retirement Plan, in which case the ERA Salary Credits are calculated in the same manner as described in Benefit Formula for Other Executives below); (ii) 12% of the executive’s annual incentive paid under the Executive Incentive Compensation Plan, beginning with the annual incentive for 2018 (“ERA Bonus Credits”); and (iii) interest on the ERA balance based on the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a sixty-month period preceding September 1 of the prior year (“ERA Interest Credits”). EIX may change the interest rate for ERA Interest Credits on a prospective basis for all plan participants. An individual hired or rehired on or after July 1, 2024 may also receive additional ERA Salary Credits annually ranging from 1 – 2% of the executive’s earnings taken into account for purposes of determining deferrals under the 401(k) Plan for the year. Whether an executive receives such additional ERA Salary Credits depends on the profit sharing contributions that such executive receives under the 401(k) Plan, which is based on age and service points under such plan. None of the NEOs is eligible to receive profit sharing contributions under the 401(k) Plan or such additional ERA Salary Credits.

Benefit Formula for Other Executives

Individuals who participated in the Executive Retirement Plan prior to 2018 and were executives on January 1, 2018, including all the NEOs, will receive a benefit that is the lesser of: (i) the lump sum value of the final average pay benefit determined as described above in Final Average Pay Benefit Formula Prior to 2018 (determined taking into account service before and after January 1, 2018); or (ii) the sum of (x) the lump sum value of the final average pay benefit determined as described above in Final Average Pay Benefit Formula Prior to 2018 but substituting 1% for 1.75% and 0.5% for 1% in the final average pay benefit formula as to years of service accrued after 2017 and (y) the total credits in the participant’s Executive Retirement Account. The aggregate benefit under the Executive Retirement Plan (i.e., totaling the final average pay benefit, if applicable, and the ERA benefit) is expected to be reduced for most executives and will be unchanged for the rest.

Executives who participated in the Executive Retirement Plan prior to 2018 received the following ERA credits for 2024:

●	2024 Trued-Up Salary Credits equal to: 12% of the executive’s actual salary for 2024; minus an assumed match of 6% of the executive’s earnings taken into account for purposes of determining deferrals under the 401(k) Plan for 2024; minus the executive’s cash balance pay credits for 2024 under the SCE Retirement Plan. If this calculation resulted in a negative number (“Bonus Adjustment”), the executive received no 2024 Trued-Up Salary Credits and the Bonus Adjustment was applied to the executive’s 2024 Trued-Up Bonus Credits.
●	2024 Trued-Up Bonus Credits equal to: 12% of the executive’s actual bonus for 2024 under the EICP; as adjusted downward by applying any Bonus Adjustment.
●	ERA Interest Credits.

Severance Benefit

If an NEO becomes entitled to severance benefits under the Severance Plan, or any successor plan, the NEO will receive additional service and age credits for purposes of the final average pay benefit and/or additional ERA credits, as applicable, to calculate the NEO’s benefit under the Executive Retirement Plan as described under Potential Payments Upon Termination or Change in Control below. These severance benefit protections are provided to attract and retain qualified executives.

Payment of Plan Benefits

Benefits that become payable under the grandfathered plan document are generally payable as follows. Upon a vested participant’s retirement at or after age 55 or death, the normal form of benefit is a life annuity, paid monthly, with a 50% spousal survivor benefit following the death of the participant (if the surviving spouse is more than five years younger than the participant, the spousal benefit will be reduced to an amount less than 50% of the pre-death benefit to account for the longer projected payout period). The cost of this spousal survivor benefit is fully subsidized by EIX and SCE. A contingent annuity benefit for a survivor other than a spouse is also available, but without company subsidy.

Participants may elect to receive an alternative form of benefit, such as a lump-sum payment or monthly payments over 60 or 120 months. If the participant’s employment terminates for any reason other than death, retirement, permanent and total disability, or

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involuntary termination not for cause, vested benefits will be paid after the participant attains age 55 in an annuity only. If a participant’s employment is terminated for cause, all benefits will be forfeited.

Benefits that become payable under the 2008 plan document are generally payable as follows. Participants have sub- accounts for annual accruals for which they may elect payment in the form of a single lump-sum, annual installments, a life annuity with a 50% spousal survivor benefit following the participant’s death, or a contingent annuity. Participants may elect to have their designated form of payment triggered by their separation from service; however, payment will not occur before a participant reaches age 55 other than in the case of death.

Payments triggered by separation from service begin upon a specified time following the applicable triggering event. Payments may be delayed or accelerated under the 2008 plan document if permitted or required under Section 409A of the Internal Revenue Code; if payments are delayed after the later of the applicable triggering event or age 55, interest is credited at a rate based on the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a sixty-month period preceding September 1 of the prior year. EIX established this interest rate for all plan participants and may change the interest rate on a prospective basis.

The annuity options available under the 2008 plan document have the same features as the annuity options available under the grandfathered plan document. Account balances payable in installments under the 2008 plan document earn interest at a rate of interest determined in the same manner as described in the preceding paragraph for delayed payments.

The final average pay benefit formula includes benefit reductions for termination prior to age 55, or early retirement after attaining age 55 but prior to age 61, similar to the formula for the SCE Retirement Plan discussed above. If an NEO terminates prior to age 55 but with a total of 68 years of age and service, the benefit formula includes a special early retirement benefit reduction based on the SCE Retirement Plan formula for early retirement. As of December 31, 2024, Mr. Powell was eligible for this special early retirement benefit. An unreduced early retirement benefit is available for retirement at age 61 through age 64. Ms. Rigatti was eligible to receive this benefit as of December 31, 2024.

Non-Qualified Deferred Compensation Table – Fiscal Year 2024

The following table presents information regarding the contributions to and earnings on our NEOs’ deferred compensation balances during 2024, and the total deferred amounts for the NEOs at the end of 2024. All deferrals are under the Executive Deferred Compensation Plan (“EDCP”), except for restricted stock units (“RSUs”) that vested or are considered to have been vested for certain purposes at the end of 2024 as a result of the retirement vesting provisions applicable to such RSUs.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at Last
		Last Fiscal Year(2)	Last Fiscal Year(2)	Last Fiscal Year(3)	Distributions(4)	Fiscal Year End
Name(1)		($)	($)	($)	($)	($)
(a)		(b)	(c)	(d)	(e)	(f)
Pedro J. Pizarro	EDCP	254,937	—	197,815	—	4,885,698
Maria Rigatti	EDCP	—	—	51,435	3,520	1,252,000
	RSUs	—	2,035,307	—	—	2,035,307
Adam S. Umanoff	EDCP	—	—	172,731	—	4,208,503
	RSUs	—	483,343	125,058	500,493	1,437,004
Steven D. Powell	EDCP	297,342	—	46,817	14,281	1,191,050
Caroline Choi	EDCP	26,983	—	61,838	—	1,520,088
(1)	The balances shown represent compensation already reportable in the Summary Compensation Table in this and prior Proxy Statements, except for the portion of interest not considered above-market under SEC rules.
(2)	The amounts reported as executive and registrant contributions in 2024 also are included as compensation in the appropriate columns of the Summary Compensation Table above, except as otherwise noted in this footnote (2) with respect to the RSUs awarded to Mr. Umanoff and Ms. Rigatti. The RSUs awarded to Mr. Umanoff and Ms. Rigatti during 2022, 2023, and 2024 are reported in the Stock Awards column of the Summary Compensation Table above for the year of grant (based on their respective grant date fair values), while in this Non-Qualified Deferred Compensation Table the units that became vested (or deemed vested for certain purposes during 2024 as a result of the retirement vesting provisions applicable to these awards) are reported as registrant contributions based on the closing price of EIX Common Stock on December 31, 2024 (the last NYSE trading day in 2024) and include dividend equivalents accrued as of December 31, 2024. Mr. Umanoff was retirement-eligible during all of 2024, and Ms. Rigatti became retirement-eligible during 2024. All of the RSUs granted to Mr. Umanoff in 2024 and to Ms. Rigatti in 2022, 2023, and 2024 became vested for certain purposes during 2024 as a result of the retirement vesting provisions applicable to these awards. In accordance with applicable SEC rules, these units are reflected in this table because, while the units are considered to have been vested for certain purposes at the end of 2024, they had not yet become payable.
(3)	Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is included as compensation in the Summary Compensation Table. There were no such earnings considered to be above-market to report for 2024 in column (g) of the Summary Compensation Table above under SEC rules.
(4)	Distributions to Ms. Rigatti were made in accordance with plan terms pursuant to her 2014 termination of employment from Edison Mission Energy, an indirect wholly owned subsidiary of EIX that in 2014 had substantially all of its assets and liabilities discharged in bankruptcy or transferred to third parties. Distributions to Mr. Powell were made in accordance with plan terms pursuant to his in-service payment elections. The amounts reported in column (e) for Mr. Umanoff for RSUs reflect distributions in 2024 for restricted stock units granted in 2021 that are considered to have become vested for certain purposes but not payable prior to 2024 as a result of the retirement vesting provisions applicable to such awards.

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Executive Deferred Compensation Plan

As part of the 2008 Internal Revenue Code Section 409A amendments, the Executive Deferred Compensation Plan was separated into two plan documents. The grandfathered plan document applies to deferrals earned, determined and vested prior to January 1, 2005, while the 2008 plan document applies to deferrals earned, determined or vested on or after January 1, 2005.

Contributions

Each NEO may elect to defer up to 75% of base salary. Each NEO may also elect to defer up to 85% of any annual incentive award earned. All such deferrals are fully vested.

The Committee changed the Executive Deferred Compensation Plan effective January 1, 2018 to eliminate matching contributions, in order to simplify the plan and decrease the portion of executives’ compensation and benefits packages not tied directly to performance.

Interest

Amounts deferred (including earnings and matching contributions) accrue interest until paid. The interest crediting rate on each NEO’s account balance is the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a sixty-month period ending September 1. EIX established this interest rate for all plan participants and has discretion to change the interest rate on a prospective basis.

Payment of Grandfathered Benefits

Benefits under the grandfathered plan document may be deferred until a specified date, retirement, death or termination of employment. At the participant’s election, compensation deferred until retirement or death may be paid as a lump sum, in monthly installments over 60, 120, or 180 months, or in a combination of a partial lump sum and installments. Deferred compensation is paid as a single lump sum or in three annual installments upon any other termination of employment. However, if a participant’s employment is terminated without cause, the participant may elect to receive payment at such time or a later date when the participant turns age 55, and the same payment options available for retirement will generally be applicable.

Each NEO was permitted to elect at the time of deferral to receive payment of such deferral on a fixed date in accordance with procedures established under the grandfathered plan document, and deferred amounts may also be paid in connection with a change in control of EIX or SCE in certain circumstances.

Certain amounts deferred under the grandfathered plan document may be withdrawn at any time at the election of an NEO; however, any amounts withdrawn are subject to a 10% early withdrawal penalty. Emergency hardship withdrawals without penalty also may be permitted at EIX’s discretion.

Payment of 2008 Plan Benefits

Benefits under the 2008 plan document may be deferred until a specified date, death, or other separation from service. Participants have sub-accounts for each annual deferral for which payment may be elected in the form of a single lump-sum or annual installments.

Payments triggered by separation from service begin upon a specified time following the applicable triggering event. Payments are subject to certain administrative earliest payment date rules and may be delayed or accelerated under the 2008 plan document if permitted or required under Section 409A of the Internal Revenue Code.

Potential Payments Upon Termination or Change in Control

The following plans provide benefits that may become payable to NEOs, depending on the circumstances surrounding their termination of employment with the Company. When listing the potential payments to the NEOs under the plans described below, it is assumed that the applicable triggering event (retirement or other termination of employment) occurred on December 31, 2024 and that the price per share of EIX Common Stock is equal to the closing price as of such date.

2008 Executive Severance Plan

EIX provides severance benefits and change-in-control benefits to executives, including all NEOs, under the 2008 Executive Severance Plan (the “Severance Plan”). In addition, severance benefits are provided through other plans or agreements included in the following description of severance benefits.

To receive any severance benefits, an NEO must release EIX and its affiliates from all claims arising out of the officer’s employment relationship and agree to certain confidentiality and non-solicitation restrictions in favor of EIX and its affiliates.

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Severance Benefits – No Change in Control

Under the Severance Plan, an eligible executive is generally entitled to severance benefits if his or her employment is involuntarily terminated without “cause” and other than due to the executive’s “disability” (as these terms are defined in the Severance Plan).

As in effect during 2024, Severance Plan benefits payable upon an involuntary termination without cause include:

●	A lump sum cash payment equal to the total of (i) a year’s base salary at the rate in effect at the time of termination, (ii) an amount equal to the executive’s base salary at the rate in effect at the time of termination multiplied by the executive’s target annual incentive percentage in effect at the time of termination, (iii) an amount equal to a pro-rata portion, based on the calendar days employed in the year of termination, of the executive’s base salary at the rate in effect at the time of termination multiplied by the executive’s target annual incentive percentage in effect at the time of termination, and (iv) if the prior year’s bonus has not yet been paid and is forfeited solely because of the termination, the target bonus amount for the prior year under the annual incentive plan;
●	Eligibility for early retiree health care coverage if the NEO would have been eligible for early retiree health care coverage under the terms of an applicable non-executive severance plan, and if not, then an additional 12 to 18 months of health benefits (no additional health benefits are provided if the NEO is eligible for retiree health care under the terms applicable to non-executive non-severed employees);
●	Reimbursement of up to $20,000 for outplacement costs incurred within two years following separation from service; and
●	Reimbursement for educational costs up to $5,000 or $10,000, whichever is the applicable maximum amount allowed under the applicable non-executive severance plan.

In addition to Severance Plan benefits, other benefits payable to an eligible executive upon an involuntary termination without cause generally include the following (except that the references to an additional year of service and age do not apply to individuals who became executives on or after January 1, 2022):

●	An additional year of service and age for purposes of determining eligibility for retirement vesting for outstanding long-term incentives (as described below in “Long-Term Equity”). If the executive does not qualify for retirement vesting with the additional year of service and age, then the following benefits apply: (i) vesting in a pro-rata portion of outstanding stock options and restricted stock units with one additional year of vesting credit applied under the award terms; (ii) vesting in a pro-rata portion of outstanding performance shares that become earned based on Company performance with one additional year of vesting credit applied under the award terms; and (iii) a period of up to one year to exercise any vested stock options;
●	Full vesting and an additional year of service and age credits and/or ERA credits for purposes of calculating the executive’s benefit under the Executive Retirement Plan; and
●	Vesting in any unvested amounts under the Executive Deferred Compensation Plan.

Severance Benefits – Change in Control

The severance benefits described above would be enhanced if the NEO’s employment is terminated for a qualifying reason during a period that started six months before and ended two years after a change in control of EIX. Qualifying reasons are defined to include an involuntary termination of the NEO’s employment for any reason other than cause or disability, or the NEO’s voluntary termination of employment for a “good reason” (as this term is defined in the Severance Plan). Except as noted below, these benefits are not triggered automatically by a change in control absent an actual or constructive termination of the NEO’s employment by the Company without cause.

Upon a qualifying termination, outstanding stock options, restricted stock units and performance shares and related dividend equivalents would become fully vested, with performance shares and related dividend equivalents only becoming earned if actual performance during the performance period results in a payout, and with stock options remaining exercisable for up to three years. Absent a qualifying termination, stock options and performance shares would continue to vest on their normal schedule unless the awards were not continued or assumed.

The EIX 2007 Performance Incentive Plan and terms and conditions of awards under the plan provide for special rules that would apply if outstanding equity awards were not continued or assumed in connection with any dissolution, sale of all or substantially all of the assets or stock, merger or reorganization, or other event where EIX is not the surviving corporation. Following such a transaction, and regardless of whether an NEO’s employment were terminated, outstanding stock options and performance shares and any related dividend equivalents would become fully vested. Options that became vested with a change in control would be exercised prior to the change in control or “cashed-out” in connection with the change-in-control transaction.

Performance shares and related dividend equivalents would be earned based on a shortened performance period. The performance period applicable to the performance shares would be deemed to end on the day before the change in control, and performance shares would vest and become payable, if at all, based on EIX’s TSR ranking or achievement of the Core EPS target, as applicable, during the shortened performance period. Any performance shares that became payable during the shortened performance period associated with a change in control would be paid in cash within 74 days after the change in control, and any performance shares that did not become payable would terminate for no value on the date of the change in control.

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In such a change in control transaction described above, the restricted stock units would generally continue to vest and become payable according to their original vesting schedule, unless the restricted stock units are terminated in accordance with special rules under Code Section 409A, in which case they would become fully vested.

For Messrs. Pizarro, Powell, and Umanoff, and Ms. Rigatti, the enhanced change-in-control severance benefits in 2024 would have been:

●	Three times the cash severance amount payable for involuntary termination absent a change in control (except that the pro-rated annual incentive payment amount for the year of termination and the target annual incentive payment amount for the year prior to termination (if applicable) would not be trebled even if payable under the Severance Plan);
●	Health benefits for the maximum period the NEO would be entitled to continuation coverage under COBRA (unless eligible for retiree health care);
●	Three years of service and age credits and/or ERA credits under the Executive Retirement Plan (this benefit does not apply to individuals who become executives on or after January 1, 2022); and
●	Reimbursement of up to $50,000 for outplacement costs.

For Ms. Choi, the enhanced change-in-control severance benefits in 2024 would have been:

●	Two times the cash severance amount payable for involuntary termination absent a change in control (except that the pro-rated annual incentive payment amount for the year of termination and the target annual incentive payment amount for the year prior to termination (if applicable) would not be doubled even if payable under the Severance Plan);
●	Health benefits for the maximum period the NEO would be entitled to continuation coverage under COBRA (unless eligible for retiree health care);
●	Two years of service and age credits and/or ERA credits under the Executive Retirement Plan (this benefit does not apply to individuals who become executives on or after January 1, 2022); and
●	Reimbursement of up to $30,000 for outplacement costs.

Long-Term Equity

If an NEO terminates employment after reaching age 65, or age 61 with five years of service, (i) stock options will vest and continue to become exercisable as scheduled, (ii) performance shares will be retained with vesting based on the applicable performance metrics, and (iii) restricted stock units will vest and become payable as scheduled; in each instance, as though the NEO’s employment had continued through the vesting period and subject to a prorated reduction if the NEO retires within the year of grant. Mr. Umanoff and Ms. Rigatti would be eligible for these special vesting provisions upon retirement. If an NEO dies (or, for grants before 2021, becomes disabled) while employed, stock options and restricted stock units will immediately vest and become exercisable and payable, respectively, and performance shares will be retained, with vesting based on the applicable performance metrics.

Deferred Compensation Plans

Upon an NEO’s retirement or other termination of employment, the NEO generally will receive a payout of any non-qualified deferred compensation balances under the Executive Deferred Compensation Plan. The Non-Qualified Deferred Compensation Table and related discussion above describe these deferred compensation balances and payment terms. In the event of involuntary termination not for cause or qualifying termination in a change in control, unvested amounts derived from Company contributions would vest. No NEOs had such unvested amounts as of December 31, 2024.

SCE Retirement Plan and Executive Retirement Plan

In connection with an NEO’s termination of employment, the NEO will generally receive a payout of his or her vested retirement benefits under the SCE Retirement Plan and the Executive Retirement Plan. See Pension Benefits Table above for a discussion of these retirement payments and associated survivor benefits.

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Executive Compensation

Potential Payments Upon Termination or Change in Control

The following table presents the estimated payments and benefits that would have been payable as of December 31, 2024 to the NEOs who were employed on that date by EIX or its subsidiaries, in the event of an involuntary termination of employment without cause (severance), separation in connection with a change in control of the EIX (enhanced severance), and separation due to death. The amounts reported in the table do not include benefits that would have been payable to the NEO if the triggering event had not occurred.

.

		Enhanced Change
		in Control
	Severance	Severance(1)	Death
Name	($)	($)	($)
Pedro J. Pizarro
Lump sum cash	3,290,000	9,870,000	—
Health care coverage(2)	—	—	—
Retirement plan benefits(3)	703,603	2,110,807	—
Equity acceleration(4)	27,043,256	30,860,331	30,860,331
Reimbursable expenses(5)	30,000	60,000	—
Survivor benefits	—	—	—
Total:	31,066,859	42,901,138	30,860,331
Maria Rigatti
Lump sum cash	1,480,000	4,440,000	—
Health care coverage(2)	—	—	—
Retirement plan benefits(3)	324,787	974,205	—
Equity acceleration(4)	—	—	—
Reimbursable expenses(5)	30,000	60,000	—
Survivor benefits	—	—	—
Total:	1,834,787	5,474,205	—
Adam S. Umanoff
Lump sum cash	1,313,500	3,940,500	—
Health care coverage(2)	—	—	—
Retirement plan benefits(3)	238,585	715,612	—
Equity acceleration(4)	—	—	—
Reimbursable expenses(5)	30,000	60,000	—
Survivor benefits	—	—	—
Total:	1,582,085	4,716,112	—
Steven D. Powell
Lump sum cash	1,424,500	4,273,500	—
Health care coverage	22,694	34,041	—
Retirement plan benefits(3)	126,870	380,537	—
Equity acceleration(4)	5,149,236	5,970,086	5,970,086
Reimbursable expenses(5)	30,000	60,000	—
Survivor benefits	—	—	—
Total:	6,753,300	10,718,164	5,970,086
Caroline Choi
Lump sum cash	895,752	1,791,504	—
Health care coverage(2)	—	—	—
Retirement plan benefits(3)	129,401	258,682	—
Equity acceleration(4)	2,394,006	2,739,069	2,739,069
Reimbursable expenses(5)	30,000	40,000	—
Survivor benefits	—	—	—
Total:	3,449,159	4,829,255	2,739,069
(1)	The benefits in the table for a hypothetical change-in-control severance would be in lieu of (not in addition to) the severance benefits as disclosed in the “Severance” column.
(2)	Messrs. Pizarro and Umanoff and Mses. Rigatti and Choi would each have been eligible for retiree health care benefits due to retirement, regardless of eligibility to receive severance benefits.

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Executive Compensation

(3)	The amounts reported for severance and change-in-control severance include the actuarial values of the additional years of age and service that would have been credited under the Executive Retirement Plan for the hypothetical severance and change-in-control severance.
(4)	The values shown for equity acceleration assume (only for purposes of illustration as of December 31, 2024 and not as an expectation or projection about the future) that the performance as of December 31, 2024 for outstanding performance shares will continue at the same level through the remainder of the respective performance periods: 2023 and 2024 TSR Performance shares will have payment multipliers of 2.00x and 1.40x, respectively; and 2023 and 2024 EPS Performance shares will have payment multipliers of 1.07x and 1.01x, respectively. The values shown in the “Severance” column represent the additional vesting that would occur in connection with an involuntary termination without cause absent a change in control. Executives are only eligible for enhanced equity award acceleration in connection with a change in control if (i) the equity awards are terminated in connection with the change in control or (ii) the executive experiences a qualifying termination of employment in connection with the change in control (regardless of whether the equity awards are continued or terminated in connection with the change in control). Thus, the values shown in the “Enhanced Changed in Control Severance” column reflect the accelerated vesting that would occur under either of these scenarios assuming a termination and/or change in control date of December 31, 2024. No values are reported for the equity held by Mr. Umanoff and Ms. Rigatti because their equity would have vested due to retirement, regardless of eligibility to receive severance benefits.
(5)	Includes outplacement and educational assistance benefits.

Key Changes to 2008 Executive Severance Plan for 2025

In December 2024, we amended the Severance Plan to incorporate two key changes that became effective on January 1, 2025:

●	As indicated above, the Severance Plan provides an enhanced severance cash payment upon an involuntary termination in connection with a change in control. Through December 31, 2024, this enhanced cash severance payment for certain senior officers was equal to three times the sum of (i) a year’s base salary at the rate in effect at the time of termination and (ii) an amount equal to the executive’s base salary at the rate in effect at the time of termination multiplied by the executive’s target annual incentive percentage in effect at the time of termination (such (i) and (ii), the “Cash Severance”). Beginning on January 1, 2025, the multiple used to enhance such Cash Severance has been reduced from three times to 2.99 times.
●	We cannot enter into a new employment, severance or separation agreement with any Section 16 officer, or establish any new severance plan or policy covering any Section 16 officer, or amend the Severance Plan, in each case, so as to provide certain cash severance that exceeds a cap equal to 2.99 times the Cash Severance for such Section 16 officer, without seeking shareholder ratification.

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Executive Compensation

Pay Versus Performance

This section has been included in this Proxy Statement pursuant to the SEC’s pay versus performance (“PvP”) disclosure rules. The SEC has developed a definition of pay, referred to as compensation actually paid (“CAP”), that companies must calculate and compare to both Summary Compensation Table (“SCT”) pay and certain performance measures in the following Pay Versus Performance table.

The Committee does not use CAP as a basis for making compensation decisions. Please refer to the Compensation Discussion and Analysis above for a description of how we use our compensation program to drive performance.

In accordance with the PvP rules, the following Pay Versus Performance Table summarizes the relationship between SCT pay, CAP and our financial performance for the years shown in the table for our CEO and our other Named Executive Officers (in this discussion, our CEO is also referred to as our principal executive officer or “PEO,” and our Named Executive Officers other than our CEO are referred to as our “Non-PEO NEOs”).

Pay Versus Performance Table

					Value of Initial Fixed $100
			Average		Investment Based On:
			Summary	Average
	Summary		Compensation	Compensation
	Compensation	Compensation	Table Total	Actually Paid to		PHLX Utility	EIX Net
	Table Total	Actually	for Non-PEO	Non-PEO	EIX	Sector Index	Income(5)	EIX Core
	for CEO(1)(2)	Paid to CEO(3)	NEOs(1)(2)	NEOs(3)	TSR(4)	TSR(4)	(Millions)	EPS(6)
Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	13,809,571	21,038,535	3,425,788	4,503,583	131	134	1,546	4.93
2023	14,881,111	22,827,198	3,411,388	4,573,893	113	111	1,407	4.76
2022	12,191,229	11,737,696	2,682,477	2,693,250	97	122	824	4.61
2021	14,364,340	20,039,901	3,150,435	4,001,757	99	121	925	4.62
2020	15,785,999	5,705,558	3,519,193	1,589,352	87	103	871	4.65
(1)	Mr. Pizarro was our CEO for each of the five years included in the table above. For 2020, our Non-PEO NEOs were Ms. Rigatti, Mr. Umanoff, Kevin M. Payne (SCE’s President and CEO in 2020 and 2021 through Nov. 30, 2021), and J. Andrew Murphy (EIX SVP through July 2023 and President and CEO of Trio (formerly Edison Energy) since July 2023). For 2021, our Non-PEO NEOs were Ms. Rigatti and Messrs. Umanoff, Powell, Murphy, and Payne. For 2022, our Non-PEO NEOs were Mses. Rigatti and Choi and Messrs. Umanoff and Powell. For 2023, our Non-PEO NEOs were Ms. Rigatti and Messrs. Umanoff, Powell, and Murphy. For 2024, our Non-PEO NEOs are Mses. Rigatti and Choi and Messrs. Umanoff and Powell.
(2)	The dollar amounts reported in column (b) are the amounts reported for Mr. Pizarro (our CEO) for each of the corresponding years in the “Total” column of the Summary Compensation Table in each applicable year. The dollar amounts reported in column (d) represent the average of the amounts reported for our Non-PEO NEOs as a group (excluding Mr. Pizarro) in the “Total” column of the Summary Compensation Table in each applicable year.
(3)	For purposes of this table, the CAP for each of our NEOs means the NEO’s total compensation as reflected in the SCT for the applicable year and adjusted for the following with respect to each NEO:
●	Less the aggregate change in the actuarial present value of the accumulated benefit under the SCE Retirement Plan and the EIX Executive Retirement Plan included in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the SCT for the applicable year,
●	Plus the pension service cost for the applicable year (there was no prior service cost for the NEOs for the fiscal years covered by the table),
●	Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the SCT for the applicable year,
●	Plus the year-end value of EIX LTI awards granted in the covered fiscal year that were outstanding and unvested at the end of the covered fiscal year,
●	Plus/(less) the change in value as of the end of the covered fiscal year as compared to the end of the prior fiscal year for EIX LTI awards that were granted in prior years and were outstanding and unvested at the end of the covered fiscal year,
●	Plus the vesting date value of EIX LTI awards which were granted and vested during the same covered fiscal year (none of EIX’s LTI awards granted to NEOs during the fiscal years covered by the table vested in the year of grant),
●	Plus/(less) the change in value as of the vesting date as compared to the end of the prior fiscal year for awards that were granted in prior years and vested in the covered fiscal year,
●	Less, as to any EIX LTI awards that were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year (none of EIX’s LTI awards granted to NEOs in prior fiscal years were forfeited during the fiscal years covered by the table),
●	Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested EIX LTI awards (no dividends or dividend equivalents are credited with respect to EIX options and, for other EIX LTI awards, the crediting of dividend equivalents has been taken into account in determining the applicable year-end or vesting date value of the award),
●	Plus, as to an EIX LTI award that is materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of EIX’s LTI awards held by the NEOs were materially modified during the fiscal years covered by the table).

The table above reflects the CAP for our CEO and the average of the CAPs determined for the Non-PEO NEOs.

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Executive Compensation

The following table provides a reconciliation of the SCT Total to CAP for our CEO.

	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year
Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO	2020 ($)	2021 ($)	2022 ($)	2023 ($)	2024 ($)
Summary Compensation Table Total	15,785,999	14,364,340	12,191,229	14,881,111	13,809,571
- Aggregate Change in Actuarial Present Value of Accumulated Pension Value Included in the SCT	(5,387,582)	(3,187,737)	0	(2,494,851)	(1,225,053)
+ Pension Service Cost	366,188	341,921	732,343	673,109	649,629
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(7,417,623)	(7,647,587)	(8,768,150)	(9,100,190)	(9,310,105)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	7,488,037	13,800,409	9,536,342	11,501,616	12,103,669
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(4,838,500)	2,713,850	(1,221,846)	5,112,984	2,968,860
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(290,962)	(345,295)	(732,222)	2,253,420	2,041,964
Compensation Actually Paid	5,705,558	20,039,901	11,737,696	22,827,198	21,038,535

The following table provides a reconciliation of the average of the SCT Total for the Non-PEO NEOs for a fiscal year to the average of the CAP for the Non-PEO NEOs for that fiscal year.

	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year
Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	2020 ($)	2021 ($)	2022 ($)	2023 ($)	2024 ($)
Summary Compensation Table Total	3,519,193	3,150,435	2,682,477	3,411,388	3,425,788
- Aggregate Change in Actuarial Present Value of Accumulated Pension Value Included in the SCT	(1,050,375)	(598,406)	(61,312)	(599,130)	(427,579)
+ Pension Service Cost	84,694	108,558	230,453	217,092	205,762
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(1,354,502)	(1,290,029)	(1,375,761)	(1,550,274)	(1,651,484)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,367,354	2,246,445	1,496,288	1,959,371	2,147,023
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(920,735)	438,009	(176,858)	790,838	485,052
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(56,277)	(53,254)	(102,037)	344,608	319,022
Compensation Actually Paid	1,589,352	4,001,757	2,693,250	4,573,893	4,503,583

(4)	EIX TSR represents cumulative total shareholder return on a fixed investment of $100 in the EIX’s common stock for the period beginning on the last trading day of 2019 through the end of the applicable fiscal year and is calculated assuming the reinvestment of dividends. PHLX Utility Sector Index TSR represents cumulative total shareholder return on a fixed investment of $100 in the PHLX Utility Sector Index for the period beginning on the last trading day of 2019 through the end of the applicable fiscal year and is calculated assuming the reinvestment of dividends.
(5)	This column shows EIX’s GAAP net income for each fiscal year covered by the table.
(6)	This column shows EIX’s Core EPS (as measured for EPS performance shares) for each fiscal year covered by the table. See Performance Share Awards: Core EPS Metric above for more information about the calculation of this metric.

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Executive Compensation

Relationship Between CAP and TSR

The following chart shows the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last five years and EIX’s total shareholder return and the total shareholder return for the PHLX Utility Sector Index (each calculated as described in footnote 4 to the Pay Versus Performance Table above) over that period of time. A significant portion of our NEOs’ compensation consists of equity awards, a portion of which is tied directly to our TSR results; thus, CAP moved in alignment with our total shareholder return during the 2020-2024 period.

Relationship Between CAP and GAAP Net Income

The following chart shows the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last five years and EIX’s GAAP net income for each of those years.

68 2025 Proxy Statement	www.edison.com/investors

Executive Compensation

Relationship Between CAP and Core EPS

The following chart shows the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last five years and EIX’s Core EPS (as measured for EPS performance shares) for each of those years. See Performance Share Awards: Core EPS Metric above for more information about the calculation of this metric. EIX’s three-year average annual Core EPS measured against target levels was used to determine payouts for our NEOs’ EPS performance shares during the 2020-2024 period.

2024 Performance Measures

In accordance with PvP rules, the following is an unranked list of EIX’s financial performance measures we consider most important in linking the CAP for our NEOs for 2024 with EIX’s performance.

●	Core EPS (see Performance Share Awards: Core EPS Metric above)
●	Relative total shareholder return (see Performance Share Awards: TSR Metric above)
●	Core earnings (see Annual Incentive Awards above)

In addition to the financial performance measures listed above, the Company views its stock price (which is the performance metric for our stock options; in addition, the value of all of our equity awards is dependent on the Company’s stock price) and all of the goals for the Company’s annual incentive awards as key drivers of performance in achieving the Company’s safety, operational, financial and strategic goals. The Company views its safety and resiliency goals as particularly important, as reflected by the weighting of the safety and resiliency goal category for the Company’s 2024 annual incentive awards (50% for EIX and 55% for SCE), plus the safety and compliance foundation goals.

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Executive Compensation

CEO Pay-Ratio Disclosure

Pursuant to the Securities Exchange Act of 1934, as amended, EIX is required to disclose in this Proxy Statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all employees of EIX and its consolidated subsidiaries other than our CEO (collectively, “EIX Employees”).

Based on SEC rules for this disclosure and applying the median employee identification process described below, EIX has determined that the EIX CEO’s total compensation for 2024 was $13,809,571, and the total 2024 compensation of the median EIX Employee was $183,066. Accordingly, EIX estimates the ratio of the EIX CEO’s total compensation for 2024 to the total 2024 compensation of the median EIX Employee to be 75 to 1.

EIX identified the median EIX Employee for the pay-ratio disclosure in EIX’s 2024 Proxy Statement, along with the methodology used to identify the median EIX Employee. EIX believes that it did not experience changes from 2023 to 2024 with respect to its employee population or employee compensation arrangements that would significantly impact its pay-ratio disclosure for 2024. Accordingly, as permitted by SEC rules, the median EIX Employee identified for the pay-ratio disclosure in EIX’s 2024 Proxy Statement was used as the median EIX Employee for this pay-ratio disclosure in this Proxy Statement.

The total annual compensation for 2024 for the median EIX Employee and for our CEO was determined using the same rules that apply to reporting NEO compensation in the “Total” column of the Summary Compensation Table above.

70 2025 Proxy Statement	www.edison.com/investors

Approval of an Amendment and Restatement of the EIX 2007 Performance Incentive Plan

Item	The Board recommends you vote “FOR” on Item 4
Approval of an Amendment and Restatement of the EIX 2007 Performance Incentive Plan

Upon the recommendation of its Compensation and Executive Personnel Committee (the “Committee”), the EIX Board approved an amended and restated EIX 2007 Performance Incentive Plan (the “Amended Plan”) on February 27, 2025, subject to its approval by EIX shareholders. The EIX Board recommends that EIX shareholders approve the Amended Plan.

The EIX 2007 Performance Incentive Plan (as in effect from time to time, the “Plan”) was last amended and approved by shareholders in 2016. The discussion of the Amended Plan that follows is qualified in its entirety by the full text of the Amended Plan in the Appendix of this Proxy Statement.

The Amended Plan includes the following key changes (together, the “Material Amendments”):

●	An increase in the number of shares of EIX common stock authorized for issuance by an additional 16,500,000 shares and expansion in the types of individual service providers eligible to receive awards to include advisors to EIX and its subsidiaries. The limit on the number of incentive stock options that may be issued would correspondingly increase by 16,500,000 shares.
●	A new limit on awards that may be granted to members of the EIX Board who are not employed by EIX or one of our subsidiaries (“non-employee directors”), which now also applies to cash retainers payable to non-employee directors. Under the Amended Plan, the maximum number of shares subject to awards granted to any one non-employee director during any one calendar year, together with any annual cash retainers paid during such calendar year, cannot exceed $750,000 with the value of the awards under the Amended Plan based on their grant date fair value.
●	An extension of the overall term of the Plan until April 23, 2035.

If this Item 4 is approved by EIX shareholders, the Amended Plan, including the Material Amendments, will take effect on April 24, 2025, the date of the Annual Meeting. In the event that EIX shareholders do not approve this Item 4, the Amended Plan and the Material Amendments will not become effective.

Reasons for the Proposal

The Plan is the only plan under which EIX may grant new equity awards to directors, officers, employees and advisors. EIX’s authority to grant awards generally under the Plan will expire in February 2026. Following the expiration of the Plan, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to our success.

In connection with the design and adoption of the Amended Plan, the EIX Board carefully considered EIX’s anticipated future equity needs, our historical equity compensation practices and the advice of the Committee’s independent compensation consultant.

The EIX Board believes that the Amended Plan and EIX’s equity award program, as discussed under “Compensation Discussion and Analysis” and “Executive Compensation” above, are well-designed to attract, retain and reward service providers, including officers and key employees, and to align executives’ interests with the long-term interests of shareholders. Increasing the share limit and extending our ability to grant awards under the Amended Plan will give us flexibility to continue to grant equity awards, including performance-based awards, as part of our compensation program in the future. We also believe that the proposed new limit on non-employee director awards is consistent with current good governance practices.

Features of the Amended Plan and EIX’s Equity Award Program

The table below highlights certain features of the Amended Plan and related EIX policies. We believe that EIX’s equity award program and related policies are aligned with good governance principles, including by avoiding those features that would not serve our shareholders’ best interests.

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Approval of an Amendment and Restatement of the EIX 2007 Performance Incentive Plan

What We Do		What We Don’t Do
✓	We have a minimum vesting requirement for full-value awards	✗	We do not reprice or allow the cash buyout of underwater stock options or stock appreciation rights
✓	We have double-trigger change in control provisions for equity award vesting	✗	We do not allow liberal share recycling
✓	We have imposed a limit on awards to non-employee directors	✗	We do not have an “evergreen” feature
✓	We have stock ownership guidelines and an incentive compensation clawback policy	✗	We do not reload option grants or stock appreciation rights
✓	Dividend equivalents are subject to the same vesting requirements as the underlying awards (including achievement of any performance goals)	✗	We do not permit pledging of Company securities by directors or EIX executive officers
✓	Actively monitor share usage year over year	✗	We do not permit hedging of Company securities
		✗	We do not grant stock options or stock appreciation rights with an exercise price per share less than the fair market value of our common stock on the grant date
		✗	We do not provide excise tax gross-ups on change in control payments

Responsible Equity Award Practices

EIX is committed to carefully managing the potential dilutive impact of its equity awards. EIX last requested shares for the Plan in 2016, demonstrating a commitment to thoughtfully deploying its share reserve under the Plan. The 2016 request was for 16,500,000 additional shares for the Plan at that time. EIX’s current request for the Amended Plan also is for 16,500,000 additional shares. EIX anticipates that these additional shares, together with the shares currently available for new award grants, will provide EIX with flexibility to grant equity awards through the Amended Plan’s proposed expiration in 2035. To help minimize the dilutive impact of the Plan, EIX granted awards in 2024 to only 497 of the more than 14,000 individuals who were considered eligible for awards under the Plan. EIX is committed to continuing to minimize the dilutive impact of the Plan.

The estimated duration of the shares requested, the assumptions on which the estimate is based, certain caveats to the estimate, and certain overhang and burn rate information with respect to the Plan are discussed under “Overhang; Burn Rate; Estimated Share Duration” below.

Summary of the Material Features of the Amended Plan

The material features of the Amended Plan are described below. This summary is, however, qualified by and subject to the full text of the Amended Plan, which is attached in the Appendix to this Proxy Statement.

Purpose

The purpose of the Amended Plan is to promote the operational performance of EIX and its affiliates by providing selected participants a financial incentive which reinforces and recognizes long-term corporate, organizational and/or individual performance or accomplishments. The Amended Plan is further intended to promote the interests of EIX and its shareholders by providing an additional means through the grant of awards to attract and retain selected participants and, through stock or stock-based awards, to help further align their interests with those of EIX’s shareholders.

Administration

The EIX Board has delegated general administrative authority for the Amended Plan to the Committee. The Committee has broad authority including the authority to select participants and determine awards; establish terms and conditions of awards; make certain adjustments to awards; and construe and interpret the Amended Plan. However, awards granted to non-employee directors require the approval of the EIX Board.

Eligibility

All officers, employees and non-employee directors of EIX and its subsidiaries, as well as certain service providers of EIX and its subsidiaries, are eligible to receive awards under the Amended Plan. There were approximately 14,000 employees and ten non-employee directors as of February 28, 2025. EIX currently does not grant equity awards to service providers other than employees and non-employee directors.

Participation in the Amended Plan is based on our Committee’s or the EIX Board’s decision that an award to an eligible person will further the purposes of the Amended Plan, as described above.

However, the Committee and the EIX Board recognize the potential dilutive impact of equity awards, and since the Plan was last amended in 2016, they have granted awards only to a small portion of the individuals who have historically been eligible to receive

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awards under the Plan. For example, EIX granted awards only to the ten non-employee directors and 487 eligible employees in 2024.

No Repricing

The Amended Plan prohibits (1) amending an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) canceling, exchanging, or surrendering an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, and (3) canceling, exchanging, repurchasing, or surrendering an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award, except due to an adjustment to reflect a stock split or similar event or as approved by shareholders.

Types of Awards

Awards that may be granted include stock options, stock appreciation rights, restricted stock units, restricted stock, stock bonuses, phantom stock, or similar rights to purchase or acquire shares of EIX common stock, as well as cash bonus awards. Any award may be structured to be paid or settled in shares of EIX common stock or cash.

Stock Options. A stock option is the right to purchase shares of EIX common stock at a future date at a specified price per share referred to as the exercise price. The exercise price of an option may not be less than the fair market value of a share of EIX common stock on the grant date. The maximum term of an option is ten years from the grant date. An option may be either an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the Amended Plan. Incentive stock options may be granted only to employees of EIX or its subsidiaries.

Stock Appreciation Rights. A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of EIX common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The Committee will establish the base price at the time of grant of the stock appreciation right, which may not be less than the fair market value of a share of EIX common stock on the grant date. The maximum term of a stock appreciation right is ten years from the grant date.

Restricted Stock Units. A restricted stock unit or “RSU” is a contractual right that is denominated in shares of EIX common stock. Each RSU represents a right to receive upon vesting the value of one share of EIX common stock in cash, common stock or a combination thereof. Vesting may be subject to continued service and achievement of performance-based requirements. Awards of RSUs may also include the right to receive dividend equivalents (described below in more detail).

Restricted Stock. “Restricted Stock” is a share of EIX common stock subject to certain restrictions and forfeiture conditions, as determined by the Committee. The lapse of such restrictions and forfeiture conditions may be subject to continued service and achievement of performance-based requirements. Subject to the restrictions set forth in the applicable award agreement, a participant will generally have the rights and privileges of a shareholder with respect to awards of Restricted Stock. An award of Restricted Stock may be conditioned upon the participant making or refraining from making an election with respect to the award under Section 83(b) of the Internal Revenue Code.

Dividend Equivalents. Dividend equivalent rights may be granted as a separate award or in connection with another award under the Amended Plan, provided that dividend equivalent rights may not be awarded on any stock option or stock appreciation right. Any dividends and/or dividend equivalents as to the unvested portion of any award will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements (including, if applicable, performance requirements) are not satisfied.

Authorized Shares; Award Limits

The Plan’s aggregate share limit approved by shareholders in 2016 was 66,000,000 shares plus shares that became available as a result of the cancellation or termination of awards under the EIX Equity Compensation Plan and the EIX 2000 Equity Plan (together, the “Prior Plans”). There are no shares from the Prior Plans remaining available for awards. Shares delivered with respect to awards granted under the Plan count against this limit subject to the Plan’s share counting rules described in more detail below. As of February 28, 2025, 9,709,055 shares of EIX common stock were available for the grant of new awards under the Plan.

If shareholders approve this Item 4, the aggregate share limit under the Amended Plan will be 82,500,000 shares (an increase of 16,500,000 shares above the 66,000,000 shares currently authorized). Shares of EIX common stock subject to awards granted under the Amended Plan (other than stock options or stock appreciation rights) are counted against the aggregate share limit as 3.5 shares for every one share actually issued in connection with the award. The following will be counted against the share limits of the Amended Plan:

●	Number of shares of EIX common stock granted under the Plan as dividend equivalent rights;
●	Number of shares of EIX common stock as to which a stock option or stock appreciation right is exercised (i.e., shares actually delivered upon exercise, as well as shares used to satisfy any exercise or base price or tax withholding obligations) are counted against the share limit; and

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●	Shares used to satisfy the tax withholding obligations related to any other awards granted under the Plan.

To the extent an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance. Shares that are subject to or underlie awards that expire or for any reason are cancelled, terminated, forfeited, or fail to vest, or for any other reason are not paid or delivered will not count against the share limits and will again be available for subsequent awards. In addition, shares issued for awards that are granted by or become obligations of EIX through the assumption or substitution of awards in connection with an acquisition of another company will not count against the shares available for delivery under the Amended Plan. The share requirements of the Amended Plan may be met through authorized and unissued shares of EIX common stock or, to the extent permitted by applicable law, shares of EIX common stock purchased on the open market.

The maximum aggregate number of shares of EIX common stock that may be delivered pursuant to incentive stock options granted under the Plan is 66,000,000 shares. If shareholders approve this Item 4, this limit will increase to 82,500,000 shares under the Amended Plan. Shares delivered pursuant to incentive stock options count against (and are not in addition to) the Amended Plan’s aggregate share limit.

Non-Employee Director Awards

The maximum number of shares of EIX common stock granted to any one non-employee director during any one calendar year, together with any annual cash retainers paid during such calendar year, cannot exceed $750,000 with the calculation of the value of awards calculated based on the grant date fair value of such awards (computed in accordance with FASB Accounting Standards Codification Topic 718, or a successor thereto). This limit will be determined without regard to amounts paid to a non-employee director during or for any period in which such individual was an employee or consultant of EIX or its subsidiaries, including but not limited to any severance and other payments for such director’s prior or current service to EIX or any subsidiary (other than serving as a director). Any compensation that is deferred will be counted toward this limit for the year in which it was first granted, and not when paid or settled. Any earnings on any previously deferred amounts will not be taken into account for purposes of this limit.

Minimum Vesting Requirements

Subject to certain exceptions referred to below, each award granted under the Amended Plan that is payable in shares of EIX common stock, other than a stock option or stock appreciation right, will be subject to the following minimum vesting requirements:

●	If the award includes a performance-based vesting condition, the award will not vest earlier than the end of the first performance period (which will not be less than one year) applicable to the award; and
●	If the award does not include a performance-based vesting condition, the award will not vest more rapidly than in substantially equal periodic installments over a vesting period of not less than three years.

Up to five percent of the aggregate number of shares that may be issued under the Amended Plan may be granted with shorter vesting schedules (or no vesting schedule) and vesting may be accelerated in certain circumstances, all as described in more detail in Section 5.8 of the Amended Plan.

Adjustments
As is customary in equity plans of this nature, adjustments to each share limit, the number and kind of shares available, any outstanding awards, the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, may be made in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events in respect of the shares outstanding, and extraordinary dividends or distributions to the shareholders.

Change in Control of EIX

In the event of a “change in control” (as defined in the Amended Plan), the Committee may, in its sole discretion take any one or more of the following actions with respect to outstanding awards (which need not be uniform with respect to all participants or awards):

●	continuation or assumption of the award by the successor or surviving corporation (or its parent);
●	substitution or replacement of the award by the successor or surviving corporation (or its parent) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof) with substantially the same terms and values as the award;
●	acceleration of the vesting of the award and the lapse of any restrictions thereon, and in the case of options and stock appreciation rights, acceleration of the right to exercise the award during a specified period (and the termination of such option or stock appreciation right award without payment of any consideration therefor to the extent the award is not timely exercised), in each case, either (i) in the case of an award held by an non-employee director only, immediately prior to or as of the date of the change in control, (ii) upon a participant’s involuntary termination of employment or service (including a termination of employment or service without “cause” and/or due to the participant’s death or “disability”) during a period

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of up to 24 months following the change in control or (iii) upon the failure of the successor or surviving corporation (or its parent) to continue or assume the award;
●	in the case of an award subject to a performance-based schedule, the performance conditions may be deemed to be achieved at (i) the actual level of performance through the date of the change in control (to the extent determinable); (ii) target performance (100%); or (iii) the greater of preceding clauses (i) and (ii) (which may be subject to proration to reflect the shortened period);
●	upon the failure of the successor or surviving entity (or its parent) to continue or assume an award, cancellation of the award in consideration of a payment equal to the value of the award (as determined in the discretion of the Committee), with the form, amount and timing of such payment determined by the Committee in its sole discretion (subject to the terms of the Amended Plan), provided that the Committee may, in its sole discretion, terminate without the payment of any consideration, any options or stock appreciation rights for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction.

The Amended Plan generally defines a “Change in Control” as:

●	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of by EIX’s then-outstanding voting securities;
●	the individuals who are members of the Board of Directors as of the grant date of an award (the “Continuing Directors”) cease for any reason to constitute at least a majority of the members of the Board of Directors; provided, however, that if the appointment of any new member of the Board of Directors was approved or recommended by a vote of at least two-thirds (2/3) of the Continuing Directors, such new member shall, for purposes of the Amended Plan, be considered a Continuing Director.
●	EIX is liquidated or all or substantially all of EIX’s assets are sold in one or a series of related transactions; or
●	EIX is merged, consolidated, or amalgamated or reorganized with or involving any other “person” (as defined above) other than a merger, consolidation, or reorganization that results in the voting securities of EIX outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the combined voting power of the voting securities of EIX (or such surviving entity) outstanding immediate after such merger, consolidation, amalgamation or reorganization. Notwithstanding the foregoing, a bankruptcy of EIX or a sale or spin-off of an affiliate of EIX (short of a dissolution of EIX or a liquidation of substantially all of EIX’s assets, determined on an aggregate basis) will not constitute a Change in Control of EIX.

Termination of or Changes to the Amended Plan; No Limit on Other Authority

The authority to grant new awards under the Plan currently expires on February 24, 2026. If shareholders approve this Item 4, the authority to grant new awards under the Amended Plan will be extended and will expire on April 23, 2035. EIX may, at any time, amend or terminate the Amended Plan prior to its scheduled expiration date. An amendment of the Amended Plan will be subject to approval by EIX shareholders only to the extent required by applicable law or otherwise deemed necessary or advisable by the EIX Board. The Amended Plan does not limit the authority of EIX, the EIX Board, the Committee or any affiliate to grant awards or authorize any other compensation, with or without reference to the EIX common stock, under any other plan or authority.

Claw-Back

Any award granted under the Amended Plan, and any shares of EIX common stock, cash or other property that may be issued, delivered or paid in respect of such an award, and any consideration that may be received in respect of a sale or other disposition of any such shares or property, are subject to any recoupment, “clawback” or similar provisions of applicable law, as well as any recoupment, “clawback” or similar policies of EIX that may be in effect from time to time (including, without limitation, the EIX and SCE Incentive Compensation Recoupment Policy for Accounting Restatements), subject in each case to the Committee’s authority to (subject to compliance with applicable law) grant exceptions in such circumstances as it may determine to be appropriate or specify additional or different rules as to any particular award.

Federal Income Tax Consequences of Awards Under the Amended Plan

The current U.S. federal income tax consequences of the Amended Plan under federal law are summarized in the following discussion of the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules; nor does it describe state, local, or international tax consequences.

Nonqualified Stock Options

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Stock options granted under the Amended Plan which are not incentive stock options are “non-qualified options.” In general, no income results upon the grant of a nonqualified stock option. When a participant exercises a nonqualified stock option, the participant will generally realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of EIX common stock over the option price. We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option granted under the Amended Plan will result in taxable income to the participant or a deduction to us. In general, if the participant does not dispose of stock received upon exercise of an incentive stock option within two years after the date the stock option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss (and we are not entitled to a corresponding deduction). If stock received upon the exercise of an incentive stock option is disposed of before these holding period requirements have been satisfied (“disqualifying disposition”), the participant will generally realize ordinary income at the time of such disqualifying disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the EIX common stock on the date of exercise and the exercise price (or, if less, the difference between the amount realized on disposition of the stock and the exercise price). In the case of such a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock (that is, in general, the price paid for the stock). We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the participant, subject to any necessary withholding and reporting requirements.

Certain participants exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

Stock Appreciation Rights.

Generally, the participant will not be subject to tax upon the grant of a stock appreciation right. However, upon the receipt of shares pursuant to the exercise of a stock appreciation right, the participant, generally, will recognize ordinary income in an amount equal to the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares upon exercise of stock appreciation rights will be subject to any necessary withholding and reporting requirements. Generally, we will not be entitled to a tax deduction upon the grant or termination of stock appreciation rights. However, we will, generally, be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the participant.

Restricted Stock Units.

Generally, the participant will not be subject to tax upon the grant of an award of RSUs but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of common stock. We will generally be entitled to a corresponding tax deduction.

Restricted Stock and Share-Based Awards.

Generally, restricted stock and share-based awards are not taxable to a participant at the time of grant, but instead are included in ordinary income (at the then fair market value less any amount paid for the stock) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of our common stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly-compensated executive officers for the year at issue and any person who was part of that group for any other year beginning after December 31, 2016) to $1,000,000. Thus, certain compensation attributable to awards may be nondeductible to us due to the application of Section 162(m) of the Internal Revenue Code.

Plan Benefits; Market Value of Securities

EIX has not approved any awards that are conditioned upon shareholder approval of this Item 4. The future grant of awards under the Amended Plan, and the nature of any such awards, are subject to the discretion of the Committee or, in the case of awards to non-employee directors, the EIX Board. The number, amount and type of awards to be received by or allocated in the future to eligible service providers cannot be determined at this time. However, each non-employee director who is elected or re-elected at the Annual Meeting (other than Ms. Granholm) will receive a grant of EIX Common Stock and/or deferred stock with an aggregate grant date value of $177,500. In addition, the Chair of the Board will receive a supplemental grant of EIX Common Stock and/or deferred stock with an aggregate grant date value of $92,500 upon being appointed or re-appointed. Ms. Granholm is expected to receive a grant of deferred stock units with an aggregate grant date value of $177,500 on April 1, 2025 (the effective date of her election to the Board).

The following table shows information, for the persons and groups identified below, regarding the distribution of shares of EIX common stock granted under the Plan since its inception through February 28, 2025 (the table does not show information for

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grants under the Prior Plans). The closing market price for a share of EIX common stock as of February 28, 2025 was $54.44 per share.

Name	Shares Subject to Past Stock Option Grants	Shares Subject to Past Stock Awards – Stock-settled Units, Performance Shares and Deferred Shares(1)
EIX Named Executive Officers
Pedro J. Pizarro, EIX President and CEO	3,287,905	655,421
Maria Rigatti, EIX EVP and CFO	796,663	156,540
Adam S. Umanoff, EIX EVP, General Counsel and Corporate Secretary	616,547	109,631
Steven P. Powell, SCE President and CEO	286,564	87,200
Caroline Choi, EIX and SCE EVP	254,102	54,349
Total for All Nine Current EIX Executive Officers (including the EIX	5,756,840	1,190,299
NEOs identified above)
Non-Employee Directors
Jeanne Beliveau-Dunn	—	17,070
Michael C. Camuñez	—	21,401
Vanessa C.L. Chang	7,500	59,423
Jennifer M. Granholm(2)	—	0
James T. Morris	—	22,422
Timothy T. O’Toole	—	20,871
Marcy L. Reed	—	8,059
Carey A. Smith	—	11,863
Linda G. Stuntz	—	24,439
Peter J. Taylor	—	26,913
Keith Trent	—	716
Total for All Eleven Current Non-Employee Directors(2)	7,500	213,178
Total for All Current and Former Officers and Employees	34,323,572	5,298,278
(excluding EIX Executive Officers)(3)
Total for Associates of EIX Executive Officers and Non-Employee Directors	—	—
and Nominees
Total for Any Other Person Who Received or is to Receive 5% of Awards	—	—
Total for All Award Recipients	40,087,912	6,488,577

(1)	The amounts presented for shares subject to past stock awards include the crediting of dividend equivalents through February 28, 2025.
(2)

The Board has elected Jennifer M. Granholm to serve on to the Board, effective April 1, 2025, and she has also been nominated for election to the Board at the Annual Meeting as a non-employee director. Ms. Granholm has not previously received nor is she expected to receive a stock option grant under the Plan. The amounts presented do not reflect the deferred stock units that Ms. Granholm is expected to receive on April 1, 2025.

(3)	Includes all award recipients not included in the totals for all current EIX executive officers and non-employee directors above.

Overhang; Burn Rate; Estimated Share Duration

Additional information to help you assess the potential dilutive impact of EIX’s equity awards and the Amended Plan is below. As discussed under “Responsible Equity Award Grant Practices” above, EIX is committed to carefully managing the potential dilutive impact of its equity awards under the Amended Plan.

Overhang
As of February 28, 2025, there were 9,709,055 shares remaining available for issuance under the Plan, representing 2.52% of our outstanding common stock as of that date. The 16,500,000 shares requested for issuance under the Amended Plan represents incremental dilution of approximately 4.29% of the shares of common stock outstanding on a fully-diluted basis as of February 28, 2025. The EIX Board believes the number of shares underlying the Amended Plan represents a reasonable amount of potential

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additional equity dilution, and is committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution.

“Overhang” refers to the number of shares of EIX’s common stock subject to outstanding awards or that remain available for new grants. The following table shows, as of December 31, 2024, the total number of shares of EIX’s common stock that were subject to each type of outstanding award and the number of shares of EIX’s common stock that were then available for new grants.

As of December 31, 2024
Shares subject to outstanding stock unit awards, excluding performance shares, deferred shares and deferred restricted stock units(1)	876,448
Shares subject to outstanding performance shares(2)	518,520
Shares subject to dividend equivalents on outstanding full-value awards(3)	93,334
Shares subject to outstanding full-value awards and dividend equivalents thereon (total of rows above)	1,488,302
Shares subject to outstanding stock options(4)	8,643,575
Weighted-average exercise price of outstanding stock options	64.33
Weighted-average remaining term of outstanding stock options	5.01
Shares available for new grants	9,723,890
Total common stock outstanding	384,784,719

(1)

There were no outstanding restricted stock awards. “Performance shares” refers to restricted stock units subject to performance-based vesting requirements to distinguish them from time-based vesting restricted stock unit awards. “Deferred shares” refers to fully vested stock-settled units awarded to our non-employee directors with deferred payment dates. There were 196,948 such deferred shares that were granted under the Plan outstanding as of December 31, 2024. “Deferred restricted stock units” refers to Performance Shares granted in 2022 that vested as of December 31, 2024 but which were not paid out until 2025. There were 249,287 such deferred restricted stock units as of December 31, 2024.

(2)

There were no outstanding performance-based vesting restricted stock awards. The amounts reported are for performance share awards (restricted stock units subject to performance-based vesting requirements) granted in 2023 and 2024 that may be settled in stock (excluding dividend equivalents). The amounts reported for performance share awards reflect the target number of TSR Performance Shares payable in stock (226,584 in aggregate as of December 31, 2024) and the target number of EPS Performance Shares payable in stock (291,936 in aggregate as of December 31, 2024). The actual number of shares subject to TSR Performance Shares could range from 0% to 200% of the target level based on actual performance for the applicable performance period. Taking 2023 and 2024 actual performance into account, and if such performance remains consistent through the end of the performance period, the actual number of shares subject to EPS Performance Shares could range from 101% to 107% of target.

(3)

The amounts in the table for shares subject to outstanding deferred shares, other outstanding stock unit awards, and outstanding performance shares, and the amounts in footnotes (1) and (2), are presented before considering the crediting of dividend equivalents. “Full-value award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant (i.e., all stock unit awards, including fully vested deferred shares, and all performance shares are full-value awards).

(4)

The amounts reported include shares subject to outstanding stock options granted under the Plan. No awards were outstanding under the Prior Plans. None of the outstanding stock options carries dividend equivalent rights.

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Burn Rate

“Burn rate” refers to the number of shares subject to awards granted during a particular period of time. Our modest three-year average burn rate of 0.31% demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our shareholders.

The total number of shares of EIX’s common stock subject to awards that EIX granted under the Plan in each of the last three fiscal years are as follows:

	2022	2023	2024
Shares subject to restricted stock unit awards granted(1)(2)	298,558	324,469	325,501
Shares subject to performance shares granted(2)(3)	265,916	255,883	276,838
Shares subject to fully vested stock and deferred shares	23,747	24,028	26,260
granted to non-employee directors(2)
Shares subject to stock options granted	909,504	766,167	749,968
Total shares granted subject to all awards (total of rows above)	1,497,725	1,370,547	1,378,567
Weighted-average common stock outstanding	381,401,230	383,190,745	384,784,719
Burn rate(4)	0.4%	0.4%	0.4%
Shares cancelled(5)	329,073	172,419	137,122
Net burn rate(6)	0.31%	0.31%	0.32%

(1)	No restricted stock awards were granted.
(2)

The award information in the table is presented before considering the crediting of dividend equivalents. The number of additional shares or share units credited for dividend equivalents on outstanding stock awards (restricted stock units, performance shares, and deferred shares) in each of the last three years are as follows: 45,530 in 2022, 58,242 in 2023, and 53,768 in 2024.

(3)

Performance-based vesting awards have been included in the table in the year in which the award was granted at the target level of performance. 153.50% of the target number of performance shares awarded in 2022 became eligible to vest based on performance for the applicable 2022-2024 performance period. The performance period remains open for the performance shares awarded in 2023 and 2024.

(4)

Burn rate is presented in this table as the total number of shares subject to all awards granted during the applicable year divided by the weighted-average number of shares issued and outstanding for that year.

(5)

The amount reported represents the total number of shares of EIX common stock that were subject to awards granted under the Plan that were cancelled, terminated, forfeited, failed to vest, or for any other reason were not paid or delivered, and thus became available for new award grants under the Plan, in each of the last three fiscal years.

(6)

The amount reported represents the total number of shares subject to all awards granted during the applicable year, minus the shares cancelled during the applicable year, with the difference divided by the weighted-average number of shares issued and outstanding for that year.

Estimated Duration of Shares Available

Based on our conservative usage of shares authorized for issuance under the Plan and our reasonable expectation of future equity usage, we anticipate the 16,500,000 additional shares requested for authorization for the Amended Plan (together with the shares currently available for new grants and assuming usual levels of shares becoming available for new grants as a result of forfeitures of outstanding awards) will provide EIX with flexibility to continue to grant equity awards through the Amended Plan’s proposed expiration in 2035 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels and covering dividend equivalents that may be credited for awards based on EIX’s recent dividend payments). However, this is only an estimate, in EIX’s judgment, based on current circumstances.

The total number of shares subject to grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of EIX’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value, while lower stock prices generally require that more shares be issued), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees and other eligible service providers, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to awards are satisfied, acquisition activity and the need to grant awards to new employees

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in connection with acquisitions, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in stock and the amount and frequency of EIX’s dividend payments, and the type of awards.

Equity Compensation Plan Information

All of EIX's equity compensation plans that were in effect as of December 31, 2024 have been approved by security holders. The following table sets forth, for each of EIX's equity compensation plans, the number of shares of EIX Common Stock subject to outstanding options, warrants and rights to acquire such stock, the weighted average exercise price of those outstanding options, warrants and rights, and the number of shares remaining available for future award grants as of December 31, 2024.

	Number of securities to		Weighted average	Number of securities remaining for
	be issued upon exercise		exercise price of	future issuance under equity
	of outstanding options,		outstanding options,	compensation plans (excluding
	warrants and rights		warrants and rights	securities reflected in column
Plan Category	(a)		(b)	(a)(c)
Equity compensation plans approved by security holders	10,239,874	(1)	$ 64.33	12,595,782	(2)
(1)

This amount includes 8,643,575 shares covered by outstanding stock options, 876,448 shares covered by outstanding restricted stock unit awards, 201,331 shares covered by outstanding deferred stock unit awards, and 518,520 shares covered by outstanding performance share awards (calculated at 100% of the target number of shares subject to each performance share award; the actual payout for each award will be zero to twice the target number of shares for the award, depending on performance), with the outstanding shares covered by outstanding restricted stock unit, deferred stock unit, and performance share awards including the crediting of dividend equivalents through December 31, 2024. The weighted average exercise price of awards outstanding under equity compensation plans approved by security holders reflected in column (b) above is calculated based on the outstanding stock options under these plans as the other forms of awards outstanding have no exercise price. Awards payable solely in cash are not reflected in this table.

(2)

This amount is the aggregate number of shares available for new awards under the Plan and the EIX Employee Stock Purchase Plan as of December 31, 2024 consisting of 9,723,890 shares and 2,871,892 shares, respectively. The maximum number of shares of EIX common stock authorized for issuances or transfers pursuant to awards under the Plan was 71,031,524 as of December 31, 2024. Shares available under the Plan may generally, subject to certain limits set forth in the plan, be used for any type of award authorized under that plan, including stock options, restricted stock, performance shares, restricted or deferred units, and stock bonuses. The maximum number of shares of EIX common stock authorized under the EIX Employee Stock Purchase Plan is 3,000,000.

Item 4 Calculations

In this Item 4, the number of shares subject to awards or any particular type of award as of any date, and the number of shares covered by awards or any particular type of award granted during any stated period of time, is presented based on the actual number of shares of EIX common stock covered by the award and before giving effect to the premium 3.5-to-1 share counting rule, discussed above, applicable to certain types of awards.

Information presented as of December 31, 2024 is as of the close of the New York Stock Exchange on that date.

Personal Interest

All members of the EIX Board and all of EIX’s NEOs are eligible for awards under the Amended Plan and thus have a personal interest in the approval of this Item 4.

Securities Registration

If EIX shareholders approve the Amended Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the additional shares available for issuance under the Amended Plan.

80 2025 Proxy Statement	www.edison.com/investors

Shareholder Proposal Regarding Shareholder Approval of Certain Severance Pay Arrangements

Item	The Board recommends you vote “AGAINST” Item 5
Shareholder Proposal Regarding Shareholder Approval of Certain Severance Pay Arrangements

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has notified EIX that he beneficially owns at least 100 shares of EIX and intends to present Item 5 for action at the Annual Meeting. The text of the shareholder proposal is included below as submitted by the proponent and has not been endorsed, edited or verified by EIX.

Proposal 5 – Shareholder Vote regarding Excessive Golden Parachutes

Shareholders request that the Board seek shareholder approval of any senior manager's new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus. This proposal only applies to the Named Executive Officers. This provision shall at least be included in the Governess Guidelines of the Company or similar document and be readily accessible on the Company website.

"Severance or termination payments" include cash, equity or other pay that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

"Estimated total value" includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Unfortunately some companies only limit cash golden parachutes to the 2.99 figure which means that there is no limit on non cash golden parachutes for which shareholders have no voting power.

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably rich golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent and does not discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that overly rich golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

This proposal topic also received between 51% and 65% support at:

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

AbbVie (ABBV)

Fiserv (FISV)

Please vote yes:

Shareholder Vote regarding Excessive Golden Parachutes - Proposal 5

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Shareholder Proposal Regarding Shareholder Approval of Certain Severance Pay Arrangements

EIX Board Recommendation “Against” Item 5

The Board of Directors has considered the shareholder proposal regarding shareholder approval of certain severance pay arrangements (Item 5) and recommends you vote “AGAINST” the proposal for the following reasons.

The Company has a cash severance policy requiring shareholder approval of certain severance pay arrangements, in alignment with market practices and shareholder interests.

In December 2024, the Compensation and Executive Personnel Committee adopted a Cash Severance Policy that requires shareholder ratification of any new employment, severance or separation agreement with any Section 16 officer (which includes all Named Executive Officers), or any new or amended severance plan or policy covering any Section 16 officer, that would provide cash severance payments in excess of 2.99 times the sum of such officer’s base salary and target bonus. A copy of the EIX Severance Plan with the Cash Severance Policy attached as Exhibit A is filed as Exhibit 10.8 to our 2024 Annual Report. We believe the Cash Severance Policy is a better and more tailored approach to aligning our executive compensation program with long-term shareholder value than the overly broad policy requested by the shareholder proposal. The Cash Severance Policy provides a reasonable limit on cash severance payments without unduly restricting our ability to enter into arrangements with severance benefits that reflect market practices, such as: (i) the vesting, acceleration or payment of equity or equity-based awards; (ii) payment of deferred compensation, earned retirement benefits or other vested employee benefits; and/or (iii) the provision of outplacement services, educational assistance or other non-cash benefits. In contrast, the shareholder proposal limits common forms of severance benefits, such as equity award acceleration, which is not in line with established market practices.

Implementing the shareholder proposal would harm the Company’s competitiveness as an employer and ability to attract, motivate and retain highly qualified executive talent.

The shareholder proposal would require several aspects of the Company’s employment offers to be contingent upon shareholder approval, which is not a standard market practice and would put us at a competitive disadvantage because the severance benefits implicated by the proposal are often raised by executives and candidates when negotiating retention arrangements and employment offers. Implementing the shareholder proposal would restrict our ability to offer commonly used or negotiated severance terms, such as accelerated vesting of equity awards upon a change in control. Like many companies, we follow market practice in having double-trigger change in control provisions for equity award vesting. Such vesting encourages executives to remain with the Company and complete transformative transactions. The shareholder proposal would make these vesting provisions subject to shareholder approval, which would disincentivize executives and be against shareholders’ long-term interests. In addition, top candidates for key executive positions may be unwilling to wait for shareholder approval and instead seek employment at peer companies that do not require shareholder approval for market-based severance benefits. Prospective executive hires could also be forced to resign from their current position or risk being terminated while they wait for a public shareholder vote, which is a completely untenable position for many executives. As a result, the policy requested by the shareholder proposal would interfere with our ability to attract, motivate and retain highly qualified executive talent, which would negatively impact efforts to achieve our long-term strategic objectives and deliver shareholder value.

Shareholders have sufficient opportunities to provide feedback on our executive compensation and severance benefits and have consistently endorsed our executive compensation practices.

We provide shareholders with an annual Say-on-Pay vote to assess and provide feedback on our executive compensation program. Over the last ten years, our Say-on-Pay vote has received the average support of approximately 93% of the votes cast, demonstrating continued shareholder support for our executive compensation program design, including our severance benefits. In addition, we proactively engage on an annual basis with, and solicit input from, major institutional shareholders regarding our executive compensation program and practices. Shareholder feedback is then shared with our Compensation and Executive Personnel Committee. From December 2024 to February 2025, we met with shareholders representing more than 50% of our shares and discussed our severance benefits and the Cash Severance Policy. No concerns about our severance benefits or the Cash Severance Policy were raised by shareholders during these meetings. We believe our strong Say-on-Pay support and regular engagement with shareholders about our executive compensation program further demonstrate that the shareholder proposal is unnecessary.

For the foregoing reasons, the Board recommends that you vote “AGAINST” Item 5.

82 2025 Proxy Statement	www.edison.com/investors

Appendix: Edison International 2007 Performance Incentive Plan

Appendix:

Edison International
2007 Performance Incentive Plan

(Amended and Restated Effective as of April 24, 2025)

1.PURPOSE OF PLAN

The purpose of this Edison International 2007 Performance Incentive Plan (this “Plan”) of Edison International, a California corporation (“EIX”), is to promote the operational performance of EIX and its affiliates by providing selected participants a financial incentive which reinforces and recognizes long-term corporate, organizational and/or individual performance or accomplishments. This Plan is further intended to promote the interests of EIX and its shareholders by providing an additional means through the grant of awards to attract and retain selected participants and, through stock or stock-based awards, to help further align their interests with those of EIX’s shareholders.

The Plan was originally adopted by EIX on January 12, 2007 (the “Original Adoption Date”). Upon the Original Adoption Date, (i) the Plan superseded and replaced the Edison International Equity Compensation Plan (“ECP”) and the Edison International 2000 Equity Plan (the “2000 Plan” and together with the ECP, the “Prior Plans”) and (ii) no further awards were granted pursuant to the Prior Plans on or after the Original Adoption Date (provided that, following the Original Adoption Date, any awards previously granted under the Prior Plans that were outstanding as of the Original Adoption Date (collectively, the “Prior Awards”) remained outstanding in accordance with their existing terms). The Plan was subsequently amended and restated effective as of May 2, 2016.

The Board of Directors of EIX (the “Board”) adopted the Plan as amended and restated herein on February 27, 2025, and it became effective on April 24, 2025 following its approval by the shareholders of EIX (the “Restatement Effective Date”). There are no Prior Awards outstanding as of the Restatement Effective Date.

2.ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is: (a) an employee or officer of EIX or one of its Subsidiaries; (b) a director of EIX or one of its Subsidiaries, including an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of EIX or one of its Subsidiaries (such an individual, a “Non-Employee Director”); (c) any individual, including an advisor, who is providing services to EIX or any Subsidiary or (d) any other person who provides services to EIX or one of its Subsidiaries so long as a Registration Statement on Form S-8 (or a successor form thereto) under the U.S. Securities Act of 1933, as amended, is available to register either the offer and the sale of EIX’s securities to such person. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by EIX.

3.PLAN ADMINISTRATION
3.1	The Administrator; Delegation of Duties and Power. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means (i) the Board; (ii) a committee consisting of directors of the Board to which the Board has delegated authority to administer this Plan; or (iii) a subcommittee consisting of directors of the Board to which such committee (within such committee’s delegated authority) has delegated authority to administer this Plan. Subject to Section 3.2, the Board or such a committee or subcommittee may also delegate, to the extent permitted by applicable law, to one or more officers of EIX, the following powers under this Plan: (a) to designate the officers, employees and other service providers (other than Non-Employee Directors) of EIX and its Subsidiaries who will receive grants of awards under this Plan and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards; provided, however, that the Board or committee or subcommittee resolutions regarding such delegation will set forth limits on the number of shares of Common Stock that may be subject to the awards granted by such officer and that such officer may not grant an award to himself, herself or themselves. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of EIX or any of its

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Subsidiaries or to third parties. Unless otherwise provided in the Bylaws of EIX, the applicable charter of any Administrator, or any applicable law: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
3.2	Approval of Certain Awards. In no event shall an officer of EIX be delegated the authority to grant awards to, or amend awards held by, an individual who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any grant of an award to a Non-Employee Director will be effective only if approved by the Board. Any grant of an award to the Chief Executive Officer of EIX and the Chief Executive Officer of the Southern California Edison Company (“SCE”) shall be determined by the Compensation and Executive Personnel Committee of the Board, provided that the value of the award granted to the Chief Executive Officer of SCE shall be determined by the Compensation and Executive Personnel Committee of the Board of Directors of SCE.
3.3	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan including, without limitation, the authority to:
(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;
(b)

grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such awards consistent with the express limits of this Plan;

(c)	approve the forms of any agreements evidencing awards (which need not be identical either as to type of award or among participants);
(d)

construe and interpret this Plan and any agreements defining the rights and obligations of EIX, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive EIX’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f)

accelerate, waive or extend the vesting or exercisability or modify or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5 and subject to the minimum vesting provisions of Section 5.8;

(g)

adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (subject to the no repricing provision below);

(h)

determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 7 and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below);

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Appendix: Edison International 2007 Performance Incentive Plan

(k)	determine the Fair Market Value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined;
(l)

adopt such procedures and sub-plans as are necessary or appropriate (1) to permit or facilitate participation in this Plan by persons eligible to receive awards under this Plan who are not citizens of, subject to taxation by, or who are employed outside, the United States or (2) to allow awards to qualify for special tax treatment in a jurisdiction other than the United States; Administrator approval will not be necessary for immaterial modifications to any such sub-plan or any award agreements evidencing awards under this Plan that are required for compliance with the laws of the relevant jurisdiction (other than the United States); and

(m)

make any other determination and take any other action that the Administrator deems necessary or desirable for the interpretation, application and administration of this Plan, award agreements and awards.

3.4	No Repricing. Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (x) amend an outstanding Option or SAR to reduce the exercise price or base price of the award, (y) cancel, exchange, or surrender an outstanding Option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (z) cancel, exchange, repurchase, or surrender an outstanding Option or SAR in exchange for cash or in exchange for a stock option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
3.5	Binding Determinations. Any determination or other action taken by, or inaction of, EIX, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by EIX in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Exchange Act, or otherwise for any tax or other liability imposed on a participant with respect to an award.
3.6	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to EIX. No director, officer or agent of EIX or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
3.7	Rounding Conventions. The Administrator shall have the authority, in its sole discretion, to make all determinations as to the applicable rounding conventions to be used for all determinations in respect of awards under the Plan (including, without limitation, the treatment of any fractional shares as a result of the attainment of any performance goals and the crediting of dividend equivalents under the Plan). The rounding conventions used under the Plan need not be uniform to all awards or participants, and may be modified by the Administrator from time to time (including with respect to any award under the Plan).
4.SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of EIX’s authorized but unissued Common Stock or, to the extent permissible under applicable law, any shares of its Common Stock purchased on the open market. For purposes of this Plan, “Common Stock” shall mean the common stock of EIX and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.
4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan is 82,500,000, which includes (x) 66,000,000 shares of Common Stock which is the aggregate share limit under the Plan prior to the Restatement Effective Date and (y) an

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Appendix: Edison International 2007 Performance Incentive Plan

increase of 16,500,000 shares of Common Stock, as approved by the shareholders of EIX on the Restatement Effective Date ((x) and (y), together, the “Share Limit”). Shares subject to any “Full-Value Award” granted under this Plan after February 26, 2009 shall be counted against the foregoing Share Limit as 3.5 shares for every one share subject to such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 350 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant. The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as ISOs granted under this Plan is the Share Limit.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.4, Section 7.1, and Section 8.10.

4.3	Non-Employee Director Limit. The maximum number of shares of Common Stock subject to awards under this Plan granted to any one Non-Employee Director during any one calendar year, together with any annual cash retainers paid during such calendar year, shall not exceed $750,000 with the calculation of the value of awards under this Plan calculated based on the grant date fair value of such awards (computed in accordance with FASB Accounting Standards Codification Topic 718, or a successor thereto). The limitation described in this section shall be determined without regard to amounts paid to a Non-Employee Director during or for any period in which such individual was an employee or consultant of EIX or its Subsidiaries, including but not limited to any severance and other payments paid to a Non-Employee Director for such director’s prior or current service to EIX or any Subsidiary (other than serving as a director). For the avoidance of doubt, (i) any compensation that is deferred shall be counted toward this limit for the year in which it was first granted, and not when paid or settled and (ii) any earnings on any previously deferred amounts shall not be taken into account for purposes of this limit.
4.4	Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are granted as a dividend equivalent right under this Plan, the number of shares granted with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if EIX pays a dividend, and 50 shares are granted as dividend equivalent rights with respect to that dividend, 175 shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the Share Limit). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the shares available for issuance under this Plan and shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by EIX as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by EIX or one of its Subsidiaries to satisfy the tax withholding obligations or any exercise price related to any award, shall not be available for subsequent awards under this Plan. Shares repurchased on the open market with the proceeds of the exercise or purchase price of an award granted under this Plan and delivered with respect to an award granted under this Plan shall continue to count against the Share Limit in accordance with the other share counting rules of this Section 4.2. Refer to Section 4.6 for application of the foregoing share limits with respect to assumed awards.
4.5	No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may provide that no fewer than a stated number of shares may be purchased on exercise of any award unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
4.6	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of EIX or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by EIX or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The

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Appendix: Edison International 2007 Performance Incentive Plan

awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to their assumption or substitution by EIX and/or its Subsidiaries consistent with the conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted as a result of a substitution or assumption described in this Section 4.6 shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan (including the award limits described in Section 4.2).
5.AWARDS
5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of EIX or one of its Subsidiaries. The types of awards that may be granted under this Plan are:
5.1.1Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5. Subject to Section 5.8, the Administrator shall establish the installments (if any) in which options shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of options.
5.1.2Additional Rules Applicable to ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of EIX or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of EIX or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with EIX and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of EIX, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise intended ISO (or portion thereof) fails to meet the applicable requirements of Section 422 of the Code, the option (or portion thereof) shall be a nonqualified stock option.
5.1.3Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable agreement evidencing the award and shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years. Subject to Section 5.8, the Administrator shall establish the installments (if any) in which SARs shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of SARs.

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5.1.4Restricted Stock Units. A restricted stock unit or “RSU” is a contractual right that is denominated in shares of Common Stock. Each RSU represents a right to receive the value of one share of Common Stock in cash, Common Stock or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents. Subject to Section 5.8, the Administrator shall establish the vesting schedule (which may include, without limitation, performance and/or time-based schedules). The Administrator shall also establish the delivery schedule (which may include deferred delivery later than the vesting date). The Administrator may determine the form or forms (including cash, shares of Common Stock, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any awards of RSUs may be made.
5.1.5Restricted Stock. “Restricted Stock” is a share of Common Stock subject to certain restrictions and forfeiture conditions, as determined by the Administrator. Subject to Section 5.8, the Administrator shall establish the vesting schedule (which may include, without limitation, performance and/or time-based schedules). Subject to the restrictions set forth in the applicable award agreement, a participant generally shall have the rights and privileges of a shareholder with respect to awards of Restricted Stock, including the right to vote such shares of Restricted Stock and the right to receive dividends. The Administrator may provide that an award of Restricted Stock is conditioned upon the participant making or refraining from making an election with respect to the award under Section 83(b) of the Code. If a participant makes an election pursuant to Section 83(b) of the Code with respect to an award of Restricted Stock, such participant shall be required to file promptly a copy of such election with EIX and the applicable Internal Revenue Service office.
5.1.6Other Awards; Dividend Equivalent Rights; Vesting. The other types of awards that may be granted under this Plan include: (a) stock bonuses, phantom stock, or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock; (b) cash awards; and (c) other rights denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares or factors that may influence the value of shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, or awards with value and payment contingent upon performance of EIX or business units thereof or any other factors. Dividend equivalent rights may be granted as a separate award or in connection with another award (other than a stock option or SAR) under this Plan. Any dividends and/or dividend equivalents as to the unvested portion of any award will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements (including, if applicable, performance requirements) are not satisfied. Subject to Section 5.8, the Administrator shall establish the installment(s) (if any) in which any award granted under this Plan shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that the award is fully vested at grant with no delayed exercisability or vesting required, establish any applicable performance targets, and establish the events (if any) of termination or reversion of such awards.
5.2	Performance Goals. The Administrator may determine, in its sole discretion, that the grant, vesting, exercisability or payment of an award shall depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more business criteria selected by the Administrator in its sole discretion (on an absolute or relative basis—including, without limitation, relative to the performance of one or more other companies or upon comparisons of any of the indicators of performance relative to one or more other companies) for EIX on a consolidated basis or for one or more of EIX’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Subject to Section 5.8, the Administrator may establish the installments (if any) in which an award subject to the achievement of the performance goals selected by the Administrator shall become exercisable or shall vest, establish any applicable performance targets, and establish any events of termination or reversion of such awards. The terms of an award subject to the achievement of the performance goals selected by the Administrator may specify the manner, if any, in which performance targets shall be adjusted: to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses; to exclude restructuring and/or other nonrecurring charges; to exclude exchange rate effects; to exclude the effects of changes to generally accepted accounting principles; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of any items of an unusual nature or of infrequency of occurrence or non-recurring items as determined under generally accepted accounting principles; to exclude the dilutive effects of acquisitions or joint ventures; to assume that any business divested by EIX achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; to exclude the effect of any event or transaction referenced in Section 7.1; to exclude the effects of stock-based compensation and the award of bonuses under EIX’s bonus plans; to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; or to exclude other items specified by the Administrator at the time of establishing the targets. Grants or awards subject to the business criteria selected by the Administrator may be paid in cash or shares of Common Stock or any combination thereof. The Administrator will have the

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discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.
5.3	Award Agreements. Each award granted under the Plan shall be evidenced by an agreement, contract or other instrument or document (including in electronic form) on a form approved by the Administrator, which may, but need not, be executed or acknowledged by a Participant (each, an “award agreement”). The award agreement related to an award shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.
5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
5.5	Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:
●	services actually rendered by the recipient of such award;
●	cash, check payable to the order of EIX, or electronic funds transfer;
●	notice and third party payment in such manner as may be authorized by the Administrator;
●	the delivery of previously owned shares of Common Stock;
●	by a reduction in the number of shares otherwise deliverable pursuant to the award; or
●	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by EIX be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy any purchase or exercise price shall be valued at their Fair Market Value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in an applicable agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to EIX.

5.6	Definition of Fair Market Value. For purposes of this Plan, “Fair Market Value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for one share of Common Stock on the New York Stock Exchange (the “Exchange”) on the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the next preceding day on which sales of Common Stock were reported by the Exchange. The Administrator may, however, provide with respect to one or more awards that the Fair Market Value shall equal the closing price for a share of Common Stock on the Exchange on the last trading day preceding the date in question, or the average of the high and low sales prices for a share of Common Stock on the date in question or the last trading day preceding the date in question. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining Fair Market Value

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with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.7Transfer Restrictions.
5.7.1Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.7.2Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.7.3Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:
(a)	transfers to EIX (for example, in connection with the expiration or termination of the award),
(b)

the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,
(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or
(e)

the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	Minimum Vesting Requirements. Except as otherwise provided in the following provisions of this Section 5.8 and except for any accelerated vesting required or permitted pursuant to Section 7.2, and subject to such additional vesting requirements or conditions (if any) as the Administrator may establish with respect to the award, each award granted under this Plan that is a Full-Value Award (as that term is used in Section 4.2) and payable in shares of Common Stock shall be subject to the following minimum vesting requirements: (a) if the award includes a performance-based vesting condition, the award shall not vest earlier than the end of the first performance period (which shall not be less than one year) applicable to the award; and (b) if the award does not include a performance-based vesting condition, the award shall not vest more rapidly than in substantially equal periodic installments over the three-year period immediately following the date of grant of the award. The Administrator may (but need not) accelerate or provide in the applicable award agreement for the accelerated vesting of any such award, however, in connection with (i) a Change in Control of EIX or the change in control of the award holder’s employer (or a parent thereof), (ii) the termination of the award holder’s employment due to the Award holder’s death, disability or retirement, or (iii) a termination of the award holder’s employment by such holder’s employer without cause or in circumstances in which the award holder has good reason to terminate employment. The Board (or a committee thereof) may accelerate or provide in the applicable award agreement for the accelerated vesting of any Full-Value Award in circumstances not contemplated by the preceding sentence. The Board (or a committee thereof) may provide for a vesting schedule that is shorter than the minimum schedule contemplated by the foregoing (including providing for an award that is fully vested at grant), in such circumstances as it may deem appropriate; provided, however, that in no event shall more than five percent (5%) of the total shares of Common Stock available for award grant purposes under this Plan be used for purposes of granting such Full-Value Awards.

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6.EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1	General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. The Administrator shall have discretion to treat participants and awards in a non-uniform manner.
6.2	Events Not Deemed Terminations of Employment. Unless the express policy of EIX or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by EIX or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of EIX or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of EIX or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the agreement evidencing such award.
6.3	Effect of Change of Subsidiary Status. Unless the Administrator determines otherwise, an Eligible Person shall be deemed to experience a termination of employment or service for purposes of this Plan and any award granted hereunder if the entity employing or engaging such individual ceases to be a Subsidiary of EIX unless such individual continues to be employed or perform services for, EIX or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status (without interruption or break in service).
7.ADJUSTMENTS; ACCELERATION
7.1	Adjustments. Subject to Section 7.2, in connection with: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of EIX, or any similar, unusual or extraordinary corporate transaction in respect of or affecting the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan and the identity of the issuer), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards (including the identity of the issuer), (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding awards.

Unless otherwise expressly provided in an agreement evidencing the award, in connection with any event or transaction described in the preceding paragraph, the Administrator shall equitably and proportionately adjust the performance standards, goals, targets and/or period applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code as to ISOs and Section 409A of the Code as to awards intended to comply therewith and not be subject to taxation thereunder) and accounting (so as to not trigger any unintended charge to earnings with respect to such adjustment) requirements.

7.2	Change in Control of EIX; Assumption and Termination of Awards. In the event of a Change in Control of EIX, the Administrator may, on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any award outstanding under this Plan, which need not be uniform with respect to all participants and/or awards outstanding under this Plan:

(i) continuation or assumption of such award by EIX (if it is the surviving corporation) or by the successor or surviving entity or its parent;

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(ii) substitution or replacement of such award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such award;

(iii) acceleration of the vesting of such award and the lapse of any restrictions thereon and, in the case of a stock option or SAR, acceleration of the right to exercise such award during a specified period (and the termination of such stock option or SAR without payment of any consideration therefor to the extent such award is not timely exercised), in each case, either (A) if such award is continued or assumed by EIX, the successor or the surviving entity (or its parent), upon a participant’s involuntary termination of employment or service (including upon a termination of a participant’s employment or service by EIX (or a surviving entity, successor or its parent) without cause and/or due to a participant’s death or disability) during a period of up to 24 months following the Change in Control of EIX, (B) upon the failure of EIX, the successor or surviving entity (or its parent) to continue or assume such award or (C) if such award is held by a Non-Employee Director;

(iv) in the case of an award subject to a performance-based schedule, the performance conditions may be deemed to be achieved at (x) the actual level of performance through the date of the Change in Control of EIX (to the extent determinable), (y) target performance (100%) or (z) the greater of clauses (x) and (y), and to the extent determined by the Administrator, prorated to reflect the shortened period; and

(v) upon the failure of EIX, the successor or surviving entity (or its parent) to continue or assume such award, cancellation of such award in consideration of a payment, with the form, amount and timing of such payment determined by the Administrator in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such award, as determined by the Administrator in its sole discretion; provided that, in the case of a stock option or SAR, if such value equals the Intrinsic Value of such award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an stock option or SAR is equal to or less than zero, the Administrator may, in its sole discretion, provide for the cancellation of such award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Administrator may, in its sole discretion, terminate any stock option or SAR for which the exercise or hurdle price is equal to or exceeds the per share of Common Stock value of the consideration to be paid in connection with the Change in Control of EIX without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control of EIX or on a specified date or dates following such Change in Control of EIX; provided that the timing of such payment shall comply with Section 409A of the Code. For purposes of this section, “Intrinsic Value” with respect to a stock option or SAR means (i) the excess, if any, of the price or implied price per share of Common Stock in a Change in Control of EIX or other event over (ii) the exercise or hurdle price of such award multiplied by (iii) the number of shares of Common Stock covered by such award.

7.3	Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in any agreement evidencing awards and may accord any Eligible Person a right to refuse any acceleration, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.
7.4	Definition of Change in Control of EIX. With respect to a particular award granted under this Plan, a “Change in Control of EIX” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:
(A)

Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of EIX) becomes the Beneficial Owner, directly or indirectly, of securities of EIX representing thirty percent (30%) or more of the combined voting power of EIX’s then outstanding securities. For purposes of this clause, “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, except that such term shall not include one or more underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from EIX with a view towards distribution; and the term “Beneficial Owner” shall mean as defined under Rule 13d-3 promulgated under the Exchange Act.

(B)On any day after the date of grant of the particular award (the “Reference Date”) Continuing Directors cease for any reason to constitute a majority of the Board. A director is a “Continuing Director” if he or she either: (i) was a member of the Board on the applicable Initial Date (an “Initial Director”); or (ii)was

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elected to the Board, or was nominated for election by EIX’s shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office. A member of the Board who was not a director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (ii) above if his or her election, or nomination for election by EIX’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office. For these purposes, “Initial Date” means the later of (A) the date of grant of the award or (B) the date that is two (2) years before the Reference Date.

(C)

The Corporation is liquidated; all or substantially all of EIX’s assets are sold in one or a series of related transactions; or EIX is merged, consolidated, amalgamated or reorganized with or involving any other Person, other than a merger, consolidation, or reorganization that results in the voting securities of EIX outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the combined voting power of the voting securities of EIX (or such surviving entity) outstanding immediately after such merger, consolidation, amalgamation or reorganization. Notwithstanding the foregoing, a bankruptcy of EIX or a sale or spin-off of an affiliate of EIX (short of a dissolution of EIX or a liquidation of substantially all of EIX’s assets, determined on an aggregate basis) will not constitute a Change in Control of EIX.

Notwithstanding the foregoing or any provision of any award agreements to the contrary, for any award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of EIX, or in the ownership of a substantial portion of EIX’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable award agreement, except to the extent that earlier distribution would not result in the Eligible Person who holds such award incurring interest or additional tax under Section 409A of the Code.

8.OTHER PROVISIONS
8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for EIX, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by EIX or one of its Subsidiaries, provide such assurances and representations to EIX or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
8.3	No Employment Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award agreement) shall confer upon any Eligible Person or other individual any right to continue in the employ or other service of EIX or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of EIX or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment contract other than an agreement under this Plan.
8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of EIX, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of EIX or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between EIX or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or

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other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of EIX.
8.5	Tax Withholding. The participant (or the participant’s personal representative or beneficiary, as the case may be) must satisfy all income and employment tax withholding obligations before EIX or a Subsidiary will deliver shares of Common Stock, cash or otherwise recognize ownership of the shares of Common Stock upon the exercise or settlement of an award under this Plan. EIX or a Subsidiary may elect to satisfy the withholding obligations through additional withholding on salary or on any other amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) whether or not related to the award. If EIX or a Subsidiary elects not to or cannot withhold from other compensation, the participant (or the participant’s personal representative or beneficiary, as the case may be) must pay to EIX or a Subsidiary (either directly or through a broker) the full amount, if any, required for withholding. Except as otherwise may be provided for in an award agreement or approved by the Administrator, a participant (or the participant’s personal representative or beneficiary, as the case may be) may satisfy such tax obligations in whole or in part by a broker-assisted “sell-to-cover” transaction, the “net settlement” of the award or by delivery (either by actual physical delivery or by attestation) of shares of Common Stock, including shares of Common Stock retained from the Award creating the tax obligation; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the maximum statutory withholding obligations (based on maximum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), to the extent such withholding would not result in liability classification of such award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10. Shares of Common Stock used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
8.6Effective Date, Termination and Suspension, Amendments.
8.6.1Effective Date. This Plan was originally effective as of January 12, 2007 and was amended and restated as of May 2, 2016. If this amended and restated version of the Plan is approved by shareholders, this Plan shall terminate effective at the close of business on the day immediately preceding the ten-year anniversary of the Restatement Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3Shareholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to approval by EIX’s shareholders.
8.6.4Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no repricing provision set forth in Section 3.4.
8.6.5Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding agreement entered into under this Plan shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of EIX under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

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8.8Governing Law; Severability.
8.8.1Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.
8.8.2Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
8.10	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
8.11	No Corporate Action Restriction. The existence of this Plan, the agreements entered into under this Plan, and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of EIX or any Subsidiary (or any of their respective shareholders, boards of directors or any committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of EIX or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of EIX or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of EIX or any Subsidiary, (d) any dissolution or liquidation of EIX or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of EIX or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive, or compensation), or (g) any other corporate act or proceeding by EIX or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award, or any agreement evidencing such award, against any member of the Board or the Administrator, or EIX or any employees, officers or agents of EIX or any Subsidiary, as a result of any such action.
8.12	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by EIX or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards, or commitments under any other plans, arrangements, or authority of EIX or its Subsidiaries.
8.13	Claw-Back. Any award granted under this Plan, and any shares of Common Stock, cash or other property that may be issued, delivered or paid in respect of such an award, and any consideration that may be received in respect of a sale or other disposition of any such shares or property, shall be subject to any recoupment, “clawback” or similar provisions of applicable law, as well as any recoupment, “clawback” or similar policies of EIX that may be in effect from time to time, subject in each case to the Administrator’s authority to (subject to compliance with applicable law) grant exceptions in such circumstances as it may determine to be appropriate or specify additional or different rules as to any particular award.

www.edison.com/investors	2025 Proxy Statement A-13

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EDISON INTERNATIONAL ATTN: CORPORATE GOVERNANCE 2244 WALNUT GROVE AVENUE ROSEMEAD, CA 91770 EDISON INTERNATIONAL WHEN PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4, AND "AGAINST" ITEM 5. 2. Ratification of the Independent Registered Public Accounting Firm 3. Advisory Vote to Approve Executive Compensation 5. Shareholder Proposal Regarding Shareholder Approval of Certain Severance Pay Arrangements NOTE: These shares may be voted on such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote "FOR" the following proposals: The Board of Directors recommends you vote "AGAINST" the following proposal: 1. Election of Directors: 1c. Jennifer M. Granholm 1b. Michael C. Camuñez 1a. Jeanne Beliveau-Dunn 1i. Linda G. Stuntz 1h. Carey A. Smith 1e. Timothy T. O'Toole 1d. James T. Morris 1f. Pedro J. Pizarro 1g. Marcy L. Reed 1j. Peter J. Taylor 1k. Keith Trent Please sign exactly as your name(s) appear(s) on this card. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this card. 4. Approval of an Amendment and Restatement of the EIX 2007 Performance Incentive Plan V63233-P22292 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. You may vote 24 hours a day, 7 days a week, until 8:59 p.m. Pacific Time on April 23, 2025, except for Edison 401(k) Savings Plan shareholders who must vote by 8:59 p.m. Pacific Time on April 22, 2025. Follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EIX2025 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone phone to transmit your voting instructions. You may vote 24 hours a day, 7 days a week, until 8:59 p.m. Pacific Time on April 23, 2025, except for Edison 401(k) Savings Plan shareholders who must vote by 8:59 p.m. Pacific Time on April 22, 2025. Have your proxy card in hand when you call and follow the instructions to vote. VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope provided or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by Broadridge by 8:30 a.m. Pacific Time on April 24, 2025, except proxy cards for Edison 401(k) Savings Plan shareholders must be received by Broadridge by 8:59 p.m. Pacific Time on April 22, 2025.

V63234-P22292 2025 ANNUAL MEETING OF SHAREHOLDERS Thursday, April 24, 2025 8:30 a.m. Pacific Time www.virtualshareholdermeeting.com/EIX2025 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.edison.com/annualmeeting. EDISON INTERNATIONAL Annual Meeting — April 24, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PEDRO J. PIZARRO and MARIA RIGATTI are hereby appointed proxies of the undersigned with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of Edison International to be held virtually at www.virtualshareholdermeeting.com/EIX2025, on April 24, 2025, at 8:30 a.m., Pacific Time, or at any adjournment or postponement of the meeting, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting on the matters listed on the other side. The shares will be voted as indicated on this card. WHERE NO INDICATION IS SHOWN, THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4, AND "AGAINST" ITEM 5. In addition, the appointed proxies may vote in their discretion on such other matters as may properly come before the meeting. VOTING INSTRUCTIONS TO THE EDISON INTERNATIONAL STOCK FUND TRUSTEE, STATE STREET BANK AND TRUST COMPANY: If the undersigned holds shares through the Edison 401(k) Savings Plan, this card also provides the following voting instructions to the Edison International stock fund trustee. The Edison International stock fund trustee is instructed to vote confidentially the shares of stock credited and conditionally credited to the undersigned’s account as of February 28, 2025. The undersigned understands that the stock will be voted as directed provided the Edison International stock fund trustee or its agent receives this card by 8:59 p.m., Pacific Time, on April 22, 2025, and all stock for which the Edison International stock fund trustee or its agent has not received instructions by this card at the designated time will be voted in the same proportion to the 401(k) Savings Plan shares voted by other 401(k) Savings Plan participants, unless contrary to ERISA. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS, PLEASE MARK, SIGN, DATE AND RETURN ALL CARDS YOU RECEIVE PROMPTLY USING THE ENCLOSED ENVELOPES. TO VOTE BY PHONE OR THE INTERNET, PLEASE SEE THE REVERSE SIDE OF THIS CARD. See reverse for voting instructions.

Your Vote Counts! Vote Virtually at the Meeting* April 24, 2025 8:30 a.m. Pacific Time Virtually at: www.virtualshareholdermeeting.com/EIX2025 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V63272-P22292 EDISON INTERNATIONAL ATTN: CORPORATE GOVERNANCE 2244 WALNUT GROVE AVENUE ROSEMEAD, CA 91770 EDISON INTERNATIONAL 2025 Annual Meeting of Shareholders Vote by April 23, 2025 8:59 p.m. PT. For shares held in the Edison 401(k) Savings Plan, vote by April 22, 2025 8:59 p.m PT. You invested in EDISON INTERNATIONAL and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 24, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the materials by requesting prior to April 10, 2025. If you would like to request a copy of the materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V63273-P22292 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors: 1a. Jeanne Beliveau-Dunn For 1b. Michael C. Camuñez For 1c. Jennifer M. Granholm For 1d. James T. Morris For 1e. Timothy T. O’Toole For 1f. Pedro J. Pizarro For 1g. Marcy L. Reed For 1h. Carey A. Smith For 1i. Linda G. Stuntz For 1j. Peter J. Taylor For 1k. Keith Trent For 2. Ratification of the Independent Registered Public Accounting Firm For 3. Advisory Vote to Approve Executive Compensation For 4. Approval of an Amendment and Restatement of the EIX 2007 Performance Incentive Plan For 5. Shareholder Proposal Regarding Shareholder Approval of Certain Severance Pay Arrangements Against NOTE: These shares may be voted on such other business as may properly come before the meeting or any adjournment thereof.